                                                    OFFICE OF THE
                                                     COMPTROLLER
                                                       GENERAL
                                                   ---------------
                                                        PUBLIC
                                                       ACCOUNTS

                                                         2001
                                                   ---------------
                                                         2002





                                                        [LOGO]

                                                        BRITISH
                                                        COLUMBIA

                                                  MINISTRY OF FINANCE

                                PUBLIC ACCOUNTS

                            For the Fiscal Year Ended
                                 March 31, 2002

     2001
        2002



                                                        [LOGO]

                                                        BRITISH
                                                        COLUMBIA

                                                  MINISTRY OF FINANCE
                                           Office of the Comptroller General

-------------------------------------------------------
 NATIONAL LIBRARY OF CANADA CATALOGUING IN PUBLICATION
                          DATA

 British Columbia. Office of the Comptroller General.
         Public accounts for the year ended . . . -2001/2002-

         Annual.
         Report year ends Mar. 31.
         Continues: British Columbia. Ministry of Finance. Public accounts. ISSN 1187-8657.
         ISSN 1499-1659 = Public accounts-British Columbia.
 Office of the Comptroller General

         1. British Columbia-Appropriations and
         expenditures-Periodicals. 2. Revenue-British
         Columbia-Periodicals.
         3. Finance, Public-British Columbia-Periodicals. I. British Columbia. Ministry of Finance. 2. Title.

 HJ13.B74         352.4'09711'05        C2001-960204-9
-------------------------------------------------------

                                                                   JULY 11, 2002
                                                      VICTORIA, BRITISH COLUMBIA


LIEUTENANT GOVERNOR OF THE PROVINCE OF BRITISH COLUMBIA

       MAY IT PLEASE YOUR HONOUR:

         The undersigned has the honour to present the Public Accounts of the Government of the Province of British Columbia for the fiscal year ended March 31, 2002.


                                                      GARY COLLINS
                                                         MINISTER OF FINANCE


       MINISTRY OF FINANCE
        VICTORIA, BRITISH COLUMBIA
       JULY 11, 2002








HONOURABLE GARY COLLINS
MINISTER OF FINANCE

         I have the honour to submit herewith the Public Accounts of the Government of the Province of British Columbia for the fiscal year ended March 31, 2002.

         Respectfully submitted,
                                                      ARN VAN IERSEL
                                                         COMPTROLLER GENERAL

BRITISH COLUMBIA'S PUBLIC ACCOUNTS
SETTING THE COURSE

         The Public Accounts represent one of the province's key accountability documents to the citizens of British Columbia. They are a report on the province's financial status and operations, against the financial plan (the Estimates) tabled in the Legislature. The Public Accounts must be comprehensive, accurate, timely and independently verified to maintain the trust and confidence of all readers.

         To ensure the Public Accounts meet their accountability and reporting objectives, the Office of the Comptroller General, in co-operation with the Select Standing Committee on Public Accounts of the Legislature, the Auditor General, government ministries, and other public bodies, continuously strives to make improvements to the Public Accounts, such that we maintain our leadership role in accounting and reporting for senior governments in Canada. For fiscal 2001/02, the following improvements to the Public Accounts have been made:

         1. completion of the Public Accounts by July 11, 2002, a full 19 days ahead of last year, and well ahead of the legislated deadline of August 31

         2. a new statement of financial position and statement of change in net liabilities, all in accordance with the latest direction from the independent Public Sector Accounting Board (PSAB)

         3. inclusion of land improvements as a capitalized item for the first time, thereby completing our capitalization of assets program.

         In accordance with an updated BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT that was passed by the Legislature in August 2001, the Province of British Columbia is the first senior government in Canada to legislate the use of Generally Accepted Accounting Principles (GAAP) as the basis for its budget and Public Accounts. The legislation calls for implementation of GAAP by no later than April 1, 2004. The legislation of GAAP for our budget and accounting policies will ensure that British Columbia follows the most recent standards and practices of the accounting profession and remains a leader in financial disclosure.

         It should be noted, however, that British Columbia has always closely followed the recommendations of the Canadian Institute of Chartered Accountants. We already follow GAAP with only two significant exceptions: (1) exclusion of Schools, Universities, Colleges and institutes, and Health care organizations
(SUCH) from the government reporting entity, and the use of prepaid capital advances (PCAs) for funding the capital requirements of these organizations; and, (2) the use of an expense-based bottom line as is done in the private sector. These exceptions in the interests of full disclosure have always been summarized in the notes to the financial statements, including their financial effect. In addition, the Auditor General has always agreed to the expense basis of reporting and the use of PCAs as a preferred basis of reporting. It is expected that within the next year, PSAB itself will adopt the expense-based bottom line as its standard.

         With the legislation of GAAP, we are committed to removing the above-noted exceptions. To assist us in this task, the legislation also called for the formation of an Accounting Policy Advisory Committee that has now been struck. This committee provides the Minister of Finance with independent and expert advice on how GAAP should best be applied. The movement to full GAAP will take a couple of years, since the inclusion of the SUCH sector in the reporting entity has major implications for how we budget. We will, however, as has been done in the past, fully disclose the impact of including the SUCH sector in our supplementary information to the Public Accounts.

         British Columbia continues with its "One Bottom Line", i.e., the Summary Financial Statements of the province including ministries, Crown corporations and other agencies. We also continue to make use of the Internet as an information distribution tool recognizing the importance of this medium and its ease of access. Readers will notice that for supplier reporting, we now have broken our summaries into two parts: the first deals with payments made to March 31st, whereas the second is for the following month of April. This change was necessary to further improve the timeliness of the Public Accounts. In effect, it provides more information as the month of April report includes payments for both old and new year. Readers can review the full Public Accounts package at www.gov.bc.ca/fin. As in the past, a browser is included for more quickly finding the information you are looking for.

         I would like to thank the Select Standing Committee on Public Accounts of the Legislature, government ministries, Crown corporations and agencies, and the Office of the Auditor General for their advice and assistance in producing the 2001/02 Public Accounts. Without their continued support it would not have been possible to further advance the release date. We look forward to a continuing positive and productive relationship.

         If you have any comments or questions regarding the Public Accounts documents, please contact me by mail at PO Box 9413 STN PROV GOVT, Victoria BC V8W 9V1, by e-mail at Arn.vanIersel@gems8.gov.bc.ca, by telephone 250 387-6692, or by fax 250 356-2001.



                                                      ARN VAN IERSEL
                                                         COMPTROLLER GENERAL

CONTENTS
--------------------------------------------------------------------------------

OVERVIEW
   PROVINCIAL FINANCIAL REPORTING OVERVIEW                                  9
   SUMMARY ACCOUNTS SURPLUS (DEFICIT)                                      10
   SUMMARY ACCOUNTS ACCUMULATED SURPLUS (DEFICIT)                          10
   REVENUES AND EXPENSES CHARTS                                            11
   DETAILED SUMMARY ACCOUNTS SURPLUS (DEFICIT)                             12
   RECONCILIATION OF SUMMARY ACCOUNTS NET
      REVENUE/EXPENSE TO GROSS REVENUE/EXPENSE                             13
   SUMMARY ACCOUNTS STAFF UTILIZATION                                      13
   DEFINITIONS                                                             14

SUMMARY FINANCIAL STATEMENTS
   REPORT OF THE AUDITOR GENERAL OF BRITISH COLUMBIA                       19
   STATEMENT OF RESPONSIBILITY FOR THE SUMMARY
      FINANCIAL STATEMENTS OF THE GOVERNMENT OF THE
      PROVINCE OF BRITISH COLUMBIA                                         23
   STATEMENT OF FINANCIAL POSITION                                         25
   STATEMENT OF OPERATIONS                                                 26
   STATEMENT OF CHANGES IN CASH AND TEMPORARY
      INVESTMENTS                                                          27
   STATEMENT OF CHANGE IN NET LIABILITIES                                  29
   NOTES TO SUMMARY FINANCIAL STATEMENTS                                   30
   REPORTING ENTITY                                                        61
   STATEMENT OF FINANCIAL POSITION BY SECTOR                               63
   STATEMENT OF OPERATIONS BY SECTOR                                       65
   STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS
      AND AGENCIES SUMMARY OF FINANCIAL POSITION                           66
   STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS
      AND AGENCIES SUMMARY OF RESULTS OF OPERATIONS
      AND STATEMENT OF EQUITY                                              67
   STATEMENT OF TANGIBLE CAPITAL ASSETS                                    68
   STATEMENT OF GUARANTEED DEBT                                            69

SUPPLEMENTARY INFORMATION (UNAUDITED)
   ADJUSTED NET INCOME OF CROWN CORPORATIONS AND
      AGENCIES                                                             72
   IMPACT OF SUCH SECTOR ON THE SUMMARY FINANCIAL
      STATEMENTS STATEMENT OF FINANCIAL POSITION                           74
   IMPACT OF SUCH SECTOR ON THE SUMMARY FINANCIAL
      STATEMENTS STATEMENT OF OPERATIONS                                   76
   SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH
      SECTOR STATEMENT OF FINANCIAL POSITION BY SECTOR                     78
   SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH
      SECTOR STATEMENT OF OPERATIONS BY SECTOR                             80

CONSOLIDATED REVENUE FUND EXTRACTS (UNAUDITED)
   OPERATING RESULT                                                        85
   SCHEDULE OF NET REVENUE BY SOURCE                                       86
   SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO
      ACTUAL EXPENSES                                                      88
   SCHEDULE OF FINANCING TRANSACTION DISBURSEMENTS                         90
   SCHEDULE OF INFORMATION REQUIRED UNDER SECTION
      10(C)(IV)(V) AND (VI) OF THE FINANCIAL
      ADMINISTRATION ACT                                                   91

PROVINCIAL DEBT SUMMARY
   OVERVIEW OF PROVINCIAL DEBT (UNAUDITED)                                 95
   PROVINCIAL DEBT (UNAUDITED)                                             96
   CHANGE IN PROVINCIAL DEBT (UNAUDITED)                                   97
   RECONCILIATION OF SUMMARY FINANCIAL STATEMENTS
      SURPLUS (DEFICIT) TO CHANGE IN TAXPAYER-SUPPORTED
      DEBT AND TOTAL DEBT (UNAUDITED)                                      98
   RECONCILIATION OF TOTAL DEBT TO THE SUMMARY
      FINANCIAL STATEMENTS DEBT (UNAUDITED)                                98
   CHANGE IN PROVINCIAL DEBT COMPARISON TO BUDGET
      (UNAUDITED)                                                          99
   INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED
      DEBT AS A PERCENTAGE OF GROSS DOMESTIC
      PRODUCT (UNAUDITED)                                                 100
   REPORT OF THE AUDITOR GENERAL OF BRITISH COLUMBIA
      ON THE SUMMARY OF PROVINCIAL DEBT, KEY INDICATORS
      OF PROVINCIAL DEBT, AND SUMMARY OF PERFORMANCE MEASURES             101
   SUMMARY OF PROVINCIAL DEBT                                             103
   KEY INDICATORS OF PROVINCIAL DEBT                                      105
   SUMMARY OF PERFORMANCE MEASURES                                        106

PUBLIC ACCOUNTS CONTENT

      PROVINCIAL FINANCIAL REPORTING OVERVIEW--provides a written commentary on the Summary Financial Statements plus additional information on the financial performance of the government.

      SUMMARY FINANCIAL STATEMENTS--these audited statements have been prepared to disclose the financial impact of the government's activities. They aggregate the Consolidated Revenue Fund and government organizations (taxpayer-supported Crown corporations and agencies) and government enterprises (self-supported Crown corporations and agencies).

      SUPPLEMENTARY INFORMATION (UNAUDITED)--this section provides supplementary schedules containing detailed information on the results of those Crown corporations and agencies which are part of the government reporting entity.

      Additional information is also included on the impact of including schools, universities, colleges and institutes, and health care organizations, in the government reporting entity. Currently, they are not considered part of the government reporting entity because each is part of a province-wide program and is locally based and has an initial accountability to a local board.

      CONSOLIDATED REVENUE FUND EXTRACTS (UNAUDITED)--the Consolidated Revenue Fund (CRF) reflects the core operations of the province as represented by the operations of government ministries and legislative offices. Its statements are included in an abridged form. The CRF Extracts include a summary of the CRF operating result, a schedule of net revenue by source, a schedule of expenses, a schedule of financing transactions, and a schedule of write-off, remission and forgiveness, as required by statute.

      PROVINCIAL DEBT SUMMARY--presents schedules and statements that provide further details on provincial debt and reconcile the Summary Financial Statements to the province's total debt as reported in the Debt Statistics report. Also included are the audited Summary of Provincial Debt, Key Indicators of Provincial Debt and Summary of Performance Measures.

      This publication is available on the Internet at: www.fin.gov.bc.ca

ADDITIONAL INFORMATION AVAILABLE

      The following information is available only on the Internet at: www.fin.gov.bc.ca

      CONSOLIDATED REVENUE FUND SUPPLEMENTARY SCHEDULES--this section contains schedules that provide details of financial activities of the province's Consolidated Revenue Fund, including details of expenses by ministerial appropriations, together with an analysis of statutory appropriations, Special Accounts and Special Funds, and financing transactions.

      DETAILED SCHEDULES OF PAYMENTS--this section contains detailed schedules of salaries, wages, travel expenses, grants and other payments.

      FINANCIAL STATEMENTS OF CROWN CORPORATIONS AND AGENCIES--this section contains links to the audited financial statements of those Crown corporations and agencies which are included in the government reporting entity.

      TRUST FUNDS FINANCIAL STATEMENTS--this section contains the audited financial statements of the pension, superannuation and long-term disability funds administered by the province. A summary of financial information for trust funds is also included in this section.

      SUMMARIES OF FINANCIAL STATEMENTS OF CORPORATIONS AND AGENCIES TO WHICH THE FINANCIAL INFORMATION ACT APPLIES--this section contains summaries of the financial statements of corporations, associations, boards, commissions, societies and public bodies required to report under the FINANCIAL INFORMATION ACT (R.S.B.C. 1996, chap. 140, sec. 2).

                            PUBLIC ACCOUNTS 2001/02                            9


PROVINCIAL FINANCIAL REPORTING OVERVIEW

      The focus of the province's financial reporting is the Summary Financial Statements, which consolidate the operating and financial results of the province's Crown corporations and agencies with the Consolidated Revenue Fund. These are general-purpose statements designed to meet, to the extent possible, the information needs of a variety of users.

      The Public Accounts are prepared in accordance with the FINANCIAL ADMINISTRATION ACT, and the BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT (BTAA).

      The BTAA was amended in 2001 with the passing of Bill 5. The government has mandated under section 20 of that Bill that "all accounting policies and practices applicable to documents required to be made public under this Act for the government reporting entity must conform to generally accepted accounting principles (GAAP)". This move to fully comply with GAAP must be completed by April 1, 2004.

      For senior governments, GAAP is generally considered to be the recommendations and guidelines of the Public Sector Accounting Board (PSAB) of the Canadian Institute of Chartered Accountants (CICA). While the province generally follows the recommendations of PSAB, there are four areas that will be reviewed in the move to full GAAP reporting:

      i) schools, universities, colleges and institutes, and health care organizations (SUCH sector) will be examined to determine whether or not they belong in the government reporting entity (GRE)

      ii) prepaid capital advances, currently used to capitalize grants to entities outside the GRE for tangible capital assets, will be reviewed to determine if they are still required once the move to fully comply with GAAP is complete

      iii) the private sector balance sheet will be modified to meet the PSAB criteria for the net liabilities format of the balance sheet. This change has been made in the current year. The main impact of this change is that the balance sheet has now been replaced by a Statement of Financial Position, which focuses on net liabilities.

      iv) it is expected that PSAB will change their operating statement recommendations from expenditure-based accounting to expense-based accounting. The province currently reports using an expense-based operating statement.

      An Accounting Policy Advisory Committee has been established as an independent body and will assist the province in addressing these four issues.

      The Public Accounts are printed in one volume and include the Overview, the Summary Financial Statements, Supplementary Information, the Consolidated Revenue Fund Extracts, and the Provincial Debt Summary. Additional information is available to the public on the Internet at: www.fin.gov.bc.ca.

PENSION ACCOUNTING

      As various pension funds progress toward net asset status, joint trusteeship agreements between the members of the pension plan and the government become advantageous. In June 2001, the Public Service Pension Plan entered joint trusteeship, resulting in the control of the plan and its assets being assumed by newly constituted boards made up of government and plan member representatives. Under the agreement, the government has no formal claim on pension plan surpluses and is liable for only 50 per cent of any unfunded liabilities. This change requires that the government eliminate the unfunded liability balance and record only half of future actuarial balances. In April 2001, similar joint trusteeship agreements were entered into for both the Municipal Superannuation Plan and the Teachers' Pension Plan, resulting in similar changes to balances this year (SEE Note 17 and Note 34 to the audited Summary Financial Statements).

10                        PROVINCE OF BRITISH COLUMBIA


                       SUMMARY ACCOUNTS SURPLUS (DEFICIT)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

                                                                                              In Millions
                                                                                   2001/02      2001/02      2000/01
                                                                                Estimates(1)     Actual       Actual
                                                                                ------------  -----------  -----------
                                                                                      $            $            $
CONSOLIDATED REVENUE FUND
Revenue                                                                            22,737       22,962       24,013
Expense(2)                                                                        (24,808)     (24,913)     (22,465)
                                                                                ------------  -----------  -----------
                                                                                   (2,071)      (1,951)       1,548
Liquidation dividend                                                                               256
                                                                                ------------  -----------  -----------
                                                                                   (2,071)      (1,695)       1,548
                                                                                ------------  -----------  -----------
CROWN CORPORATIONS AND AGENCIES
Taxpayer-supported Crown corporations and agencies                                   (333)        (518)        (227)
Self-supported Crown corporations and agencies (net of dividends
   paid to the Consolidated Revenue Fund)                                              66         (484)         157
                                                                                ------------  -----------  -----------
Net Crown corporations and agencies' operating result                                (267)      (1,002)         (70)
                                                                                ------------  -----------  -----------
Summary account surplus (deficit) before forecast allowance and Joint
   Trusteeship Agreements                                                          (2,338)      (2,697)       1,478
                                                                                ------------  -----------  -----------
Forecast allowance(3)                                                                (500)
Gain (loss) on pension settlement                                                   1,338        1,464          (52)
                                                                                ------------  -----------  -----------
SUMMARY ACCOUNTS SURPLUS (DEFICIT)                                                 (1,500)      (1,233)       1,426
                                                                                ------------  -----------  -----------
                                                                                ------------  -----------  -----------

      ----------
      (1)Estimates 2001/02.
      (2)Consolidated Revenue Fund expense includes restructuring exit expenses.
      (3)This allowance in the Estimates numbers is to provide for spending pressures or revenue reductions that could not be anticipated at the time the Estimates were prepared.

                 SUMMARY ACCOUNTS ACCUMULATED SURPLUS (DEFICIT)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

                                                                                      In Millions
                                                                                  2001/02      2000/01
                                                                                   Actual       Actual
                                                                                ------------  -----------
                                                                                     $             $
Summary accounts accumulated surplus (deficit)--beginning of year                 (3,509)       (4,970)
Adjustments(1)                                                                        32           35
                                                                                ------------  -----------
Summary accounts accumulated surplus (deficit)--beginning of year--as restated    (3,477)      (4,935)
Summary accounts surplus (deficit)                                                (1,233)       1,426
                                                                                ------------  -----------
SUMMARY ACCOUNTS ACCUMULATED SURPLUS (DEFICIT)--END OF YEAR                       (4,710)      (3,509)
                                                                                ------------  -----------
                                                                                ------------  -----------

      ----------
      (1)SEE Note 26 Accumulated Surplus (Deficit) of the Summary Financial Statements for additional information.

                            PUBLIC ACCOUNTS 2001/02                           11


                          REVENUES AND EXPENSES CHARTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002


REVENUE BY CATEGORY

[ GRAPH ]

- Taxation 54.71%
- Natural resources 12.70%
- Contributions from the federal government 12.46%
- Fees and licences 8.7%
- Self-supported Crown corporations 4.22%
- Miscellaneous 4.03%
- Investment earnings 3.18%


REVENUE BY MAIN SOURCE

[ GRAPH ]

- Own Source 87.54%
- Contributions from the federal government 12.46%


EXPENSE BY FUNCTION

[ GRAPH ]

- Health 35.73%
- Education 24.60%
- Social Services 12.22%
- Natural resources and economic development 6.58%
- Interest 5.93%
- Transportation 5.48%
- Protection of persons and property 4.65%
- Other 2.92%
- General government 1.89%


EXPENSE BY GROUP ACCOUNT CLASSIFICATION

[ GRAPH ]

- Government Transfers 68.06%
- Salaries and Benefits 9.68%
- Operating Costs 9.48%
- Interest 8.48%
- Other 2.33%
- Amortization 1.97%

12                        PROVINCE OF BRITISH COLUMBIA


                            DETAILED SUMMARY ACCOUNTS
                                SURPLUS (DEFICIT)
                       FOR THE FISCAL YEARS ENDED MARCH 31

                                                                                     In Millions
                                                      2001/02      2001/02       2000/01      1999/00      1998/99      1997/98
                                                     Estimates      Actual      Actual(1)    Actual(1)    Actual(1)    Actual(1)
                                                     ---------    ----------   ----------   ----------   ----------   ----------
                                                         $            $             $            $            $            $
CONSOLIDATED REVENUE FUND (CRF)
Operating result before joint trusteeship(2)          (2,071)       (1,695)       1,548         (383)        (281)          81
                                                     ---------    ----------   ----------   ----------   ----------   ----------
TAXPAYER-SUPPORTED CROWN
CORPORATIONS AND AGENCIES(3)
BC Transportation Financing Authority                                                 1           22         (114)          52
British Columbia Buildings Corporation                    40            37           51           45           49           39
British Columbia Ferry Corporation                         3           (23)          11         (299)        (114)         (59)
Forest Renewal BC                                       (107)         (179)         (64)           1         (265)         (88)
552513 British Columbia Ltd (Skeena Cellulose Inc)       (53)          (69)
Other                                                     (7)           (6)          32          (44)           9           40
                                                     ---------    ----------   ----------   ----------   ----------   ----------
                                                        (124)         (240)          31         (275)        (435)         (16)
Net transfers from (to) the CRF                          (18)         (273)         (69)         (78)         (14)         (20)
Other accounting adjustments(4)                         (191)           (5)        (189)         949         (368)        (278)
                                                     ---------    ----------   ----------   ----------   ----------   ----------
                                                        (333)         (518)        (227)         596         (817)        (314)
SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES(3)
British Columbia Hydro and Power Authority               420           403          446          416          395          408
British Columbia Liquor Distribution Branch              616           637          642          617          616          606
British Columbia Lottery Corporation                     585           606          562          532          456          290
British Columbia Railway Company                           1          (107)          (7)        (582)          24           40
Insurance Corporation of British Columbia                 35          (251)         139           96           74           14
Other                                                      3                          4            1          (23)         (24)
                                                     ---------    ----------   ----------   ----------   ----------   ----------
                                                       1,660         1,288        1,786        1,080        1,542        1,334
Net transfers from (to) the CRF                       (1,393)       (1,420)      (1,431)      (1,376)      (1,348)      (1,260)
Other accounting adjustments(5)                         (201)         (352)        (198)         106          (99)          (8)
                                                     ---------    ----------   ----------   ----------   ----------   ----------
                                                          66          (484)         157         (190)          95           66
                                                     ---------    ----------   ----------   ----------   ----------   ----------
Forecast allowance                                      (500)
Gain (loss) on pension settlement                      1,338         1,464          (52)
                                                     ---------    ----------   ----------   ----------   ----------   ----------
SUMMARY ACCOUNTS SURPLUS (DEFICIT)                    (1,500)       (1,233)       1,426           23       (1,003)        (167)
                                                     ---------    ----------   ----------   ----------   ----------   ----------
                                                     ---------    ----------   ----------   ----------   ----------   ----------

      ----------
      (1)Figures have been restated to reflect material changes in government accounting policies.
      (2)Consolidated Revenue Fund operating result includes the liquidation dividend from Forest Renewal BC and restructuring exit expenses.
      (3)SEE pages 72 and 73.
      (4)Fiscal 2001/02 includes adjustments made to transfer the revenue recognition of deferred capital contribution ($187 million) to contributed surplus in the BC Transportation Financing Authority.
      (5)Fiscal 2001/02 includes transfers of British Columbia Lottery Corporation revenue to charities and local governments, adjustments to the British Columbia Hydro and Power Authority rate stabilization account, and adjustments to the Insurance Corporation of British Columbia and British Columbia Railway Company financial results to bring them in line with the government fiscal year.

                            PUBLIC ACCOUNTS 2001/02                           13


                       RECONCILIATION OF SUMMARY ACCOUNTS
                NET REVENUE / EXPENSE TO GROSS REVENUE / EXPENSE
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

                                                                                       In Millions
                                                                                    2002                     2001
                                                                   ------------------------------------  -----------
                                                                                            Net Surplus  Net Surplus
                                                                   Revenue       Expense     (Deficit)    (Deficit)
                                                                      $             $            $            $
                                                                   --------     --------    -----------  -----------
Net Consolidated Revenue Fund(1)                                    23,218      (24,913)      (1,695)       1,548
Consolidated Revenue Fund recoveries(2)                              2,468       (2,468)
                                                                   --------     --------      -------      -------
Gross Consolidated Revenue Fund(3)                                  25,686      (27,381)      (1,695)       1,548

Taxpayer-supported Crown corporations and agencies(4)                2,945       (3,185)        (240)          31
Self-supported Crown corporations and agencies(5)                    1,085                     1,085        1,725
Adjustments to eliminate transfers between organizations and
  co-ordinate accounting policies                                   (4,017)       2,170       (1,847)      (1,826)
                                                                   --------     --------      -------      -------
GROSS REVENUE/EXPENSE FOR THE YEAR ENDED MARCH 31                   25,699      (28,396)      (2,697)       1,478
                                                                   --------     --------
                                                                   --------     --------
Gain (loss) on pension settlement                                                              1,464          (52)
                                                                                              -------      -------
SURPLUS (DEFICIT) FOR THE YEAR ENDED MARCH 31                                                 (1,233)       1,426
                                                                                              -------      -------
                                                                                              -------      -------
GROSS REVENUE/EXPENSE FOR THE YEAR ENDED MARCH 31, 2001             27,848      (26,370)
                                                                   --------     --------
                                                                   --------     --------

      ----------
      (1)Net Consolidated Revenue Fund revenues and expenses include the liquidation dividend from Forest Renewal BC and restructuring exit expenses.
      (2)The Consolidated Revenue Fund (CRF) recoveries represent amounts earned and applied against expenses. Recoveries include costs and amounts recovered from outside the CRF, the offset for commissions paid for revenue collection, and bad debt expense for various revenue accounts.
      (3)Represents the CRF total revenue and expense after adding recoveries to show total spending.
      (4)Represents the revenue and expense of taxpayer-supported Crown corporations and agencies fully consolidated into the government reporting entity.
      (5)Represents the net revenue (after deducting expenses) of self-supported Crown corporations and agencies brought into the government reporting entity on a modified equity basis.


                     SUMMARY ACCOUNTS STAFF UTILIZATION(1)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

                                                                   2002           2002        2001
                                                                 Estimates       Actual      Actual
                                                                 ---------     ---------    ---------
Consolidated Revenue Fund (CRF)(2)                                 34,844        33,214       33,269
Taxpayer-supported Crown corporations and agencies(3)               9,034         8,897        8,926
CRF employees funded by Crown corporations and agencies(4)            310           281          310
                                                                 ---------     ---------    ---------
TOTAL STAFF UTILIZATION                                            44,188        42,392       42,505
                                                                 ---------     ---------    ---------
                                                                 ---------     ---------    ---------

      ----------
      (1)Staff utilization is the full time equivalent of the number of persons employed in the fiscal year whose salaries are paid by taxpayer-supported entities within the Summary Accounts.
      (2)SEE the Consolidated Revenue Fund Schedules at www.fin.gov.bc.ca for details of amounts included in this total.
      (3)SEE financial statements of Crown corporations and agencies at www.fin.gov.bc.ca for details of amounts included in this total.
      (4)This is comprised of 194 employees of the Ministry of Forests and 87 employees of the Ministry of Sustainable Resource Management who are funded by Crown corporations and agencies.

14                        PROVINCE OF BRITISH COLUMBIA

DEFINITIONS

      CONSOLIDATED REVENUE FUND (CRF)--includes the taxpayer-supported activities of the General Fund and special funds of government through which the government delivers central government programs. It does not include the activities of government operated through Crown corporations or agencies.

      CONSOLIDATION--the methods used to combine the results of Crown corporations and agencies with the Consolidated Revenue Fund. The two methods used are:

      (i) full or proportional consolidation--the accounts of the Crown corporation or agency are adjusted to a basis consistent with the accounting policies of the government. The operating result and financial position of the Crown entities are combined on a "line-by-line" basis. Inter-entity accounts and transactions are eliminated upon consolidation. Proportional consolidation differs from full consolidation in that only the government's portion of operating and financial results is combined on a "line-by-line" basis.

      (ii) modified equity consolidation--the original investment of the government in the Crown corporation or agency is initially recorded at cost and adjusted annually to include the net earnings/losses and other net equity changes of the entity. There is no adjustment to conform to government accounting policies. Since the government ensures the ongoing activities of self-supported Crown corporations and agencies, full account is taken of losses in these entities, even when cumulative losses exceed the original investment. Accounts and transactions between self-supported entities are not eliminated; however, profit elements included in such transactions, including certain increases in contributed surplus, are eliminated.

      DEBT--represents the par value of the debt less sinking fund balances, internally held debt and unamortized discounts and premiums.

      DEFICIT--meaning is dependent upon the statement to which it applies:

      (i) Statement of Financial Position: the accumulated deficit is the amount by which the total liabilities of the government exceed its total assets

      (ii) Statement of Operations: the annual deficit is the amount by which the total annual expenses for the operating year exceed total annual revenues (SEE "Surplus" definition).

      ENTITLEMENT--a government transfer that the government must make if the recipient meets specified eligibility criteria. Entitlements are non-discretionary in the sense that both eligibility criteria and the amount of the payment are prescribed in a statute or regulation.

      FINANCIAL ASSETS--assets on hand at the end of the accounting period, including cash and assets that are convertible into cash and are not intended for consumption in the normal course of activities, that could provide resources to discharge existing liabilities or finance future operations.

      GOVERNMENT BUSINESS PARTNERSHIP--a government partnership that has all the following characteristics:

      (i) is a separate legal entity with the power to contract in its own name and that can sue or be sued

      (ii) has been delegated the financial and operational authority to carry on a business

      (iii) sells goods and/or services to individuals and organizations outside the government reporting entity as its principal activity, and

      (iv) can, in the normal course of its operation, maintain its operations and meet its liabilities from revenue received from sources outside the government reporting entity.

      GOVERNMENT PARTNERSHIP--a contractual arrangement between the government and a party or parties outside the government reporting entity that has all the following characteristics:

      (i) the partners co-operate toward achieving significant, clearly defined common goals

      (ii) the partners make a financial investment in the government partnership

      (iii) the partners share control of decisions related to the financial and operating policies of the government partnership on an ongoing basis, and
(iv) the partners share, on an equitable basis, significant risks and benefits associated with the operation.

      GOVERNMENT TRANSFERS--transfers of money from government to an individual, organization or another government from which the government making the transfer does not:

      (i) receive any goods or services directly in return

      (ii) expect to be repaid in the future, nor

      (iii) expect a financial return.

      GRANTS--a government transfer made at the sole discretion of the government. The government has the discretion to decide whether or not to make the grant, the conditions to be complied with, if any, the amount of the grant and to whom to provide the grant.

                            PUBLIC ACCOUNTS 2001/02                           15

      NET LIABILITIES--the amount by which the total liabilities of the government exceed its total financial assets. The separate calculation of this number on the Statement of Financial Position is unique to financial statements for Canadian senior governments. Can also be referred to as "net debt"; however, as this term can be confused with the term "debt" (see definition), the more descriptive net liabilities terminology is used by this province. Excludes non-financial assets such as buildings and prepaid expenses from total assets on the Statement of Financial Position.

      PROVINCIAL GOVERNMENT DIRECT DEBT--combines the government direct operating debt and the debt incurred to finance education, health facilities and public transit. This combined portfolio represents the debt for which the government has direct responsibility for the associated debt service costs.

      SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES--all Crown corporations and agencies that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature and are owned or controlled by the government. In addition, they must also carry on a business that sells goods and/or services to persons outside the government reporting entity as their principal activity and maintain operations and meet liabilities from revenue received outside the government reporting entity in the normal course of operations. This also includes the government's interest in government business partnerships.

      SUMMARY ACCOUNTS--the financial position and operating result of the government reporting entity including the Consolidated Revenue Fund and Crown corporations and agencies; the amounts represented by the Summary Financial Statements of the government.

      SURPLUS--meaning is dependent upon the statement to which it applies:

      (i) Statement of Financial Position: the accumulated surplus is the amount by which the total assets of the government exceed its total liabilities

      (ii) Statement of Operations: the annual surplus is the amount by which the total annual revenues for the operating year exceed total annual expenses (SEE "Deficit" definition).

      TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES--all Crown corporations and agencies outside the Consolidated Revenue Fund that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature and are owned or controlled by the government. In addition, they must not meet the criteria for being self-supported. This also includes the government's interest in government partnerships that are not government business partnerships.

      TRANSFERS UNDER AGREEMENTS (INCLUDING SHARED COST)--a government transfer that is a reimbursement of eligible expenditures pursuant to an agreement between the government and the recipient. The recipient usually spends the money first, and the government has some input into how the money is spent.

             -------------------------------------------------------

                          SUMMARY FINANCIAL STATEMENTS

                          PROVINCE OF BRITISH COLUMBIA


                            FOR THE FISCAL YEAR ENDED
                                 MARCH 31, 2002

             -------------------------------------------------------

[ LOGO ]

                          Report of the Auditor General
                               of British Columbia


                                     ON THE
                          SUMMARY FINANCIAL STATEMENTS
                            OF THE GOVERNMENT OF THE
                          PROVINCE OF BRITISH COLUMBIA

TO THE LEGISLATIVE ASSEMBLY
OF THE PROVINCE OF BRITISH COLUMBIA

I have audited the summary financial statements of the Government of the Province of British Columbia consisting of the statement of financial position as at March 31, 2002, and the statements of operations, changes in cash and temporary investments, and changes in net liabilities for the year then ended. These financial statements are the responsibility of the Government. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Government, as well as evaluating the overall financial statement presentation.

As required by the AUDITOR GENERAL ACT, I advise Members of the Legislative Assembly these financial statements are presented in accordance with the stated accounting policies and on a basis consistent with that applied to the comparative amounts of the preceding year. In addition, I advise that I have been provided all of the information I required.

RESERVATION

In note 1 to these financial statements, the Government reports that its stated accounting policies are not fully consistent with generally accepted accounting principles for senior governments as recommended by the The Canadian Institute of Chartered Accountants. Consequently, these financial statements do not include the complete planned and actual financial results of schools, universities, colleges and institutes, and health care organizations.


                                                                           ... 2

Page 2
REPORT OF THE AUDITOR GENERAL
OF BRITISH COLUMBIA ON THE
SUMMARY FINANCIAL STATEMENTS
OF THE GOVERNMENT OF THE
PROVINCE OF BRITISH COLUMBIA


Had a complete accounting been provided as at March 31, 2002, it would be expected that financial assets increase by $2,828 million ($2,531 million at March 31, 2001), liabilities increase by $3,102 million ($2,535 million at March 31, 2001), non-financial assets increase by $3,129 million ($2,728 million at March 31, 2001), and the accumulated deficit decrease by $2,855 million ($2,724 million at March 31, 2001). Similarly, for the year ended March 31, 2002, revenues increase by $2,214 million ($1,841 million for 2001), expenses increase by $1,989 million ($1,787 million for 2001), and the annual deficit decrease by $225 million (surplus increase by $54 million for 2001).

OPINION

In my opinion, except for the effects of my reservation explained in the preceding paragraphs, these financial statements present fairly, in all material respects, the financial position of the Government of the Province of British Columbia as at March 31, 2002, the results of its operations and the changes in net liabilities and its cash and temporary investments for the year then ended, in accordance with generally accepted accounting principles for senior governments as recommended by The Canadian Institute of Chartered Accountants.


                                                         /s/ Wayne Strelioff
VICTORIA, BRITISH COLUMBIA                               Wayne Strelioff, CA
MAY 24, 2002                                             Auditor General




                                  OFFICE OF THE
                       [LOGO]    Auditor General
                               of British Columbia

STATEMENT OF RESPONSIBILITY
FOR THE SUMMARY FINANCIAL STATEMENTS
OF THE GOVERNMENT OF THE PROVINCE OF BRITISH COLUMBIA

Responsibility for the integrity and objectivity of the Summary Financial Statements of the Government of the Province of British Columbia rests with the government. These financial statements are prepared by the Comptroller General in accordance with the accounting policies as determined by Treasury Board. The fiscal year of the government is from April 1 to March 31 of the following year.

      To fulfill its accounting and reporting responsibilities, the government maintains systems of financial management and internal control. These systems give due consideration to costs, benefits and risks, and are designed to provide reasonable assurance that transactions are properly authorized by the Legislative Assembly, are executed in accordance with prescribed regulations and are properly recorded. This is done to maintain accountability of public money and safeguard the assets and properties of the Province of British Columbia under government administration. The Comptroller General of British Columbia maintains the accounts of British Columbia, a centralized record of the government's financial transactions, and obtains additional information as required from ministries, Crown corporations and agencies to meet accounting and reporting requirements.

      The Auditor General of British Columbia provides an independent opinion on the financial statements prepared by the government. The duties of the Auditor General in that respect are contained in section 10 of the AUDITOR GENERAL ACT.

      Annually, the financial statements are tabled in the Legislature as part of the Public Accounts, and are referred to the Select Standing Committee on Public Accounts of the Legislative Assembly. The Select Standing Committee on Public Accounts reports to the Legislative Assembly on the results of its examination together with any recommendations it may have with respect to the financial statements and accompanying audit opinions.

            Approved on behalf of the Government of the Province of British Columbia:


                                            /s/ Gary Collins
                                            GARY COLLINS
                                               Chair, Treasury Board

                            PUBLIC ACCOUNTS 2001/02                           25


                          SUMMARY FINANCIAL STATEMENTS
                        STATEMENT OF FINANCIAL POSITION
                              AS AT MARCH 31, 2002

                                                                                  In Millions
                                                                    Note        2002         2001
                                                                    ----      --------     --------
                                                                                  $            $
FINANCIAL ASSETS
Cash and temporary investments                                         3          780          548
Warehouse Program investments                                          4        1,067        1,312
Accounts receivable                                                    5        2,668        2,640
Inventories for resale                                                 6          250          281
Due from other governments                                             7          158          229
Due from self-supported Crown corporations and agencies                8          384          422
Equity in self-supported Crown corporations and agencies               9        2,525        3,001
Loans, advances and mortgages receivable                              10          594          558
Other investments                                                     11          288          270
Loans for purchase of assets, recoverable from agencies               12        7,552        7,437
                                                                              --------     --------
                                                                               16,266       16,698
                                                                              --------     --------
LIABILITIES
Accounts payable and accrued liabilities                              13        3,219        3,036
Due to other governments                                              14          100          104
Due to Crown corporations, agencies and funds                         15           80           71
Deferred revenue                                                      16          639          618
Employee pension plans (unfunded pension liabilities)                 17            6        1,477
Taxpayer-supported debt                                               18       26,952       24,664
Self-supported debt                                                   19        8,500        8,619
                                                                              --------     --------
                                                                               39,496       38,589
                                                                              --------     --------
Net liabilities                                                       21      (23,230)     (21,891)
                                                                              --------     --------
NON-FINANCIAL ASSETS
Tangible capital assets                                               22       11,206       11,091
Prepaid capital advances                                              23        7,033        6,905
Prepaid program costs                                                 24          125          165
Other assets                                                          25          156          221
                                                                              --------     --------
                                                                               18,520       18,382
                                                                              --------     --------
ACCUMULATED SURPLUS (DEFICIT)                                         26       (4,710)      (3,509)
                                                                              --------     --------
                                                                              --------     --------
Contingencies and commitments                                         27

  The accompanying notes and supplementary statements are an integral part of these financial statements.

               Prepared in accordance with the accounting policies
                        as determined by Treasury Board.


                                                      /s/ Arn Van Iersel
                                                      ARN VAN IERSEL
                                                         Comptroller General

26                        PROVINCE OF BRITISH COLUMBIA


                          SUMMARY FINANCIAL STATEMENTS
                             STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

                                                                                        In Millions
                                                                              2002
                                                                            Estimates
                                                                            (Note 31)       2002         2001
                                                                            ---------     --------     --------
                                                                                $             $            $
REVENUE
Taxation (Note 28)                                                            13,280       14,061       14,263
Natural resources                                                              3,961        3,263        4,181
Fees and licences                                                              2,205        2,236        2,196
Investment earnings (Note 28)                                                    809          818          975
Miscellaneous                                                                    915        1,035        1,372
Net earnings of self-supported Crown corporations and agencies (Note 9)        1,608        1,085        1,725
Contributions from the federal government                                      3,115        3,201        3,136
                                                                            ---------     --------     --------
                                                                              25,893       25,699       27,848
                                                                            ---------     --------     --------
EXPENSE
Health (Note 29)                                                               9,752       10,067        9,064
Social services                                                                3,553        3,442        3,263
Education (Note 29)                                                            6,867        6,930        6,436
Protection of persons and property                                             1,289        1,312        1,227
Transportation (Note 29)                                                       1,505        1,543        1,546
Natural resources and economic development                                     1,749        1,853        1,793
Other                                                                          1,252          823          761
General government                                                               458          532          407
Interest (Note 29)                                                             1,806        1,670        1,873
                                                                            ---------     --------     --------
                                                                              28,231       28,172       26,370
                                                                            ---------     --------     --------
Surplus (deficit) for the year before unusual items                           (2,338)      (2,473)       1,478
                                                                            ---------     --------     --------

Forecast allowance                                                              (500)

Gain (loss) on pension settlement (Note 34)                                    1,338        1,464          (52)

Restructuring exit expense (Note 35)                                                         (224)
                                                                            ---------     --------     --------
SURPLUS (DEFICIT) FOR THE YEAR                                                (1,500)      (1,233)       1,426
                                                                            ---------     --------     --------
                                                                            ---------     --------     --------

  The accompanying notes and supplementary statements are an integral part of these financial statements.

                            PUBLIC ACCOUNTS 2001/02                           27


                          SUMMARY FINANCIAL STATEMENTS
             STATEMENT OF CHANGES IN CASH AND TEMPORARY INVESTMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

                                                                                         In Millions
                                                                                      2002                      2001
                                                                       ----------------------------------     --------
                                                                                    Disburse-
                                                                       Receipts       ments         Net          Net
                                                                          $             $            $            $
OPERATING TRANSACTIONS
Surplus (deficit) for the year                                                                    (1,233)       1,426
Non-cash items included in surplus (deficit)
  Amortization of tangible capital assets                                                            556          536
  Amortization of prepaid capital advances                                                           401          363
  Amortization of public debt deferred revenues and deferred
    charges                                                                                           70           30
  Amortization of unfunded pension liability                                                                       (628)
  Concessionary loan adjustments increases (decreases)                                                (6)           1
  Gain (loss) on pension settlement                                                               (1,464)          52
  Valuation adjustments                                                                              205           52
  Net earnings of self-supported Crown corporations and agencies                                  (1,085)      (1,725)
Accounts receivable (increases)                                                                      (45)        (277)
Due from other governments decreases                                                                  71           29
Due from self-supported Crown corporations and agencies
   decreases (increases)                                                                              38           (5)
Accounts payable increases                                                                           222           68
Due to other governments (decreases)                                                                  (4)         (33)
Due to Crown corporations, agencies and funds increases
   (decreases)                                                                                         9          (11)
Unfunded pension liability payments                                                                   (7)
Items applicable to future operations increases                                                       45           29
Contributions of self-supported Crown corporations and agencies                                    1,569        1,567
                                                                                                  -------      -------
Cash derived from (used for) operations                                                             (658)       1,474
                                                                                                  -------      -------
CAPITAL TRANSACTIONS
Tangible capital assets (acquisitions)                                     103          945         (842)      (1,196)
Prepaid capital advances (increases)                                                    529         (529)        (751)
                                                                           ---        -----       -------      -------
Cash (used for) capital                                                    103        1,474       (1,371)      (1,947)
                                                                           ---        -----       -------      -------
INVESTMENT TRANSACTIONS
Loans, advances and mortgages receivable (issues)                          131          179          (48)        (173)
Investment in self-supported Crown corporations and agencies
   (increases)                                                                                                    (24)
Other investments--net decreases (increases)                                              5           (5)           9
                                                                           ---        -----       -------      -------
Cash (used for) investments                                                131          184          (53)        (188)
                                                                           ---        -----       -------      -------
Total financing (requirements)                                                                    (2,082)        (661)
                                                                                                  -------      -------

28                        PROVINCE OF BRITISH COLUMBIA


                          SUMMARY FINANCIAL STATEMENTS
             STATEMENT OF CHANGES IN CASH AND TEMPORARY INVESTMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

                                                                                              In Millions
                                                                                           2002                       2001
                                                                            ----------------------------------     ---------
                                                                                         Disburse-
                                                                            Receipts       ments         Net          Net
                                                                                $            $            $            $
FINANCING TRANSACTIONS(1)
Public debt increases (decreases)                                            23,802       21,639        2,163          (574)
Derived from Warehouse Program investments                                   (4,532)      (4,777)         245             9
Derived from (used for) purchase of assets, recoverable from agencies        (6,017)      (5,923)         (94)          205
                                                                             -------      -------       ------       -------
Cash derived from (used for) financing                                       13,253       10,939        2,314          (360)
                                                                             -------      -------       ------       -------
Increase (decrease) in cash and temporary investments                                                     232        (1,021)
Balance--beginning of year                                                                                548         1,569
                                                                                                        ------       -------
BALANCE--END OF YEAR                                                                                      780           548
                                                                                                        ------       -------
                                                                                                        ------       -------

      ----------
      (1)Financing transaction receipts are from debt issues and disbursements are for debt repayments.


  The accompanying notes and supplementary statements are an integral part of these financial statements.

                            PUBLIC ACCOUNTS 2001/02                           29


                          SUMMARY FINANCIAL STATEMENTS
                     STATEMENT OF CHANGE IN NET LIABILITIES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

                                                                                    In Millions
                                                                                  2002         2001
                                                                                --------     --------
                                                                                    $            $
Surplus (deficit) for the year                                                   (1,233)       1,426
                                                                                --------     --------

Net effect of change in
  Tangible capital assets                                                          (115)        (759)
  Prepaid capital advances                                                         (128)        (388)
  Prepaid program costs                                                              40          (69)
  Other assets                                                                       65           38
                                                                                --------     --------
                                                                                   (138)      (1,178)
                                                                                --------     --------

(Increase) decrease in net liabilities                                           (1,371)         248
Impact of accounting adjustment to net deficiency                                    32          (36)
Net liabilities--beginning of year                                               (21,891)    (22,103)
                                                                                --------     --------
NET LIABILITIES--END OF YEAR                                                     (23,230)    (21,891)
                                                                                --------     --------
                                                                                --------     --------

  The accompanying notes and supplementary statements are an integral part of these financial statements.

30                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

1.  SIGNIFICANT ACCOUNTING POLICIES

(a) REPORTING ENTITY

    These financial statements include the accounts of organizations which are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature, and are owned or controlled by the government. Accountability to a minister or directly to the Legislature, for purposes of the reporting entity, does not include those entities that are part of a province-wide program yet are locally based and have an initial accountability to a local board.

    The reporting entity also includes government partnerships.

    A list of organizations included in these consolidated financial statements may be found on pages 61 and 62.

    Trusts administered by the government or a Crown corporation or agency are excluded from the reporting entity.

(b) PRINCIPLES OF CONSOLIDATION

    Taxpayer-supported Crown corporations and agencies are consolidated with the Consolidated Revenue Fund using the full consolidation method. The government's interests in government partnerships are recorded on a proportional consolidation basis.

    Self-supported Crown corporations and agencies and government business partnerships are consolidated with the Consolidated Revenue Fund on the modified equity basis of consolidation.

    The definitions of these consolidation methods can be found on page 14.

    No adjustments are made for Crown corporations and agencies whose fiscal year-ends are different from the government's fiscal year-end of March 31, unless the effect of an adjustment would be significant to the consolidated operating result.

(c) BASIS OF ACCOUNTING

    The government's Summary Financial Statements are prepared in accordance with the generally accepted accounting principles (GAAP) for senior governments as recommended by the Public Sector Accounting Board (PSAB) of the Canadian Institute of Chartered Accountants, with the following exceptions:

      (i) Reporting entity--PSAB recommends that the reporting entity comprise all organizations that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature, or local government council, and are owned or controlled by the government. The government currently does not include schools, universities, colleges and institutes, or health care organizations (SUCH sector) in its reporting entity. This issue is currently under review.

     (ii) Prepaid capital advances--PSAB recommends that government transfers be expensed in a government's financial statements in the period that the events giving rise to the transfer occurred, as long as the transfer is authorized, eligibility criteria are met and a reasonable estimate of the amount can be made. Transfers to schools, universities, colleges and institutes, and health care organizations that are for the acquisition of tangible capital assets are not expensed in the year they are issued; rather, they are treated as a prepaid expense and amortized over the life of the tangible capital assets acquired with the advances.

    (iii) Expense basis of accounting--PSAB recommends that when a government reports expenses and tangible capital assets in its financial statements, tangible capital assets should be reported as a component of net liabilities. In addition, the Statement of Operations should provide a reconciliation of the expense-based surplus or deficit to the change in net liabilities. The government reports tangible capital assets directly on its Statement of Financial Position. The Statement of Operations is prepared on the expense basis, but is not returned to the expenditure basis of accounting to provide a reconciliation of the change in net liabilities. The Statement of Change in Net Liabilities provides a reconciliation of the change in net liabilities to the annual operating result.

                            PUBLIC ACCOUNTS 2001/02                           31


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

 1. SIGNIFICANT ACCOUNTING POLICIES--Continued

    The following table provides the impact to the province's financial statements if the accounting policies were changed to conform to current PSAB.

                                                                                      In Millions
                                                 Assets     Liabilities  Net Equity     Revenue      Expense       Surplus
                                               ----------   -----------  ----------   -----------  -----------   -----------
                                                    $            $            $            $            $             $
Inclusion of SUCH sector and expensing
   prepaid capital advances                       5,957        3,102        2,855        2,214         1,989          225
Change from expense to expenditure basis
   of accounting                                (21,266)                  (21,266)                       646         (646)
                                               ----------   -----------  ----------   -----------  -----------   -----------
INCREASE (DECREASE)                             (15,309)       3,102      (18,411)       2,214         2,635         (421)
                                               ----------   -----------  ----------   -----------  -----------   -----------
                                               ----------   -----------  ----------   -----------  -----------   -----------

    Recent amendments to the BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT require that any exceptions to GAAP be eliminated for fiscal 2004/05.

(d) SPECIFIC ACCOUNTING POLICIES

    REVENUE

        All revenue is recorded on an accrual basis except when the accruals cannot be determined with a reasonable degree of certainty or when their estimation is impracticable. The exception is corporation income tax and receipts under the Federal Equalization Program, which are recorded on a cash basis.

        Government transfers are recognized as revenues in the period during which the transfer is authorized and any eligibility criteria are met.

        Tax credits/offsets are accrued on the same basis as the associated tax revenues and reduce gross taxation revenue but are not considered valuation allowances.

    EXPENSES

        The cost of all goods and services received during the year is recorded as expenses.

        Interest expense is recorded net of sinking fund earnings.

        Pension expense is calculated as the cost of pension benefits earned by employees during the year, interest on the pension benefits liability net of pension plan assets and amortization of the government's share of any experience gains or losses, less contributions made by employees and other employers. The estimated total cost of the government's share of the plan amendments related to past service is expensed in the year the plan is amended.

        Government transfers include grants, entitlements and transfers under agreements, as defined on pages 14 and 15. Government transfers are recognized as expenses in the period in which the events giving rise to the transfer occurred, as long as the transfer is authorized, eligibility criteria have been met and a reasonable estimate of the amount can be made. This excludes transfers that meet the criteria for a prepaid capital advance.

        Acquisitions of tangible capital assets and prepaid capital advances are recorded as assets and the cost is amortized over the useful life of the relevant tangible capital asset. Tangible capital assets not related to a capitalized class of assets are expensed in the year of acquisition.

32                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

1.  SIGNIFICANT ACCOUNTING POLICIES--Continued

        Restructuring exit expenses are recorded when a restructuring plan in appropriate form has been approved by the province. To qualify, the expense must not be associated with or benefit activities that will be continued by the government reporting entity. In addition, the expense must:

         (i) be incremental to other expenses incurred in normal operations and incurred as a direct result of the restructuring plan; or

        (ii) represent amounts to be incurred under an existing contractual obligation that will continue after the restructuring plan is completed with no economic benefit to the government; or

       (iii) represent a penalty or compensation incurred to cancel an existing contractual obligation.

    ASSETS

        Assets are recorded to the extent that they represent cash and claims upon outside parties, items held for resale to outside parties, prepaid expenses, deferred charges, prepaid capital advances or tangible capital assets acquired as a result of events and transactions prior to the year-end.

    FINANCIAL ASSETS

        Temporary investments and Warehouse Program investments include short-term investments recorded at the lower of cost or market value.

        Inventories for resale include property which has been purchased, or for which development costs have been incurred, that is held for ultimate resale or lease to outside parties. Inventories for resale are recorded at the lower of cost or net realizable value.

        Equity in self-supported Crown corporations and agencies represents the province's investment (including long-term advances) in those self-supported Crown corporations and agencies at cost, adjusted for increases and decreases in the investees' net assets.

        Loans and advances are recorded at cost less adjustment for any prolonged impairment in value. Mortgages receivable are recorded at the principal amount less valuation allowance, are secured by real estate and are repayable over periods ranging up to thirty years. Concessionary loans and mortgages are recorded at net present value at issue and related present value discounts are expensed. Valuation allowances are made when collectibility is considered doubtful.

        Other investments are recorded at the lower of cost of acquisition (which may be adjusted by attributed income) or estimated current value. Valuation adjustments are made when the value of investments is impaired.

        Loans for purchase of assets, recoverable from agencies are recorded at maturity value less unamortized premium/discount and sinking fund balances. Premium/discount is amortized on a constant yield basis.

    NON-FINANCIAL ASSETS

        Tangible capital assets are recorded at historical cost. Estimated cost is used to record existing tangible capital assets when actual cost is unknown. The recorded cost, less the residual value, is generally amortized over the estimated useful lives of the assets on a straight-line basis except for some transportation equipment which is amortized using the sinking fund method.

        All significant tangible capital assets of government organizations and operations have been capitalized with the exception of certain land that is not associated with a capitalized class of asset. Non-capitalized tangible capital assets are recorded at the nominal value of $1.

        Gains arising from the initial valuation and capitalization of the existing tangible capital assets are accounted for as a component of accumulated deficit.

        Prepaid capital advances are provided to school districts, post-secondary educational institutions, health care organizations and other specified government organizations to fund capital asset acquisitions. The province has an on-going claim on the assets of these organizations. Prepaid capital advances are amortized over the useful life of the assets funded.

                            PUBLIC ACCOUNTS 2001/02                           33


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

1. SIGNIFICANT ACCOUNTING POLICIES--Continued

    LIABILITIES

        All liabilities are recorded to the extent that they represent claims payable to outside parties as a result of events and transactions prior to the year-end, including probable losses on loan guarantees issued by the province, contingent liabilities when it is likely a liability exists and the amount of the liability can be reasonably determined on an individual or portfolio basis, and unfunded pension liabilities.

    EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)

        The province accounts for employee pension plans by recognizing a liability and an expense in the reporting period in which the employee has provided service. The amount is calculated using the accrued benefit actuarial cost method. Where plans are in a net asset position, and Joint Trusteeship Agreements restrict access to the assets, the province records the value of plan assets as nil. Changes in net liabilities/assets which arise as a result of estimation adjustments due to experience gains and losses or changes in actuarial assumptions are amortized on a straight-basis over the average remaining service period of employees active at the date of the adjustments. Past service costs from plan amendments are recognized in full in the year of the amendment.

        Unfunded pension liabilities of the Members of the Legislative Assembly Superannuation Plan represent the terminal funding that would be required from the province for the difference between the present value of the obligations for future benefit entitlements and the amount of funds available in the account.

    PUBLIC DEBT

        Public debt represents the direct debt obligations of the Province of British Columbia, including borrowings incurred for government operating purposes, the acquisition of capital assets, for re-lending to authorized government bodies and for borrowings in advance of future requirements under the Warehouse Program. Public debt consists of short-term promissory notes, notes, bonds and debentures, bank loans, capital leases and mortgages payable. These obligations are recorded at principal less unamortized premium or discount and sinking fund balances where applicable. Public debt is reported under two categories: (1) taxpayer-supported, and (2) self-supported.

        (1) Taxpayer-supported debt includes direct debt used for government operating and capital purposes, and the debt of Crown corporations and agencies that requires an operating or debt servicing subsidy from the provincial government or which are fully consolidated within these financial statements.

        (2) Self-supported debt includes the debt of commercial Crown corporations and agencies that fully fund their operations and debt from revenue generated through the sale of goods and/or services at commercial rates to buyers that are outside the government reporting entity. Self-supported debt includes debt of the Warehouse Program.

        Debt premium/discount is amortized on a constant yield basis. Unamortized premium/discount on bonds called and refinanced is amortized over the remaining life of the old debt, or the life of the new debt, whichever is shorter.

        When it has been determined that there are sufficient securities to satisfy scheduled interest and principal payments for a debt instrument, the sinking fund assets are set aside in a defeased trust account. The debt and the related securities used to extinguish the debt are removed from the province's Statement of Financial Position. The debt is considered extinguished for financial reporting purposes.

    FOREIGN CURRENCY TRANSLATION

        Monetary assets and liabilities denominated in foreign currencies are translated to Canadian dollars at the exchange rate prevailing at the year-end. Foreign currency transactions are translated at the exchange rate prevailing at the date of the transaction unless hedged by forward contracts that specify the rate of exchange. Adjustments to revenue or expense transactions arising as a result of foreign currency translation are credited or charged to operations at the time the adjustments arise. Unrealized foreign currency gains and losses on long-term, fixed-term monetary assets and liabilities are reported as deferred charges and amortized over the remaining terms of the related items on a straight-line basis. Non-monetary assets and liabilities are translated at historical rates of exchange.

34                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

1.  SIGNIFICANT ACCOUNTING POLICIES--Continued

    DERIVATIVE FINANCIAL INSTRUMENTS

        The province is a party to financial instruments with off-balance sheet risk due to fluctuations in foreign currency exchange rates, interest rate fluctuations and counterparty default on financial obligations. The province does not use derivative financial instruments for speculative purposes. Off-balance sheet position data is given in the form of nominal principal amounts outstanding. Amounts paid and received under swaps are recognized and offset against the related interest expense. Gains and losses on terminated derivative contracts are deferred and amortized over the lesser of the remaining term of the contract or the related debt.

(e) CHANGE IN ACCOUNTING TREATMENT

    CAPITAL LEASES FOR VEHICLES

        In 2001/02, the province changed its accounting treatment with respect to certain vehicle leases. Previously, these leases had been considered operating leases. Based on new information, it has been determined that these leases should have been recorded as capital leases, as they result in substantially all the risks and benefits of ownership of the vehicles being transferred to the province. This change, made retroactively, has the effect of increasing tangible capital assets and taxpayer-supported debt by $45 million as at April 1, 2001. There has been no restatement of the accumulated deficit or prior year's operating results.

2.  MEASUREMENT UNCERTAINTY

    Uncertainty in the determination of the amount at which an item is recognized in the financial statements is known as measurement uncertainty. Uncertainty exists whenever estimates are used because it is reasonably possible that there could be a material variance between the recognized amount and another reasonably possible amount.

    Measurement uncertainty in these financial statements exists in the accruals for pension obligations, Canada Health and Social Transfer (CHST) and personal income tax.

    The nature of the uncertainty in the accruals for pension obligations arises because actual results may differ significantly from the province's best estimates of expected results based on variables such as earnings on pension investments and life expectancy of claimants. Uncertainty related to the accrual for CHST and personal income tax arises because of the possible differences between the estimated and actual economic growth and related impact on taxes receivable.

    British Columbia Hydro and Power Authority (BC Hydro), a wholly owned self-supported Crown corporation, is directly exposed to counterparty credit risk as a result of the purchase and sale of electricity and natural gas. The rapid rise of wholesale power prices and in-state supply shortages have caused significant financial hardship for a number of utilities in California. A number have accumulated large losses and defaulted on payments. As a result, BC Hydro has not recognized as revenue some amounts owed to it from sales to these utilities and has recorded provisions for uncollectible amounts, which, in management's best estimate, are sufficient to cover any remaining exposure. Due to the instability in the California market and ongoing regulatory and legal proceedings, management cannot predict the outcome and the amount ultimately collected may differ materially from management's current estimate.

                            PUBLIC ACCOUNTS 2001/02                           35


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

3. CASH AND TEMPORARY INVESTMENTS

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
Cash (cheques issued in excess of funds on deposit)              (319)         (191)
Temporary investments(1)                                        1,099           739
                                                                ------        ------
                                                                  780           548
                                                                ------        ------
                                                                ------        ------

      ----------
      (1)Temporary investments consist mainly of units in the British Columbia Investment Management Corporation Pooled Investment Portfolios. Units are carried at the lower of cost of acquisition adjusted by income attributed to the units, or market value.

4. WAREHOUSE PROGRAM INVESTMENTS

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
Temporary investments(1)                                        1,077         1,314
Deferred charges                                                    3             6
Accrued interest payable                                          (13)           (8)
                                                                ------        ------
                                                                1,067         1,312
                                                                ------        ------
                                                                ------        ------

      ----------
      (1)Temporary investments consist of corporate and bank discount notes.

5. ACCOUNTS RECEIVABLE

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
Taxes receivable                                                1,546         1,622
Trade accounts receivable                                       1,382         1,200
Accrued interest                                                  274           262
                                                                ------        ------
                                                                3,202         3,084
Provision for doubtful accounts                                  (534)         (444)
                                                                ------        ------
                                                                2,668         2,640
                                                                ------        ------
                                                                ------        ------

6. INVENTORIES FOR RESALE

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
Properties                                                         85            57
Small Business Forest Enterprise Program                          148           130
Other                                                              17            94
                                                                ------        ------
                                                                  250           281
                                                                ------        ------
                                                                ------        ------

36                                         PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

7. DUE FROM OTHER GOVERNMENTS

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
Government of Canada:
   Current                                                        105          211
   Long-term                                                                     1
Provincial governments:
   Current                                                          5            2
Local governments:(1)
   Current                                                         47           15
   Long-term                                                        1
                                                                ------        ------
                                                                  158          229
                                                                ------        ------
                                                                ------        ------

      ----------
      (1)Local governments are municipal units established by the provincial government which include regional and metropolitan municipalities, cities, towns, townships, districts, rural municipalities and villages.

8. DUE FROM SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
British Columbia Hydro and Power Authority                        332           372
British Columbia Liquor Distribution Branch                                       1
British Columbia Lottery Corporation                               50            46
Columbia Power Corporation                                          2             3
                                                                ------        ------
                                                                  384           422
                                                                ------        ------
                                                                ------        ------

    SEE page 66 for details.

9. EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES

                                                                                  In Millions
                                                                              2002                       2001
                                                              -----------------------------------      --------
                                                                           Unremitted
                                                              Investments   Earnings      Total         Total
                                                                   $            $           $             $
British Columbia Hydro and Power Authority                                   1,617        1,617         1,691
British Columbia Railway Company                                  258          109          367           526
Columbia Power Corporation                                        276           11          287           289
Insurance Corporation of British Columbia                                      239          239           481
Provincial Capital Commission                                                   15           15            14
                                                                 -----      -------      -------       -------
                                                                  534        1,991        2,525         3,001
                                                                 -----      -------      -------       -------
                                                                 -----      -------      -------       -------

                            PUBLIC ACCOUNTS 2001/02                           37


                              NOTES TO SUMMARY FINANCIAL STATEMENTS
                   FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued


9. EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES--Continued

                                                                                           In Millions
                                                                                       2002                      2001
                                                                      -----------------------------------      -------
CHANGE IN EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS                               Unremitted
AND AGENCIES                                                          Investments    Earnings       Total        Total
                                                                           $             $            $            $
Balance--beginning of year                                                534         2,467        3,001        2,742
Increase in investment                                                                                             24
Net earnings of self-supported Crown corporations and agencies                        1,085        1,085        1,725
Contributions paid to the Consolidated Revenue Fund                                  (1,420)      (1,420)      (1,431)
Adjustments to contributions paid                                                      (149)        (149)        (136)
Adjustments to unremitted earnings                                                        8            8           20
Transfer to consolidated entity                                                                                    57
                                                                         -----       -------      -------      -------
BALANCE--END OF YEAR                                                      534         1,991        2,525        3,001
                                                                         -----       -------      -------      -------
                                                                         -----       -------      -------      -------

    SEE pages 66 and 67 for details.

10. LOANS, ADVANCES AND MORTGAGES RECEIVABLE

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
LOANS AND ADVANCES
BC Student loans                                                  204          128
Industrial Development Fund commercial loans                      135          140
Land Tax Deferment loans                                          141          133
Construction loans to social housing projects                     121           80
Capital expansion loans                                                         35
Accountable advances                                                2           47
Miscellaneous                                                      81           82
                                                                ------        ------
                                                                  684          645
Provision for doubtful accounts                                  (119)        (123)
                                                                ------        ------
                                                                  565          522
                                                                ------        ------
MORTGAGES RECEIVABLE
Reconstruction Program                                             30           17
Miscellaneous                                                      14           27
                                                                ------        ------
                                                                   44           44
Provision for doubtful accounts                                   (15)          (8)
                                                                ------        ------
                                                                   29           36
                                                                ------        ------
                                                                  594          558
                                                                ------        ------
                                                                ------        ------

38                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

10. LOANS, ADVANCES AND MORTGAGES RECEIVABLE--Continued

    The BC Student Loan program provides loans to students for higher education. Students are required to repay these loans, through a contracted service provider, to the province over a maximum of 174 months with a floating interest rate of prime plus 2.5%. Defaulted loans are due on demand with interest at a floating rate of prime plus 2.5%. The program also administers defaulted student loans issued by financial institutions under a risk sharing agreement with the province. Defaulted risk sharing loans arise due to bankruptcy or death of the student while attending school.

    The Industrial Development Fund provided loans to assist the establishment of new industry, the introduction of new technology to existing industry, or the development of a region of British Columbia. These loans incur interest at rates ranging from 0% to 10%. The Industrial Development Fund was eliminated pursuant to the repeal of the INDUSTRIAL DEVELOPMENT INCENTIVE ACT under the BUDGET MEASURES IMPLEMENTATION ACT, 2002. No loans will be issued after March 31, 2002.

    The Land Tax Deferment program allows eligible individuals to defer payment of all, or a portion of, annual property taxes due on residences. Eligible individuals are either 60 years or older, a surviving spouse or a disabled person. Simple interest is charged on the deferred taxes at a rate set semi-annually by the Ministry of Finance. This rate is generally 2.0% below the prime rate. The deferred taxes, plus any outstanding interest, must be repaid when the residence is transferred to a new owner.

    Construction loans are provided by British Columbia Housing Management Commission (BCHMC), a taxpayer-supported Crown corporation, and an approved lender under the NATIONAL HOUSING ACT. BCHMC provides construction loans for societies that are building approved projects under social housing programs. Interest is payable at the province's weighted average borrowing rate for short-term funds, plus administration costs. Loans are repaid at substantial completion of each project from financing arranged with private lenders.

    Capital expansion loans were made to taxpayer-supported Crown corporations and agencies for plant expansion. There are no loans of this nature outstanding at March 31, 2002.

    Accountable advances represent funds issued for program costs, which have not yet been expended in accordance with the applicable agreements.

    The Reconstruction Program provides financial assistance to homeowners to pay for repairs to homes with premature building envelope failure. The financial assistance is provided in the form of subsidized interest loans, no-interest loans or deferred payment loans and secured by registered mortgages. This program is administered by Homeowner Protection Office.

    Miscellaneous mortgages receivable have terms ranging from less than 1 year to 20 years, with some loans being payable on demand. Interest rates range from 4% to 10%.

                            PUBLIC ACCOUNTS 2001/02                           39


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

11. OTHER INVESTMENTS

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
Government of Canada bonds                                         26           19
Provincial government bonds                                        33           44
Commercial loans and investments                                  111          111
Pooled Investment Portfolios                                       82           93
Columbia Basin Trust investments                                   88           56
Pooled and managed investment funds of Forest Renewal BC                        32
Equity investment in CBS Insurance Company                         23
Miscellaneous                                                      51           41
                                                                ------        ------
                                                                  414          396
Provision for doubtful accounts                                  (126)        (126)
                                                                ------        ------
                                                                  288          270
                                                                ------        ------
                                                                ------        ------

    Government of Canada bonds have a market value of $26.2 million (par value $25.3 million), with yields ranging from 3.065% to 8.492%. Maturity dates range from April 1, 2002 to December 1, 2005.

    Provincial bonds of various provinces have a market value of $33.4 million (par value $31.0 million), with yields ranging from 2.365% to 6.189%. Maturity dates range from June 24, 2002 to July 22, 2013.

    Commercial loans and investments are recorded at lower of cost of acquisition adjusted by attributed income and market value. A provision in the full amount of these loans has been recorded.

    Pooled investment portfolios consist of units in the British Columbia Investment Management Corporation's BC Focus Fund and Illiquid Fund. These funds' investments consist primarily of debt and equity holdings of privately held companies.

    Columbia Basin Trust investments include $17 million in bankers acceptances and deposits. Deposit holdings are not marketable, but Columbia Basin Trust may, on ninety days written notice, redeem up to 10% of deposits initially made for a period of one year or longer, without cost or penalty, provided that such redemption occurs only once during a particular deposit's term. Also included is a $71 million equity investment in power project joint ventures developed in partnership with Columbia Power Corporation.

    The equity investment in CBS Insurance Company is held by Canadian Blood Services and represents the province's proportional interest.


12. LOANS FOR PURCHASE OF ASSETS, RECOVERABLE FROM AGENCIES

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
British Columbia Hydro and Power Authority                      6,770         6,703
British Columbia Railway Company                                  599           584
Columbia Power Corporation                                         63            20
Improvement districts                                               6             6
Pacific Racing Association                                          5             5
Post-secondary educational institutions                           114           124
                                                                ------        ------
                                                                7,557         7,442
Provision for doubtful accounts                                    (5)           (5)
                                                                ------        ------
                                                                7,552         7,437
                                                                ------        ------
                                                                ------        ------

40                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

13. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
Trade accounts payable and other liabilities                    1,595         1,449
Accrued interest on debt                                          779           824
Accrued employee leave entitlements                               244           238
Other accrued estimated liabilities(1)                            601           525
                                                                ------        ------
                                                                3,219         3,036
                                                                ------        ------
                                                                ------        ------

      ----------
      (1)Includes pending litigation, provision for guaranteed debt payout and other miscellaneous accrued claims.

14. DUE TO OTHER GOVERNMENTS

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
Government of Canada:
   Current                                                         69            57
Provincial governments:
   Current                                                         10            12
Local governments:(1)
   Current                                                         19             9
   Long-term                                                        2            26
                                                                ------        ------
                                                                  100           104
                                                                ------        ------
                                                                ------        ------

      ----------
      (1)Local governments are municipal units established by the provincial government which include regional and metropolitan municipalities, cities, towns, townships, districts, rural municipalities and villages.

15. DUE TO CROWN CORPORATIONS, AGENCIES AND FUNDS

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
British Columbia Liquor Distribution Branch                         3
Post-secondary educational institutions                             1             2
Trust funds                                                        76            69
                                                                ------        ------
                                                                   80            71
                                                                ------        ------
                                                                ------        ------

                            PUBLIC ACCOUNTS 2001/02                           41


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

16. DEFERRED REVENUE

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
Medical Services Plan premiums                                     55            54
Motor vehicle licences and permits                                161           160
Petroleum, natural gas and minerals, leases and fees               29            29
Water rentals and recording fees                                   71            82
Derivative debt instruments                                        16             1
Unearned lease revenue                                            106            95
Federal and municipal highway project revenues                     59            33
Forest Stand Management Fund                                       14            11
Miscellaneous                                                     128           153
                                                                ------        ------
                                                                  639           618
                                                                ------        ------
                                                                ------        ------

17. EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)

                                                                    In Millions
                                                                 2002          2001
                                                                ------        ------
                                                                   $             $
Members of the Legislative Assembly Superannuation Plan             6            13
Municipal Superannuation Plan                                                   149
Teachers' Pension Plan                                                        1,315
                                                                ------        ------
                                                                    6         1,477
                                                                ------        ------
                                                                ------        ------

    The province contributes to defined benefit pension plans for substantially all its employees and for Members of the Legislative Assembly. The plans provide pensions based on length of service and final average earnings. They do not provide for inflation protection other than that set aside in special inflation accounts. The performance of the plans over the past two years placed them in a net asset position at March 31, 2002.

    The College, Public Service, Municipal and Teachers' plans are joint trusteeship plans. In joint trusteeship plans, control of the plans and their assets are assumed by individual pension boards made up of government and plan member representatives. Provisions of these plans stipulate that the province has no formal claim to any pension plan surpluses or assets. In addition, all plans are administered by the British Columbia Pension Corporation (BCPC).

    In the event that a plan deficit is determined by an actuarial valuation (performed every three years), the province is required to address it through the Joint Trusteeship Boards by adjusting contributions or other means. It is expected, therefore, that any unfunded liabilities in the future will be short-term in nature.

    Both the Municipal and Teachers' plans became joint trusteeship plans in the current fiscal year. The settlement of the former plans resulted in the realization this fiscal year of past actuarial gains that existed in the former plans on the settlement date. Under the former plans, these gains were amortized into operations over a period of approximately 10 to 12 years. The effect of the settlements is a one-time credit to operations in the amount of $1,464 million.

42                         PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

17. EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)--Continued

    The estimated financial position for each plan consists of the accrued benefit obligation less the pension fund assets, as follows:

                                                                          In Millions
                                                  Public      Municipal
                                                  Service    Superannua-   Teachers'      College
                                                  Pension       tion        Pension       Pension
                                                   Plan         Plan          Plan         Plan         Total
                                                  -------      -------     ---------      -------     --------
                                                     $             $           $             $            $
Accrued benefit obligation                         7,872        7,369         9,083          796       25,120
Pension fund assets                                9,006        8,003         9,167        1,035       27,211
                                                  -------      -------     ---------      -------     --------
Accrued net asset                                 (1,134)        (634)          (84)        (239)      (2,091)
                                                  -------      -------     ---------      -------     --------
                                                  -------      -------     ---------      -------     --------

    The reported net assets of the pension plans are under joint trusteeship agreements which limit the province's share to 50%. The province has no formal claim on accrued asset amounts until such time as a formal declaration is made by the Joint Trusteeship Boards to reduce or suspend employer contributions for a period of time. Therefore, the recorded value of the net assets is nil until such time that a declaration is made. Also, only 70% of the accrued benefit obligation and pension fund assets are included for the Municipal Superannuation Plan, reflecting the province's interest in the plan.

    The accrued benefit obligations and pension assets shown for 2001/02 are based on extrapolations of the most recent actuarial valuations as follows:
Public Service Pension Plan (March 31, 1999); Municipal Superannuation Plan (December 31, 2000); Teachers' Pension Plan (December 31, 2000); and College Pension Plan (August 31, 1997).

    The Members of the Legislative Assembly Superannuation Plan (the Plan) is also administered by the BCPC. Each year, the present value of the amount required to provide a legislative member's future pension benefits is transferred from the Plan to the Public Service Pension Plan from which monthly pensions are paid. Pension benefits are based on length of service and final average earnings. The unfunded pension liability for the Plan represents the terminal funding that would be required from the province for the difference between the present value of the obligations for future benefit entitlements and the amount of funds available in the Plan.

    Key actuarial assumptions used in the valuations include a long-term annual rate of return on pension fund assets of 7.30% for the Public Service Pension Plan, 7.25% for the Municipal Pension Plan, 7.50% for the Teachers Pension Plan, and 7.40% for the College Pension Plan, and long-term annual salary increases of 4.80% for the Public Service Pension Plan, 4.75% for the Municipal Pension Plan, 5.00% for the Teachers' Pension Plan, and 4.90% for the College Pension Plan.

    The audited financial statements of each pension plan listed, along with full descriptions, benefit formulas, inflation assumptions and funding policies, are published on the British Columbia Pension Corporation web site.

                            PUBLIC ACCOUNTS 2001/02                           43


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

18. TAXPAYER-SUPPORTED DEBT(1)

                                                                            In Millions

                                                                                                         2002         2001
                                                                                                       Canadian     Canadian
                                      Year of     Canadian        US         Japanese       Other       Dollar       Dollar
                                     Maturity      Dollar      Dollar(2)      Yen(2)    Currencies(2)    Total        Total
                                    ---------     --------     ---------     --------   -------------  --------     --------
Short-term promis-
sory notes                               2002                                                                            827
                                         2003          898           30                                     928

Notes, bonds and
debentures(3)                            2002                                                                          2,103
                                         2003        1,067        1,211                                   2,278        2,259
                                         2004        1,400                                     410        1,810        1,809
                                         2005        1,051          445                        585        2,081        1,803
                                         2006        1,940                                                1,940        1,791
                                         2007        1,448          928                        370        2,746        1,330
                                    2007-2012        6,981        1,555           262          833        9,631        7,954
                                    2012-2017        2,174          155                                   2,329        2,299
                                    2017-2022          762                                                  762          508
                                    2022-2027        2,408                                                2,408        2,408
                                    2027-2032        3,335                                                3,335        3,121
                                    2032-2037
                                    2037-2042          365                                                  365          365
                                                  --------     ---------     --------     ---------    --------     --------
TOTAL DEBT ISSUED AT FACE VALUE                     23,829        4,324           262        2,198       30,613       28,577
                                                  --------     ---------     --------     ---------
                                                  --------     ---------     --------     ---------

Sinking funds(4)                                                                                         (3,525)      (3,761)
Unamortized discount                                                                                       (121)        (134)
Amount held in the Consolidated Revenue Fund                                                                (15)         (18)
                                                                                                       --------     --------
TOTAL TAXPAYER-SUPPORTED DEBT                                                                            26,952       24,664
                                                                                                       --------     --------
                                                                                                       --------     --------
The effective interest rates (weighted average percent) as at March 31 on the above debt are:
      2002                                                                                                 6.00
      2001                                                                                                              7.08

      ----------
      (1)The balances and interest rates reflect the impact of the related derivative contracts, presented in Note 20 (Risk Management and Derivative Financial Instruments).
      (2)Foreign currencies include: $2,869 million US ($4,324 million Canadian); 22,000 million Japanese yen ($262 million Canadian); 191 million Pounds Sterling ($410 million Canadian); 600 million Swiss Francs ($585 million Canadian); 741 million Euros ($1,203 million Canadian). Effective January 1, 2002, debt originally issued in and totalling 2,499 million French Francs and 703 million Deutsche Marks was converted at established fixed exchange rates (6.55957 French Francs for 1 Euro and 1.95583 Deutsche Marks for 1 Euro) and is now reported in Euros.
      (3)Notes, bonds and debentures include $25 million (2001: $105 million) in bank loans, $79 million (2001: $76 million) in capital leases and $142 million (2001: $144 million) in mortgages.
      (4)Sinking fund balances include assets totalling $198 million (2001: $109 million) invested in the Matched Book Program and assets totalling $3,327 million (2001: $3,652 million) set aside for orderly repayment of debt. Sinking funds at March 31, 2002, totalling $148 million US (2001: $140 million US) act as a natural hedge of the US dollar debentures.

44                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

18. TAXPAYER-SUPPORTED DEBT--Continued

NOTES, BONDS AND DEBENTURES

REDEEMABLE BY THE BOND HOLDER

    Balances include debentures issued to the Canada Pension Plan totalling $3,328 million (2001: $3,409 million) at a weighted average interest rate of 10.13% (2001: 10.93%). These debentures mature at various dates from April 8, 2002 to November 13, 2021, with interest rates varying between 5.61% and 16.53%. These debentures are redeemable in whole or in part before maturity, on six months' prior notice, at the option of the Minister of Finance of Canada, subject to certain restrictions. During the year, $253 million in Canada Pension Plan debentures were issued. Under Canada Pension Plan legislation, any significant amendment to benefits or contributions requires the approval of the legislature of two-thirds of the provinces.

    Balances include 5.40% debentures, due December 4, 2026, totalling $40 million (2001: $40 million). The holders have a put option which, if exercised, would result in the bond maturing on December 4, 2002. If the option is not exercised, the bond will be redeemed for $50 million (2001: $50 million) on December 4, 2026, and the coupon rate on the bond will be 7.00% for the period December 5, 2002 to December 4, 2026.

    Balances include 5.45% debentures, due August 17, 2028, totalling $200 million (2001: $200 million). The holders have a put option which, if exercised, would result in the bond maturing on August 17, 2005. If the option is not exercised, the debenture will mature on August 17, 2028, and the effective rate on the bond will be 5.62% for the period August 18, 2005 to August 17, 2028.

    Balances include 5.86% debentures due June 18, 2029, totalling $250 million (2001: $250 million). The holders have a put option which, if exercised, would result in the bond maturing on June 19, 2006. If the option is not exercised, the debenture will mature on June 18, 2029.

    Balances include British Columbia Savings Bonds totalling $355 million (2001: $702 million) maturing at dates from October 15, 2002 to October 15, 2007, and with an effective rate of 2.90% are redeemable at par by the holder each April 15 and October 15 prior to maturity.

REDEEMABLE BY THE PROVINCE

    Issues totalling $80 million (2001: $210 million) with effective rates ranging from 1.91% to 2.01% are redeemable at par at the province's option on dates ranging from August 5, 2003 to April 9, 2013.

DEFEASANCES

    At March 31, 2002, sufficient securities had been set aside in an irrevocable trust, as a matter of policy, to satisfy the scheduled interest and principal payment requirements of $931 million (2001: $1,114 million). The related debt is considered extinguished for financial reporting purposes.

    Aggregate payments for the next five years to meet sinking fund and retirement provisions on notes, bonds and debentures are:

                                                     In Millions
                                                      Canadian
                                                       Dollar
                                                     -----------
2003                                                   1,788
2004                                                   1,288
2005                                                   1,778
2006                                                   1,729
2007                                                   2,524

                            PUBLIC ACCOUNTS 2001/02                           45


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

19. SELF-SUPPORTED DEBT(1)

                                                                           In Millions
                                                                                                            2002         2001
                                                                                                          Canadian     Canadian
                                         Year of     Canadian         US        Japanese       Other       Dollar       Dollar
                                        Maturity      Dollar      Dollar(2)      Yen(2)    Currencies(2)    Total        Total
                                      ------------  ----------  -------------  ----------  -------------  ---------    ---------
Short-term promissory notes                2002                                                                          1,342
                                           2003          286         1,175                                  1,461

Notes, bonds and debentures                2002                                                                            404
                                           2003                        446                                    446          442
                                           2004          300           319                                    619          615
                                           2005          388            75          135                       598          786
                                           2006          793                                                  793          356
                                           2007          314           251                                    565          314
                                      2007-2012          767           200                       150        1,117        1,849
                                      2012-2017          350                                                  350          350
                                      2017-2022          951                                                  951          896
                                      2022-2027          450           797                                  1,247        1,239
                                      2027-2032          900                                                  900          614
                                      2032-2037                        478                                    478          473
                                      2037-2042           50                                                   50           50
                                                    ----------  -------------  ----------  -------------  ---------    ---------
TOTAL DEBT ISSUED AT FACE VALUE                        5,549         3,741          135          150        9,575        9,730
                                                    ----------  -------------  ----------  -------------
                                                    ----------  -------------  ----------  -------------
Sinking funds(3)                                                                                           (1,071)      (1,089)
Unamortized discount                                                                                           (4)         (22)
                                                                                                          ---------    ---------
TOTAL SELF-SUPPORTED DEBT                                                                                   8,500        8,619
                                                                                                          ---------    ---------
                                                                                                          ---------    ---------
The effective interest rates (weighted average percent) as at March 31 on the above debt are:
      2002                                                                                                   5.79
      2001                                                                                                                7.04

      ----------
      (1)The balances and interest rates reflect the impact of the related derivative contracts, presented in Note 20 (Risk Management and Derivative Financial Instruments).
      (2)Foreign currencies include: $2,370 million US ($3,741 million Canadian);10,000 million Japanese yen ($135 million Canadian); 97 million Euros ($150 million Canadian). Effective January 1, 2002, debt originally issued in and totalling 637 million French Francs was converted at established fixed exchange rates (6.55957 French Francs for 1 Euro) and are now reported in Euros.
      (3)Sinking funds at March 31, 2002, totalling $415 million US (2001: $436 million US) act as a natural hedge of the US dollar debentures and short-term promissory notes. Sinking funds are administered by the British Columbia Investment Management Corporation.

46                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

19. SELF-SUPPORTED DEBT--Continued

NOTES, BONDS AND DEBENTURES

REDEEMABLE BY THE BOND HOLDER

    Balances include debentures issued to the Canada Pension Plan totalling $397 million (2001: $341 million) at a weighted average interest rate of 10.41% (2001: 11.10%). These debentures mature at various dates from July 10, 2004 to January 8, 2022, with interest rates varying between 5.97% and 14.06%. These debentures are redeemable in whole or in part before maturity, on six months' prior notice, at the option of the Minister of Finance of Canada, subject to certain restrictions. During the year, $55 million in Canada Pension Plan debentures were issued for self-supported debt. Under Canada Pension Plan legislation, any significant amendment to benefits or contributions requires the approval of the legislature of two-thirds of the provinces.

    Balances include a $200 million US (2001: $200 million US) note with an effective rate of 1.83% maturing January 15, 2004. This note was translated at the exchange rate prevailing at year-end. The bond holder or the issuer may redeem the note on any interest payment date on thirty days' notice.

    Aggregate payments for the next five fiscal years to meet sinking fund and retirement provisions on notes, bonds and debentures are:

                                                         In Millions
                                                          Canadian
                                                           Dollar
                                                         -----------
    2003                                                     455
    2004                                                     579
    2005                                                     561
    2006                                                     783
    2007                                                     569

20. RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS

    The province borrows funds in both domestic and foreign capital markets, and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters. As a result, the province is exposed to risks associated with interest rate fluctuations and foreign exchange rate fluctuations. In accordance with risk management policy guidelines set by the Risk Committee of the Ministry of Finance, the province uses a variety of derivative financial instruments to hedge exposure to these risks.

    Derivatives used by the province include interest rate swaps, cross-currency swaps, forward foreign exchange contracts, forward rate agreements, and options. A derivative instrument is a financial contract with a financial institution or counterparty which is applied to effect a hedge on interest rate or foreign exchange exposure contained in the underlying provincial debt instrument. A derivative derives value from the impact of market changes on the underlying hedged debt instrument. All derivative instruments entered into by the province are recorded off-balance sheet, which is consistent with the Canadian Institute of Chartered Accountants' accounting guidelines for non-speculative hedge instruments.

                            PUBLIC ACCOUNTS 2001/02                           47


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

20. RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS--Continued

    The province also engages in commodity derivative hedging on behalf of the British Columbia Ferry Corporation. The objective of commodity derivative hedging is to reduce the financial risks associated with price volatility in the commodity market. As at March 31, 2002, the remaining notional amounts under commodity contracts totalled 255,000 barrels of oil.

    The following tables present maturity schedules of the province's derivatives by type (excluding commodity derivatives), outstanding at March 31, 2002, based on the notional amounts of the contracts.

TAXPAYER-SUPPORTED DEBT

                                                                         In Millions
                                                                                        Forward
                                                               Cross       Interest     Foreign
                                                  Year of    Currency        Rate       Exchange
                                                 Maturity      Swaps        Swaps       Contracts      Total
                                              -------------  ---------    ---------   -------------  ---------
                                                       2003      175           515           30          720
                                                       2004      409             6                       415
                                                       2005    1,031            95                     1,126
                                                       2006                    484                       484
                                                       2007    1,668         1,428                     3,096
                                                 6-10 years    2,761         2,101                     4,862
                                              Over 10 years      218           969                     1,187
                                                             ---------    ---------   -------------  ---------
TOTAL                                                          6,262         5,598           30       11,890
                                                             ---------    ---------   -------------  ---------
                                                             ---------    ---------   -------------  ---------

SELF-SUPPORTED DEBT

                                                                         In Millions
                                                                                        Forward
                                                               Cross       Interest     Foreign
                                                  Year of    Currency        Rate       Exchange
                                                 Maturity      Swaps        Swaps       Contracts      Total
                                              -------------  ---------    ---------   -------------  ---------
                                                       2003                  1,265           10        1,275
                                                       2004                    150                       150
                                                       2005      279            75                       354
                                                       2006                    698                       698
                                                       2007      251           551                       802
                                                 6-10 years      350           350                       700
                                              Over 10 years                    400                       400
                                                             ---------    ---------   -------------  ---------
TOTAL                                                            880         3,489           10        4,379
                                                             ---------    ---------   -------------  ---------
                                                             ---------    ---------   -------------  ---------

INTEREST RATE RISK

    Interest rate risk is the risk that the province's debt servicing costs will fluctuate due to changes in interest rates. The province uses derivative contracts to manage interest rate risk by exchanging a series of interest payments, and assuming either a fixed or floating rate liability to a counterparty, based on the notional principal amount. Derivatives allow the province to alter the proportion of its debt held in fixed and floating rate form to take advantage of changes in interest rates.

48                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

20. RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS--Continued

    The government's current policy guidelines, with respect to the provincial government direct debt portfolio, allow floating rate debt exposure up to 45.00% of debt. At March 31, 2002, floating rate debt exposure was 36.30% (2001:
36.60%) of debt.

    Under current policy guidelines for British Columbia Hydro and Power Authority (BC Hydro), the maximum floating rate debt exposure is 35.00% of debt. At March 31, 2002, floating rate debt exposure for BC Hydro was 25.6% (2001:
19.00%) of debt.

    A 1.00% increase in interest rates would result in an increase in the debt servicing expense of $87 million for taxpayer-supported debt and $34 million for self-supported debt.

FOREIGN EXCHANGE RISK

    Foreign exchange risk is the risk that the province's debt servicing costs and principal payments will fluctuate due to changes in foreign exchange rates. The province uses derivative contracts to hedge foreign exchange risk by converting foreign currency principal and interest cash flows into Canadian dollar cash flows. Within specified limits set by policy, the province and provincial corporations may assume only unhedged exposure to US dollars and Japanese yen.

    The government's current policy guidelines, with respect to the provincial government direct debt portfolio, allow unhedged foreign debt exposure up to 10.00% of debt. At March 31, 2002, unhedged foreign debt exposure, in US dollars and Japanese yen, was 6.61% (2001: 7.52%) of debt.

    Under current policy guidelines for BC Hydro, the maximum unhedged foreign debt exposure is 44.00% of debt. At March 31, 2002, 33.20% (2001: 38.60%) of debt was in the form of unhedged foreign debt in US dollars.

    A one cent decrease in the Canadian dollar versus the US dollar would result in an increase in the debt servicing expense of $17 million for taxpayer-supported debt and $32 million for self-supported debt. A decrease in the value of the Canadian dollar versus one Japanese yen would result in an increase to debt servicing expenses of $1 million for taxpayer-supported debt.

CREDIT RISK

    Credit risk is the risk that the province will incur financial loss due to a counterparty defaulting on its financial obligation to the province. In accordance with the government's policy guidelines, the province reduces its credit risk by dealing with only highly rated counterparties. The province only enters into derivative transactions with counterparties that have a rating from Moody's Investors Service and Standard & Poor's of at least AA-/Aa3 or A+/A1 in the case of Canadian Schedule A banks. The province also establishes limits on individual counterparty credit exposures and monitors these exposures on a regular basis.

                            PUBLIC ACCOUNTS 2001/02                           49


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

21. NET LIABILITIES

    The Statement of Changes in Net Liabilities (SEE page 29) shows the net impact of applying the expenditure basis of accounting. The net liabilities calculation uses the expenditure, rather than the expense, basis of accounting. Under the expenditure basis of accounting, prepaid capital advances, tangible capital assets, prepaid program costs and other assets are recorded as expenditures when calculating the current year surplus or deficit. Under the expense basis of accounting, these items are recorded on the Statement of Financial Position as assets and amortized over an applicable period of time.

22. TANGIBLE CAPITAL ASSETS

                                                         In Millions
                                                      2002         2001
                                                    --------     --------
                                                    Net Book     Net Book
                                                      Value        Value
                                                        $             $
Land and Land Improvements                              757          720
Buildings                                             1,146        1,128
Highway infrastructure                                6,185        6,134
Ferries and related infrastructure                      580          597
Transportation equipment                              2,084        1,932
Computer hardware and software                          277          279
Other                                                   177          301
                                                    --------     --------
                                                     11,206       11,091
                                                    --------     --------
                                                    --------     --------

    SEE Statement of Tangible Capital Assets on page 68.

    The estimated useful lives of the more common tangible capital assets are: buildings (10-50 years); highway infrastructure (15-40 years); ferries and related infrastructure (5-40 years); transportation equipment (5-40 years); computer hardware and software (3-5 years); and other (including vehicles, specialized equipment, and furniture and equipment) (5-20 years). Land improvements are amortized over 30 years (recreation areas) or 40 years (dams and water management systems). Tenant improvements (included in buildings) are amortized over 5 years or the length of the relevant lease term.

    Included in tangible capital assets of British Columbia Transit are capital assets under lease to Greater Vancouver Transportation Authority (GVTA). These capital assets under lease consist of land, land improvements, stations, guideways and other assets related to the SkyTrain system and West Coast Express. These assets are made available to GVTA for their use under the GREATER VANCOUVER TRANSPORTATION ACT and an Order in Council enacted thereunder, and represent one of the province's contributions toward public transportation in the Greater Vancouver Regional District. The proposed lease arrangements with GVTA are for one dollar per year under an initial fifteen-year term with additional five-year renewal periods upon the agreement of British Columbia Transit and GVTA. The net book value of these assets is $977 million (2001:
$993 million).

50                         PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

23. PREPAID CAPITAL ADVANCES

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
Health facilities                                                2,835        2,666
Post-secondary educational institutions                          2,295        2,218
Schools                                                          6,209        5,926
                                                               --------      --------
                                                                11,339       10,810
Accumulated amortization                                        (4,306)      (3,905)
                                                               --------      --------
                                                                 7,033        6,905
                                                               --------      --------
                                                               --------      --------

24. PREPAID PROGRAM COSTS

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
Prepaid program costs(1)                                           125          165
                                                               --------      --------
                                                               --------      --------

      ----------
      (1)Includes inventories of operating material held in the Purchasing Commission and Queen's Printer warehouses pending distribution in a subsequent fiscal year. Also includes inventories of supplies and other not for resale items held by taxpayer-supported Crown corporations and agencies and charged to expenses when consumed in the normal course of operations.

25. OTHER ASSETS

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
Deferred debt instrument costs                                     111          146
Deferred treaty costs                                               26           28
Other deferred costs                                                19           47
                                                               --------      --------
                                                                   156          221
                                                               --------      --------
                                                               --------      --------

                            PUBLIC ACCOUNTS 2001/02                           51

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

26. ACCUMULATED SURPLUS (DEFICIT)

                                                                                           In Millions
                                                                                        2002          2001
                                                                                      --------      --------
                                                                                          $             $
Accumulated surplus (deficit)--beginning of year(1)                                    (3,509)       (4,970)
Adjustments made to accumulated surplus (deficit) due to changes in accounting treatment(2)
  Capitalization of land improvements(3)                                                                 92
  Federal personal income tax adjustment(4)                                                             (15)
  Miscellaneous adjustments(5)                                                              2            (7)
  Canadian Blood Services adjustments(6)                                                   20           (35)
  Include the British Columbia Racing Commission in the reporting entity(7)                 4
  Adjustment to British Columbia Railway Company's (BC Rail) unremitted earnings(8)         6
                                                                                      --------      --------
Accumulated surplus (deficit)--beginning of year as restated(1),(2)                    (3,477)       (4,935)
Surplus (deficit) for the year(2)                                                      (1,233)        1,426
                                                                                      --------      --------
ACCUMULATED SURPLUS (DEFICIT)--END OF YEAR                                             (4,710)       (3,509)
                                                                                      --------      --------
                                                                                      --------      --------

      ----------
      (1)Accumulated surplus (deficit) has been restated to apply changes in accounting treatment and correction of errors. The total impact of these changes has the effect of increasing the 2000/01 opening accumulated deficit by $5 million (from $4,965 million to $4,970 million).
      (2)Accumulated surplus (deficit) has also been restated to apply additional changes in accounting treatment and correction of errors. The total impact of these changes has the effect of decreasing the 2000/01 opening accumulated deficit by $35 million (from $4,970 million to $4,935 million) and decreasing the surplus for the year by $72 million (from $1,498 million to $1,426 million).
      (3)Land improvements were capitalized in 2001/02 as part of the phased-in approach to the capitalization of tangible capital assets. This change has the effect of increasing 2000/01 tangible capital assets by $90 million, increasing 2000/01 deferred revenue by $2 million and decreasing the 2000/01 surplus by $4 million.
      (4)This adjustment is to correct an error by Canada Customs and Revenue Agency in the calculation of personal income tax collections on behalf of the province which resulted in an overpayment to the province in previous years. This adjustment has the effect of decreasing taxes receivable by $67 million, and decreasing the 2000/01 surplus by $52 million.
      (5)Miscellaneous adjustments consist of a correction of an error that decreases tangible capital assets by $6 million, decreases various other assets by $5 million and decreases liabilities by $4 million. These adjustments have no impact on the 2000/01 surplus. In 2001/02, Provincial Capital Commission recorded an adjustment for land received as a donation. This adjustment has the effect of increasing Equity in Government Business Enterprises by $2 million.
      (6)The adjustment for 2000/01 represents a correction to the procedure used to consolidate Canadian Blood Services. This adjustment increased trade receivables by $1 million, increased trade payables by $14 million, increased deferred revenue by $38 million and decreased the 2000/01 surplus by $16 million. The 2001/02 adjustment represents the province's proportional interest in an equity adjustment recorded by Canadian Blood Services related to its investment in CBS Insurance Company.
      (7)In 2001/02, an adjustment was required to include the British Columbia Racing Commission in the reporting entity.
      (8)In 2001/02, an adjustment was required to record the earnings of BC Rail for the period January 1 to March 31, 2001, which had not previously been recorded. This adjustment results from a change made this year to use the April 1 to March 31 earnings of BC Rail when preparing the Summary Financial Statements.

52                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

27. CONTINGENCIES AND COMMITMENTS

(a) GUARANTEED DEBT

    Guaranteed debt as at March 31, 2002, totalled $307 million (2001: $447 million). SEE Statement of Guaranteed Debt on page 69 for details.

(b) CONTINGENT LIABILITIES

         (i) Litigation and Other Claims

                 The province is a defendant in legal actions and is involved in matters such as expropriation compensation disputes and tax assessment appeals. These matters may give rise to future liabilities.

                 These potential liabilities are accrued when it is likely that a liability exists and the amount of the liability can be reasonably estimated on an individual or portfolio basis (SEE Note 13--Other accrued estimated liabilities).

                 The province has contingent liabilities in respect of the
             following summary of matters where the estimated or known claim is or exceeds $100,000 and is net of accrued amounts:

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
Negligence and miscellaneous                                     1,025           62
Contract disputes                                                  196          285
Damages to persons or property                                     130           77
Expropriation disputes                                              91           79
Timber harvesting rights disputes                                   31           37
Property access disputes                                            13           25
Motor vehicle accidents                                             10           12
Tax disputes                                                         7           10
                                                               --------      --------
                                                                 1,503          587
                                                               --------      --------
                                                               --------      --------

                 On March 28, 1998, the federal government announced the
             establishment of a $1.1 billion fund to compensate Hepatitis C victims who were infected as a result of blood transfusions between 1986 and 1990. The value of the settlement includes payments of $1.1 billion plus a contingent liability of $18 million for the Red Cross and interest accrued on these balances as of April 1, 1998. The federal government will contribute $800 million and the provincial and territorial governments will contribute $300 million. A liability has been accrued based on the estimated costs of future payments for claims. The outcome of claims may exceed the accrued amount but this additional exposure cannot be determined with certainty.

        (ii) Other Contingent Liabilities

                 The province also has contingent liabilities in the form of indemnities, indirect guarantees and outstanding claims. Where indemnities are for explicit quantifiable loans, the amounts are included in the guaranteed debt note above.

                 The province is responsible for the environmental clean up of numerous contaminated sites in the province. Based on preliminary environmental audits of some sites, a liability has been recorded based upon the minimum estimated clean up costs, where an estimate has been provided. Maximum estimated cleanup costs for sites under evaluation could increase the liability by $90 million at March 31, 2002. Many other sites remain to be evaluated; this future liability is not determinable.

                            PUBLIC ACCOUNTS 2001/02                           53


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

27. CONTINGENCIES AND COMMITMENTS--Continued

                 The Insurance Corporation of British Columbia (the Corporation)
             has settled some claims which require the Corporation to provide claimants with periodic payments, usually for a lifetime. The Corporation has purchased annuities from approved life insurance companies to make these payments. The list of approved insurance companies is determined by ongoing analysis of total assets, credit rating reports, and past service history. The gross amounts of these settlements at December 31, 2001, was approximately $537 million (December 31, 2000: $498 million). In the event a life insurance company fails in this obligation, the Corporation remains responsible to continue the payments.

                 BC Transportation Financing Authority has contingent
             liabilities of $25.8 million remaining after deducting the estimated settlement expense currently accrued from gross claims outstanding for capital projects.

                 Powerex, a wholly-owned subsidiary of BC Hydro and Power
             Authority, has been named as a defendant in a number of lawsuits regarding alleged market manipulation of energy prices in the California wholesale markets. Estimates of claims against all of the market participants arising from alleged market manipulation range from hundreds of millions of US dollars to several billion US dollars. Several investigations and regulatory proceedings at the state and federal levels are also looking into the causes of the high wholesale electricity prices in the Western United States. Management cannot predict the outcome of the various claims against Powerex. Powerex believes the terms of its sales were just and reasonable.

                 The federal government, through the Canada Customs and Revenue
             Agency, has determined that overpayments of mutual fund tax revenues have been made to British Columbia, estimated at $120.6 million. The province disputes the liability and legal reviews are continuing (SEE Note 34).

       (iii) Aboriginal Land Claims

                 The absence of treaties in most of British Columbia has
             resulted in a number of outstanding aboriginal land claims across the province. The provincial position is that these claims should be resolved through negotiation, not litigation. Most First Nations agree that the negotiation of claims is the better way to resolve this issue.

                 A formal process for treaty negotiations in British Columbia has been agreed to amongst the province, Canada and the First Nations Summit. Negotiations commenced in 1994. The province anticipates that these negotiations will result in modern-day treaties defining the boundaries and nature of First Nations treaty settlement lands and rights and ensure a more stable environment for resource development in British Columbia.

                 The British Columbia Treaty Commission facilitates treaty
             negotiations under a six-stage negotiation process. As at March 31, 2002, there were 41 treaty tables, including two transboundary tables, in the process, representing two-thirds of the aboriginal people in British Columbia. These 41 treaty tables are broken down as follows:

                 - three tables in the Readiness stage (Stage 2)

                 - three tables in the Framework Agreement stage (Stage 3)

                 - thirty-four tables in the Agreement-in-Principle stage
                   (Stage 4)

                 - one table (Sechelt) in the Final Negotiation stage (Stage 5).

                 When final treaty agreements are ratified, the provincial cost of treaties is recorded in the Public Accounts. Costs are amortized over the same period as the period of capital transfers established in final agreements. The provincial cost of the Nisga'a treaty has been recorded and will be amortized over 15 years.

                 If a final treaty is negotiated on the basis of the Sechelt
             Agreement in Principle, Sechelt Treaty Land would amount to approximately 2,000 hectares. The province would transfer $4.2 million in capital transfers over a number of years.

54                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

27. CONTINGENCIES AND COMMITMENTS--Continued

                 Eighty per cent of funding for First Nations negotiation costs is in the form of loans from Canada and is repayable from treaty settlements. Under a 1993 Memorandum of Understanding, the province committed to reimburse Canada 50% of any negotiation support loans that default, along with 50% of the interest accrued. The earliest date at which the loans are expected to become due is 2006 and the amount of any provincial liability is not determinable at this time.

                 The province is conducting a referendum on treaty principles this spring. British Columbia's position on negotiation topics and mandates will be reviewed later this year in light of the referendum results.

                 Since the Supreme Court of Canada decision on December 11, 1997 of Delgamuukw v. Her Majesty the Queen in Right of British Columbia and Attorney General of Canada there has been an increase in cases involving aboriginal rights and titles.

                 The Delgamuukw case itself set out a framework for analyzing aboriginal title but did not find that the Gitxsan and Wet'suwet'en First Nations held aboriginal title. Instead, the court referred the matter back for a new trial. At this time, the Gitxsan and Wet'suwet'en have taken no steps to initiate that action.

                 Several First Nations have commenced litigation claiming
             aboriginal title over their asserted Traditional Territories and/or challenging provincial approvals regarding resource allocation and extraction on those lands. These challenges are often commenced on the basis that the provincial Crown has not consulted adequately with respect to aboriginal rights or title.

                  Of particular significance with respect to consultation are two recent decisions of the BC Court of Appeal: Taku River Tlingit First Nation v. Ringstad et al. and Haida Nation v. BC and Weyerhaeuser. Both cases have held that the Crown has a constitutional obligation (rather than an administrative duty) to consult with First Nations in advance of proven aboriginal rights or title. Appeals are being considered in these cases.

                 Also of note are court decisions in which it has been
             determined that the province is required to pay the Plaintiff First Nations' legal costs of the litigation (in advance and regardless of the outcome of the litigation). The province is in the process of appealing these cases.

                 There are also several cases which challenge the province's exclusive ownership of roads that traverse reserves and seek compensation for the use of those roads. The result of these actions is not determinable at this time.

(c) COMMITMENTS

    The government has ongoing operational and capital commitments to fund a variety of programs for public welfare including health, education, social services, protection of persons and properties, and management of natural resources. In addition, the government normally contracts out construction or maintenance of its roads, bridges and buildings. All these ongoing operational and capital commitments are detailed in the Estimates published yearly and are not repeated in this note. Any significant non-operating commitments (less than five years duration costing more than $50 million) and their completion costs are detailed in this note.

    The province has committed to a three-year restructuring plan. In each year, the plan and its associated costs are determined, included in the Estimates, and recorded in the financial statements.

    The Insurance Corporation of British Columbia has $57.2 million in outstanding commitments related to the Central City development, whose estimated total development cost is $209.4 million.

    At the end of each year, the BC Transportation Financing Authority has a number of general commitments outstanding for ongoing infrastructure projects. The approved capital program for 2002/03 is $254.0 million.

                            PUBLIC ACCOUNTS 2001/02                           55


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

28. REVENUE

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
TAXATION REVENUE INCLUDES
Personal income                                                  5,366         5,963
Corporation income                                               1,522         1,054
Social service                                                   3,523         3,605
Property                                                         1,461         1,432
Other                                                            2,189         2,209
                                                               --------      --------
                                                                14,061        14,263
                                                               --------      --------
                                                               --------      --------

     SEE notes at end of the Schedule of Net Revenue by Source on page 86 for additional information on taxation revenue.

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
INVESTMENT EARNINGS INCLUDE
Warehouse Program                                                   90          112
Other                                                              728          863
                                                               --------      --------
                                                                   818          975
                                                               --------      --------
                                                               --------      --------

29. EXPENSE

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
INTEREST EXPENSE BY FUNCTION
Health                                                             154          157
Education                                                          458          460
Transportation                                                     108           90
Interest                                                         1,670        1,873
                                                               --------      --------
                                                                 2,390        2,580
                                                               --------      --------
                                                               --------      --------


                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
TOTAL EXPENSE BY GROUP ACCOUNT CLASSIFICATION
Government transfers                                            19,173       17,491
Salaries and benefits                                            2,726        2,436
Operating costs                                                  2,670        2,800
Amortization                                                       556          536
Interest                                                         2,390        2,580
Other                                                              657          527
                                                               --------      --------
                                                                28,172       26,370
                                                               --------      --------
                                                               --------      --------

56                         PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

30. VALUATION ALLOWANCES

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
Accounts receivable                                                 26           23
Inventories for resale                                              25
Loans, advances and mortgages receivable                           191            5
Investments                                                          7
Other assets                                                         2
Accounts payable and accrued liabilities                           (44)
Taxpayer-supported debt                                           (173)
Tangible capital assets                                            171           24
                                                               --------      --------
                                                                   205           52
                                                               --------      --------
                                                               --------      --------

     These amounts are included in Other in expense by group account classification in Note 29 and represent the writedown of assets and liabilities in the above Statement of Financial Position categories.

31. COMPARISON TO ESTIMATES

    The Estimates numbers on the Statement of Operations are based on Schedule I of the 2001/02 Estimates (page 288), with certain adjustments to provide a proper comparison of Estimates to 2002 Actuals.

    The following table shows the adjustments to conform to 2002 Actuals:

                                                                                          In Millions
                                                                        Original                    Recovery     Restated
                                                                       Estimates      Expense        Revenue     Estimates
                                                                       2001/02(1)  Allocation(2)  Allocation(3)   2001/02
                                                                       ----------  -------------  -------------  ---------
                                                                            $             $             $            $
Taxation                                                                 13,280                                   13,280
Natural resources                                                         3,961                                    3,961
Fees and licences                                                         1,952                        253         2,205
Investment earnings                                                         119                        690           809
Miscellaneous                                                               830                         85           915
Net earnings of self-supported Crown corporations and agencies            1,608                                    1,608
Contributions from the federal government                                 2,908                        207         3,115
Recoveries                                                                1,235                     (1,235)
                                                                       ----------  -------------  -------------  ---------
                                                                         25,893           0              0        25,893
                                                                       ----------  -------------  -------------  ---------
                                                                       ----------  -------------  -------------  ---------

                            PUBLIC ACCOUNTS 2001/02                           57


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

31. COMPARISON TO ESTIMATES--Continued

                                                                                          In Millions
                                                                        Original                    Recovery     Restated
                                                                       Estimates      Expense        Revenue     Estimates
                                                                       2001/02(1)  Allocation(2)  Allocation(3)   2001/02
                                                                       ----------  -------------  -------------  ---------
                                                                            $             $             $             $
Health                                                                    9,740           12                      9,752
Social services                                                           3,523           30                      3,553
Education                                                                 6,866            1                      6,867
Protection of persons and property                                        1,366          (77)                     1,289
Transportation                                                            1,505                                   1,505
Natural resources and economic development                                1,770          (21)                     1,749
Other                                                                     1,263          (11)                     1,252
General government                                                          392           66                        458
Interest                                                                  1,806                                   1,806
Pension liability adjustment                                                (58)          58
                                                                       ----------  -------------  -------------  ---------
                                                                         28,173           58            0        28,231
                                                                       ----------  -------------  -------------  ---------
Surplus (deficit) for the year before unusual items                      (2,280)         (58)           0        (2,338)
                                                                       ----------  -------------  -------------  ---------
Forecast allowance                                                         (500)                                   (500)
Gain (loss) on pension settlement                                         1,280           58                      1,338
                                                                       ----------  -------------  -------------  ---------
                                                                         (1,500)           0            0        (1,500)
                                                                       ----------  -------------  -------------  ---------
                                                                       ----------  -------------  -------------  ---------


    ----------
    (1)Per Schedule I of the 2001/02 Estimates.
    (2)Per Schedule H of the 2002/03 Estimates and to correct function classification.
    (3)Recoveries have been reallocated to specific revenue sources in accordance with their nature.

32. TRUSTS UNDER ADMINISTRATION

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
Public Trustee and Official Administrators
   --administered by government officials                         579           607
Supreme, Provincial and County Court (Suitors' Funds)
   --administered by the Courts                                    19            26
Other trust funds
   --administered by various government officials                  35            54
                                                               --------      --------
                                                                  633           687
                                                               --------      --------
                                                               --------      --------

58                         PROVINCE OF BRITISH COLUMBIA

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

33. WORKERS' COMPENSATION BOARD OF BRITISH COLUMBIA (WCB)

    WCB administers the WORKERS' COMPENSATION ACT. Its main functions are promotion of occupational health and safety, compensation for occupational injury, death or disease, and rehabilitation of injured workers. WCB collects funds necessary for its operations from employers covered under the Act, and operates similar to a trust. It is excluded from the government reporting entity. The audited financial statements of WCB at December 31, reflect the following financial information:

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
Assets                                                           8,467         8,264
Liabilities                                                      8,043         7,553
                                                               --------      --------
NET EQUITY                                                         424           711
                                                               --------      --------
                                                               --------      --------



                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
Revenue                                                          1,495         1,651
Expense                                                          1,782         1,576
                                                               --------      --------
SURPLUS (DEFICIT)                                                 (287)           75
                                                               --------      --------
                                                               --------      --------

                            PUBLIC ACCOUNTS 2001/02                           59


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

34. SIGNIFICANT EVENTS

    JOINT TRUSTEESHIP AGREEMENTS FOR PENSION PLANS

    On April 5, 2001, joint trusteeship agreements were entered into for both the Municipal Superannuation Plan and the Teachers' Pension Plan, resulting in the control of the plans and their assets being assumed by newly constituted boards made up of government and plan member representatives. Under these new agreements, the government has no formal claim on pension plan surpluses and is liable for only 50% of any unfunded liabilities.

    The settlement of these plans has resulted in the early realization this fiscal year of past actuarial gains that existed in the plans. In the past, these gains would be amortized over a period of approximately 10-12 years. The effect of the settlement is a one-time credit to operations of $1,464 million.

    FEDERAL GOVERNMENT OVERPAYMENT OF MUTUAL FUND TAX REVENUES TO CERTAIN PROVINCES

    Canada Customs and Revenue Agency (CCRA) is responsible for administering the PROVINCIAL INCOME TAX ACT on behalf of British Columbia through the federal/provincial Tax Collection Agreement. Mutual fund trusts pay federal and provincial income taxes on capital gains that are refunded once the individual investors in the fund realize the gains and pay the tax themselves. Due to an error made by the CCRA, provinces were not charged for their portion of these refunds. Based on federal statements, it appears that this problem may be corrected for the 2000 and subsequent taxation years.

    The federal Auditor General completed reports on May 31, 2002, that confirmed the errors for the period from 1997 to 1999, and provided only an accounting report on the overpayments in respect of the 1993 to 1996 period. The CCRA estimate of amounts respecting the 1993 to 1999 period for assessed mutual fund trust provincial capital gains refunds is $121 million. The federal Auditor General and provincial comptrollers continue to review the assessments and processing for these years.

    British Columbia accounts for its personal income tax revenue on an accrual basis, with the result that recorded revenue is based on what is earned in a fiscal year, regardless of the cash transfers made. Adjustments are made on a going-forward basis as final federal assessment information becomes available. The government estimates a reduction of $58 million for tax year 2000, due to the provincial share of mutual fund refunds. For the 2001 and 2002 tax years, the government has estimated the provincial share of mutual fund refunds at $35 million for each year. The effect of this CCRA error on an accrual basis and adjusted for the provincial fiscal year is a reduction to personal income tax revenue of $52 million in fiscal 2000/01, and $35 million for fiscal 2001/02.

    The amount and resolution of the errors relating to 1999 and prior years are under legal review. The government of British Columbia is of the opinion that the financial liability for these corrections is the responsibility of the federal government and not the province. On the basis that this overpayment is the subject of legal action, the amount is noted as a contingent liability at March 31, 2002, and is not included in these statements.

     SALE OF SKEENA CELLULOSE INC.

    The province is a majority shareholder of Skeena Cellulose Inc. through 552513 British Columbia Ltd., a taxpayer-supported Crown corporation. In September 2001, Skeena Cellulose Inc. was granted protection from its creditors under the COMPANIES CREDITORS ARRANGEMENT ACT. On April 2, 2002, the creditors of Skeena Cellulose Inc. approved a restructuring plan negotiated by the province which was approved by the Supreme Court of British Columbia on April 4, 2002. This plan resulted in the sale of Skeena Cellulose Inc. and its subsidiaries (excepting Buffalo Head Forest Products Ltd.) to NWBC Timber and Pulp Ltd. for a payment of $6 million to the secured creditors and a payment of $2 million to unsecured creditors. The closing date of the sale was April 26, 2002. The impact of this sale on the Summary Financial Statements' 2001/02 operating result was a $223 million increase in the deficit.

60                        PROVINCE OF BRITISH COLUMBIA

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

35. RESTRUCTURING EXIT EXPENSE

    Reported restructuring exit expenses of $224 million do not include an additional $205 million for restructuring exit expenses of government organizations that were consolidated using the modified equity basis. This consists of $165 million for British Columbia Railway Company and $40 million for the Insurance Corporation of British Columbia (ICBC). ICBC's amount does not include an additional $41 million for which it was fully reimbursed by the Consolidated Revenue Fund. The $41 million is included as part of the $224 million.

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
Social services                                                    10
Education                                                          46
Protection of persons and property                                 16
Transportation                                                      7
Natural resources                                                  41
Other                                                             104
                                                               --------      --------
                                                                  224              0
                                                               --------      --------
                                                               --------      --------

                                                                    In Millions
                                                                 2002          2001
                                                               --------      --------
                                                                   $             $
RESTRUCTURING EXIT EXPENSE BY GROUP ACCOUNT CLASSIFICATION:
Government transfers                                              42
Salaries and benefits                                             95
Operating costs                                                   22
Other                                                             65
                                                               --------      --------
                                                                 224                0
                                                               --------      --------
                                                               --------      --------

36. COMPARATIVES

    Certain of the comparative figures for the previous year have been restated to conform with the current year's presentation. These restatements have had no effect on the operating result as previously reported except as specifically noted.

                            PUBLIC ACCOUNTS 2001/02                          61

                          SUMMARY FINANCIAL STATEMENTS
                                REPORTING ENTITY
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                           (GOVERNMENT ORGANIZATIONS)
                        RECORDED ON A CONSOLIDATED BASIS

CONSOLIDATED REVENUE FUND

HEALTH SECTOR
      B.C. Health Care Risk Management Society
      British Columbia Health Research Foundation
      Canadian Blood Services
      Forensic Psychiatric Services Commission

EDUCATION SECTOR
      Industry Training and Apprenticeship Commission
      Private Post-Secondary Education Commission

NATURAL RESOURCES AND ECONOMIC DEVELOPMENT SECTOR
      552513 British Columbia Ltd
      577315 British Columbia Ltd(1)
      580440 B.C. Ltd(1)
      632121 British Columbia Ltd(2)
      634349 British Columbia Ltd(2)
      BC Immigrant Investment Fund Ltd
      B.C. Games Society
      B.C. Pavilion Corporation
      B.C. Society for the Distribution of Gaming Revenue to Charities(1) British Columbia Enterprise Corporation
      British Columbia Racing Commission(3)
      British Columbia Securities Commission
      British Columbia Trade Development Corporation
      Columbia Basin Trust
      Creston Valley Wildlife Management Authority Trust Fund
      Discovery Enterprises Inc
      Duke Point Development Limited
      Fisheries Renewal BC(1)
      Forest Renewal BC(1)
      Homeowner Protection Office
      Land and Water British Columbia Inc(4)
      Okanagan Valley Tree Fruit Authority
      Oil and Gas Commission
      Pacific National Exhibition
      Science Council of British Columbia
      Tourism British Columbia
      Vancouver Trade and Convention Centre Authority

TRANSPORTATION SECTOR
      BC Transportation Financing Authority
      British Columbia Ferry Corporation
      British Columbia Transit
      Rapid Transit Project 2000 Ltd
      Victoria Line Ltd

62                       PROVINCE OF BRITISH COLUMBIA

                          SUMMARY FINANCIAL STATEMENTS
                                REPORTING ENTITY
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued

               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                           (GOVERNMENT ORGANIZATIONS)
                   RECORDED ON A CONSOLIDATED BASIS--CONTINUED

SOCIAL SERVICES SECTOR
      B.C. Community Financial Services Corporation
      British Columbia Housing Management Commission
      Provincial Rental Housing Corporation

OTHER SECTOR
      B.C. Festival of the Arts Society
      British Columbia Arts Council
      British Columbia Assessment Authority
      British Columbia Buildings Corporation
      British Columbia Heritage Trust
      First Peoples' Heritage, Language and Culture Council
      Legal Services Society
      Organized Crime Agency of British Columbia Society


             SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                        (GOVERNMENT ENTERPRISES)
                   RECORDED ON A MODIFIED EQUITY BASIS


      BCIF Management Ltd
      British Columbia Hydro and Power Authority
      British Columbia Liquor Distribution Branch
      British Columbia Lottery Corporation
      British Columbia Railway Company
      Columbia Power Corporation
      Insurance Corporation of British Columbia
      Provincial Capital Commission

      ----------
      (1)These organizations ceased operations during the fiscal year.
      (2)These organizations began operations during the fiscal year.
      (3)This entity was already operating in prior years but has been consolidated as a government organization in this fiscal year.
      (4)This company changed names during the current year. It was formerly known as British Columbia Assets and Land Corporation.

                            PUBLIC ACCOUNTS 2001/02                          63

                          SUMMARY FINANCIAL STATEMENTS
                    STATEMENT OF FINANCIAL POSITION BY SECTOR
                       (AS IDENTIFIED ON PAGES 61 AND 62)
                              AS AT MARCH 31, 2002

                                                                                    In Millions

                                                                              Natural  Transpor-  Social             Adjust-
                                                CRF(1)    Health  Education  Resources  tation   Services   Other   ments(2)  Total
                                                ------    ------  ---------  ---------  ------   --------   -----   --------  -----
FINANCIAL ASSETS                                  $          $        $          $         $         $        $         $        $
Cash and temporary investments                     538        22         6       133        29       11        46        (5)    780
Warehouse Program investments                    1,067                                                                        1,067
Accounts receivable                              2,700         3         1        22        16        9        18      (101)  2,668
Inventories for resale                             180                            22        15                 33               250
Due from the Province of British Columbia                      7                  13        28        3        34       (85)
Due from other governments                          94         1                            50       11         2               158
Due from self-supported Crown corporations
  and agencies                                     384                                                                          384
Equity in self-supported Crown corporations
  and agencies                                     806                                                                1,719   2,525
Loans, advances and mortgages receivable           422                            41         1      130                         594
Other investments                                  150        23                  90         9       16                         288
Loans for purchase of assets, recoverable
  from agencies                                 10,968                                                               (3,416)  7,552
                                                ------    ------  ---------  ---------  ------   --------   -----   -------- ------
                                                17,309        56         7       321       148      180       133    (1,888) 16,266
                                                ------    ------  ---------  ---------  ------   --------   -----   -------- ------

64                        PROVINCE OF BRITISH COLUMBIA

                          SUMMARY FINANCIAL STATEMENTS
                   STATEMENT OF FINANCIAL POSITION BY SECTOR
                       (AS IDENTIFIED ON PAGES 61 AND 62)
                         AS AT MARCH 31, 2002--Continued

                                                                                 In Millions

                                                                           Natural  Transpor-  Social             Adjust-
                                             CRF(1)    Health  Education  Resources  tation   Services   Other   ments(2)  Total
                                             ------    ------  ---------  ---------  ------   --------   -----   --------  -----
LIABILITIES                                     $         $        $          $         $         $        $        $        $
Accounts payable and accrued liabilities      2,970       18         4        38       186        41       86     (124)    3,219
Due to other governments                         83                            6        10                  1                100
Due to Crown corporations, agencies and
  funds                                          83                            1                                    (4)       80
Due to the Province of British Columbia                    6                  21        30                         (57)
Deferred revenue                                416       37         2        15     2,052       104        2   (1,989)      639
Unfunded pension liabilities                      6                                                                            6
Taxpayer-supported debt                      26,746        3                  69     2,659       299      596   (3,420)   26,952
Self-supported debt                           8,500                                                                        8,500
                                            -------       --         -       ---    ------      ----     ----    -----   -------
                                             38,804       64         6       150     4,937       444      685   (5,594)   39,496
                                            -------       --         -       ---    ------      ----     ----    -----   -------
Net liabilities                             (21,495)      (8)        1       171    (4,789)     (264)    (552)   3,706   (23,230)
                                            -------       --         -       ---    ------      ----     ----    -----   -------

NON-FINANCIAL ASSETS
Tangible capital assets                         775       27         1       169     9,026       380      828             11,206
Prepaid capital advances                      9,038                                                             (2,005)    7,033
Prepaid program costs                            63       13                   9        29        10        1                125
Other assets                                    137                                     19                                   156
                                            -------       --         -       ---    ------      ----     ----    -----   -------
                                             10,013       40         1       178     9,074       390      829   (2,005)   18,520
                                            -------       --         -       ---    ------      ----     ----    -----   -------
ACCUMULATED SURPLUS (DEFICIT)               (11,482)      32         2       349     4,285       126      277    1,701    (4,710)
                                            -------       --         -       ---    ------      ----     ----    -----   -------
                                            -------       --         -       ---    ------      ----     ----    -----   -------

     ----------
     (1)Consolidated Revenue Fund. This column includes amounts that may be applicable to other sectors but have not been allocated.
     (2)Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors, and between sectors and the Consolidated Revenue Fund.

                            PUBLIC ACCOUNTS 2001/02                          65

                          SUMMARY FINANCIAL STATEMENTS
                        STATEMENT OF OPERATIONS BY SECTOR
                       (AS IDENTIFIED ON PAGES 61 AND 62)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

                                                                                  In Millions

                                                                            Natural  Transpor-  Social             Adjust-
                                                CRF(1)  Health  Education  Resources  tation   Services   Other   ments(2)  Total
                                                ------  ------  ---------  ---------  ------   --------   -----   --------  -----
REVENUE                                           $        $         $         $         $         $        $         $       $
Taxation                                        13,652                           38       273                 62       36   14,061
Natural resources                                3,108                          144                                    11    3,263
Fees and licences                                1,589                  1        49       382                         215    2,236
Investment earnings                                 61        1                  29         1        7         1      718      818
Miscellaneous                                      260      101         1       175        81       38       123      256    1,035
Contributions from the provincial govern-
  ment/self-supported Crown corporations
  and agencies                                   1,437       80        83       324       131      141       481   (1,592)   1,085
Contributions from the federal government        2,855                            7        23       82         7      227    3,201
                                                ------   ------  ---------  ---------  ------   ------     -----   ------   ------
Total revenue                                   22,962      182        85       766       891      268       674     (129)  25,699
                                                ------   ------  ---------  ---------  ------   ------     -----   ------   ------

EXPENSE
Government transfers                            19,389                  7        89        18      150        12     (492)  19,173
Salaries and benefits                            2,109       55         8       100       309       22       135      (12)   2,726
Operating costs                                  2,230      101         4       412       207       55       362     (701)   2,670
Amortization                                       145        3                  14       341        6        47               556
Interest                                         1,955                           12       124       14        40      245    2,390
Other                                            1,392       23        67       205        85       15         2   (1,132)     657
Recoveries                                      (2,468)                                                             2,468
                                                ------   ------  ---------  ---------  ------   ------     -----   ------   ------
Operating expense                               24,752      182        86       832     1,084      262       598      376   28,172
                                                ------   ------  ---------  ---------  ------   ------     -----   ------   ------
Surplus (deficit) for the year before
  unusual items                                 (1,790)       0        (1)      (66)     (193)       6        76     (505)  (2,473)
Liquidation dividends                              256                                                               (256)
Gain (loss) on pension settlement                1,464                                                                       1,464
Restructuring exit expense                        (161)                         (39)       (7)               (17)             (224)
                                                ------   ------  ---------  ---------  ------   ------     -----   ------   ------
SURPLUS (DEFICIT) FOR THE YEAR 2001/02            (231)       0        (1)     (105)     (200)       6        59     (761)  (1,233)
                                                ------   ------  ---------  ---------  ------   ------     -----   ------   ------
                                                ------   ------  ---------  ---------  ------   ------     -----   ------   ------
SURPLUS (DEFICIT) FOR THE YEAR 2000/01           1,496        0         1      (39)      (185)       3        47      103    1,426
                                                ------   ------  ---------  ---------  ------   ------     -----   ------   ------
                                                ------   ------  ---------  ---------  ------   ------     -----   ------   ------

     ----------
     (1)Consolidated Revenue Fund. This column includes amounts that may be applicable to other sectors but have not been allocated.
     (2)Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors, and between sectors and the Consolidated Revenue Fund.

66                        PROVINCE OF BRITISH COLUMBIA

                          SUMMARY FINANCIAL STATEMENTS
          STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                          SUMMARY OF FINANCIAL POSITION
                              AS AT MARCH 31, 2002

                                                                              In Millions

                                                                            Transpor-           Natural    2002     2001
                                               Utility  Insurance  Liquor    tation   Finance  Resources  Total    Total
                                               -------  ---------  ------   --------  -------  ---------  -----   ------
ASSETS                                            $         $        $         $         $        $         $        $
Cash and temporary investments                      19    5,339        5        17       81        5      5,466    6,160
Accounts receivable                                413      122        7        64       46                 652      615
Inventories                                         89                63       167        5                 324      172
Long-term investments                              238      196                                             434      530
Tangible capital assets                          9,731      125       47       891       22       14     10,830   10,760
Other assets                                       821       39        3        94        6                 963    1,150
                                                ------    -----      ---     -----      ---       --     ------   ------
                                                11,311    5,821      125     1,233      160       19     18,669   19,387
                                                ------    -----      ---     -----      ---       --     ------   ------
                                                ------    -----      ---     -----      ---       --     ------   ------
LIABILITIES
Accounts payable and accrued liabilities         1,014    4,330      112       220      110               5,786    6,091
Deferred revenue                                 1,031    1,252                                    4      2,287    2,282
Due to the Province of British Columbia            334                                   50                 384      422
Long-term debt due to the Province of
  British Columbia                               6,833                         599                        7,432    7,317
Other long-term debt                               195                13        47                          255      274
                                                ------    -----      ---     -----      ---       --     ------   ------
                                                 9,407    5,582      125       866      160        4     16,144   16,386
                                                ------    -----      ---     -----      ---       --     ------   ------
EQUITY
Investment by the Consolidated
  Revenue Fund                                     276                         258                          534      534
Unremitted earnings--end of year                 1,628      239                109                15      1,991    2,467
                                                ------    -----      ---     -----      ---       --     ------   ------
                                                 1,904      239                367                15      2,525    3,001
                                                ------    -----      ---     -----      ---       --     ------   ------
TOTAL LIABILITIES AND EQUITY                    11,311    5,821      125     1,233      160       19     18,669   19,387
                                                ------    -----      ---     -----      ---       --     ------   ------
                                                ------    -----      ---     -----      ---       --     ------   ------

                            PUBLIC ACCOUNTS 2001/02                          67

                          SUMMARY FINANCIAL STATEMENTS
          STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
            SUMMARY OF RESULTS OF OPERATIONS AND STATEMENT OF EQUITY
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

                                                                                       In Millions

                                                            Insur-              Transpor-               Natural       2002     2001
                                                Utility(1)  ance(2)  Liquor(3)  tation(4) Finance(5)  Resources(6)   Total    Total
                                                ----------  -------  ---------  --------- ----------  ------------  ------   ------
                                                    $         $         $          $         $             $          $        $
Revenue                                           6,324     2,971      1,798        440     1,613          3        13,149   14,277
Expense                                           6,066     3,213      1,161        606     1,015          3        12,064   12,552
                                                ----------  -------  ---------  --------- ----------  ------------  ------   ------
Net earnings of self-supported Crown
  corporations and agencies                         258      (242)       637       (166)      598                    1,085    1,725
Contributions paid to the Consolidated
  Revenue Fund                                     (334)                (637)                (449)                  (1,420)  (1,431)
Adjustments to contributions(7)                                                              (149)                    (149)    (136)
                                                ----------  -------  ---------  --------- ----------  ------------  ------   ------
Increase (decrease) in unremitted
  earnings in self-supported Crown
  corporations and agencies                         (76)     (242)                 (166)                              (484)     158
Unremitted earnings--beginning of year            1,704       481                   268                   14         2,467    2,232
Adjustment to unremitted earnings(8)                                                  6                    2             8       20
Transfer to consolidated entity(9)                                                                                               57
                                                ----------  -------  ---------  --------- ----------  ------------  ------   ------
Unremitted earnings--end of year                  1,628       239                   108                   16         1,991    2,467
Investment by the Consolidated Revenue Fund         276                             258                                534      534
                                                ----------  -------  ---------  --------- ----------  ------------  ------   ------
EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS
  AND AGENCIES FOR THE YEAR                       1,904       239                   366                   16         2,525    3,001
                                                ----------  -------  ---------  --------- ----------  ------------  ------   ------
                                                ----------  -------  ---------  --------- ----------  ------------  ------   ------

     ----------
     (1)Utility--British Columbia Hydro and Power Authority and Columbia Power Corporation.
     (2)Insurance--Insurance Corporation of British Columbia (ICBC).
     (3)Liquor--British Columbia Liquor Distribution Branch.
     (4)Transportation--British Columbia Railway Company.
     (5)Finance--British Columbia Lottery Corporation and BCIF Management Ltd.
     (6)Natural Resources--Provincial Capital Commission.
     (7)This adjustment is for British Columbia Lottery Corporation transfers to charities and local governments which is shown as a recovery by the Consolidated Revenue Fund.
     (8)These adjustments are for two items: (1) to record the earnings of British Columbia Railway Company for the period January 1 to March 31, 2001 ($6 million), which had not been recorded due to the change made this year to use the April 1 to March 31 earnings when preparing the Summary Financial Statements and, (2) Provincial Capital Commission recorded land contributed by Transport Canada as a direct increase to net assets ($2 million).
     (9)552513 British Columbia Ltd. (Skeena Cellulose Inc.) no longer met the criteria of a self-supported Crown corporation. It was fully consolidated in the 2000/01 Summary Financial Statements.

68                        PROVINCE OF BRITISH COLUMBIA

                          SUMMARY FINANCIAL STATEMENTS
                     STATEMENT OF TANGIBLE CAPITAL ASSETS(1)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002

                                                                                 In Millions

                                             Land and
                                               Land               Highway            Transpor-  Computer
                                             Improve-             Infra-              tation    Hardware/           2002      2001
                                             ments(3)  Buildings structure  Ferries  Equipment  Software   Other   Total     Total
                                             --------  --------- ---------  -------  ---------  --------   -----  ------    ------
HISTORICAL COST(2)                              $          $         $         $         $         $         $        $        $
Opening cost                                      788     1,959    9,565     1,271     2,320       723      575   17,201    16,039
Inclusion of Crown corporation previously
  excluded(4)                                                                                                                  125
Additions                                          56       105      367        56       177       115       69      945     1,269
Disposals and valuation adjustments               (14)      (54)     (60)      (57)       (3)      (64)    (229)    (481)     (232)
                                             --------  --------- ---------  -------  ---------  --------   -----  ------    ------
                                                  830     2,010    9,872     1,270     2,494       774      415   17,665    17,201
                                             --------  --------- ---------  -------  ---------  --------   -----  ------    ------
ACCUMULATED AMORTIZATION
Opening balance                                    68       831    3,431       674       388       444      274    6,110     5,707
Inclusion of Crown corporation previously
  excluded(4)                                                                                                                   22
Amortization expense                                5        62      267        44        22       107       49      556       536
Effects of disposals and valuation
  adjustments                                               (29)     (11)      (28)                (54)     (85)    (207)     (155)
                                             --------  --------- ---------  -------  ---------  --------   -----  ------    ------
                                                   73       864    3,687       690       410       497      238    6,459     6,110
                                             --------  --------- ---------  -------  ---------  --------   -----  ------    ------
NET BOOK VALUE                                    757     1,146    6,185       580     2,084       277      177   11,206    11,091
                                             --------  --------- ---------  -------  ---------  --------   -----  ------    ------
                                             --------  --------- ---------  -------  ---------  --------   -----  ------    ------

     ----------
     (1)This statement includes assets that are held on capital leases at March 31, 2002, at a net book value totalling $76 million (2001: $72 million) which is comprised of: ferries $20 million (2001: $21 million); heavy equipment $4 million (2001: $6 million); and vehicles $52 million (2001: $45 million).
     (2)Historical cost includes work-in-progress at March 31, 2002, totalling $427 million (2001: $1,303 million) which is comprised of: buildings $68 million (2001: $35 million); land improvements $7 million (2001: nil); highway infrastructure $126 million (2001: $380 million); ferries $12 million (2001:
nil); transportation equipment $175 million (2001: $827 million); computer hardware/software $37 million (2001: $58 million); and specialized equipment $2 million (2001: $3 million).
     (3)In 2001/02 the Consolidated Revenue Fund added land improvements to the existing tangible asset classes. SEE Note 26 Accumulated Surplus (Deficit) for information relating to the impact of this change on prior years.
     (4)552513 British Columbia Ltd. (Skeena Cellulose Inc.) was fully consolidated for the first time in fiscal 2000/01; previously it had been consolidated on the modified equity basis.

                            PUBLIC ACCOUNTS 2001/02                          69


                          SUMMARY FINANCIAL STATEMENTS
                        STATEMENT OF GUARANTEED DEBT(1)
                              AS AT MARCH 31, 2002

     Guaranteed debt represents that debt of municipalities and other governments, private enterprises and individuals, and debt and minority interests of provincial Crown corporations and agencies, which has been explicitly guaranteed or indemnified by the government, under the authority of a statute, as to net principal or redemption provisions.

                                                                                                     In Millions
                                                                                                 2002            2001
                                                                                             --------------  --------------
                                                                                                  Net             Net
                                                                                             Outstanding(1)  Outstanding(1)
TAXPAYER-SUPPORTED GUARANTEED DEBT                                                                 $               $
Municipalities and other local governments
  MUNICIPAL ACT debentures                                                                               2             2
                                                                                             --------------  --------------
Subtotal, municipalities and other local governments                                                     2             2
                                                                                             --------------  --------------
Government services
  HOMEOWNER PROTECTION ACT loan guarantees                                                              88            56
                                                                                             --------------  --------------
Subtotal, government services                                                                           88            56
                                                                                             --------------  --------------
Health and education
  FINANCIAL ADMINISTRATION ACT student aid loans(2)                                                     90           159
                                                                                             --------------  --------------
Subtotal, health and education                                                                          90           159
                                                                                             --------------  --------------
Economic development
  SECURITIES ACT                                                                                         2             2
  FINANCIAL ADMINISTRATION ACT:
    Emergency Credit Enhancement Program                                                                11            19
    Farm Distress Operating Loan Program                                                                 3             4
    Feeder Association's Loan Guarantee Program                                                          6             5
    Skeena Cellulose Inc(3)                                                                                           36
    Miscellaneous guarantees each less than $1 million                                                   1             1
  HOME MORTGAGE ASSISTANCE PROGRAM ACT mortgages                                                        18            20
  HOME MORTGAGE ASSISTANCE PROGRAM ACT second mortgages(4)                                               2             3
                                                                                             --------------  --------------
Subtotal, economic development                                                                          43            90
                                                                                             --------------  --------------
Total taxpayer-supported guaranteed debt                                                                223          307
                                                                                             --------------  --------------

70                        PROVINCE OF BRITISH COLUMBIA

                          SUMMARY FINANCIAL STATEMENTS
                        STATEMENT OF GUARANTEED DEBT(1)
                        AS AT MARCH 31, 2002--Continued

                                                                                                     In Millions
                                                                                                 2002            2001
                                                                                             --------------  --------------
                                                                                                  Net             Net
                                                                                             Outstanding(1)  Outstanding(1)
SELF-SUPPORTED GUARANTEED DEBT                                                                     $               $
Economic development
  BRITISH COLUMBIA RAILWAY FINANCE ACT capital leases(3)                                                4            5
                                                                                             --------------  --------------
Subtotal, economic development                                                                          4            5
                                                                                             --------------  --------------
Utilities
  HYDRO AND POWER AUTHORITY ACT bonds and debentures(3)                                                93          149
                                                                                             --------------  --------------
Subtotal, utilities                                                                                    93          149
                                                                                             --------------  --------------
Total self-supported guaranteed debt                                                                   97          154
                                                                                             --------------  --------------
Grand total, all guaranteed debt                                                                      320          461
Provision for probable payout                                                                         (13)         (14)
                                                                                             --------------  --------------
NET TOTAL, ALL GUARANTEED DEBT(5)                                                                     307          447
                                                                                             --------------  --------------
                                                                                             --------------  --------------

     ----------
     (1)Guaranteed debt includes gross principal debt less sinking fund balances, and represents the total amount of contingent liability of the government arising from relevant guarantees.
     (2)The government enters into risk sharing agreements with the lending institutions that provide student loans whereby the province guarantees the repayment of specific unpaid student loans under certain circumstances. Lending institutions are required to provide claims evidencing that strict criteria have been met prior to the government providing payment.
     (3)SEE the financial statements of Crown corporations and agencies for details of maturity dates, interest rates and redemption features of the outstanding debt of these Crown corporations and agencies and for details of derivative financial products.
     (4)The British Columbia Second Mortgage Program was sold to the Bank of Montreal in June 1989, with the condition that the province will buy back any mortgages which may become uncollectible in future years.
     (5)Debentures totalling $0.2 million (2001: $0.1 million) have been defeased and are considered extinguished for financial reporting purposes.

-------------------------------------------------------------------------------


                            SUPPLEMENTARY INFORMATION
                                   (UNAUDITED)


-------------------------------------------------------------------------------

72                        PROVINCE OF BRITISH COLUMBIA

             ADJUSTED NET INCOME OF CROWN CORPORATIONS AND AGENCIES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                                   (Unaudited)

                                                                                     In Millions

                                                                                               Policy       Equity      Adjusted
                                                       Revenue      Expense     Net Income   Adjustments  Adjustments  Net Income
                                                       -------      -------     ----------   -----------  -----------  ----------
TAXPAYER-SUPPORTED (GOVERNMENT ORGANIZATIONS)             $            $            $            $            $            $
552513 British Columbia Ltd                               74         (143)         (69)         153                        84
577315 BC Ltd                                                                                    (1)                       (1)
580440 BC Ltd
632121 British Columbia Ltd                              124         (124)
634349 British Columbia Ltd                               18          (18)
B.C. Community Financial Services Corporation              1           (2)          (1)                                    (1)
B.C. Festival of the Arts Society(1)                       1           (1)
B.C. Games Society                                         2           (2)
B.C. Health Care Risk Management Society                  16          (16)
B.C. Pavilion Corporation                                 33          (35)          (2)                                    (2)
BC Immigrant Investment Fund Ltd
BC Society for the Distribution of Gaming
  Revenue to Charities                                    25          (25)
BC Transportation Financing Authority                    466         (466)                     (185)                     (185)
British Columbia Arts Council
British Columbia Assessment Authority(2)                  66          (64)           2           (6)                       (4)
British Columbia Buildings Corporation                   465         (428)          37           16          (15)          38
British Columbia Enterprise Corporation
British Columbia Ferry Corporation                       473         (496)         (23)          17                        (6)
British Columbia Health Research Foundation
British Columbia Heritage Trust                            1           (1)
British Columbia Housing Management Commission           260         (260)
British Columbia Racing Commission                        14          (14)                        1                         1
British Columbia Securities Commission                    27          (27)
British Columbia Trade Development Corporation
British Columbia Transit                                 118         (119)          (1)          (9)                      (10)
Canadian Blood Services                                  116         (116)
Columbia Basin Trust                                       7          (10)          (3)                                    (3)
Creston Valley Wildlife Management Authority
  Trust Fund                                               1           (1)
Discovery Enterprises Inc                                              (2)          (2)                                    (2)
Duke Point Development Limited                             2           (2)                                    (2)          (2)
First Peoples' Heritage, Language and
  Culture Council                                          2           (1)           1                                      1
Fisheries Renewal BC                                      14          (23)          (9)                       (1)         (10)
Forensic Psychiatric Services Commission                  50          (50)

                            PUBLIC ACCOUNTS 2001/02                          73

             ADJUSTED NET INCOME OF CROWN CORPORATIONS AND AGENCIES
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued
                                   (Unaudited)

                                                                                      In Millions

                                                                                                Policy       Equity      Adjusted
                                                        Revenue      Expense     Net Income   Adjustments  Adjustments  Net Income
                                                        -------      -------     ----------   -----------  -----------  ----------
TAXPAYER-SUPPORTED (GOVERNMENT ORGANIZA-                   $            $            $             $            $            $
TIONS)--Continued
Forest Renewal BC                                           163         (342)        (179)                      (255)        (434)
Homeowner Protection Office                                  19          (19)
Industry Training and Apprenticeship Commission              82          (83)          (1)           1
Land and Water British Columbia Inc(3)                       23          (26)          (3)                                     (3)
Legal Services Society                                      101          (95)           6                                       6
Oil and Gas Commission                                       17          (16)           1                                       1
Okanagan Valley Tree Fruit Authority                          6           (5)           1                                       1
Organized Crime Agency of British Columbia Society           18          (17)           1            3                          4
Pacific National Exhibition(2)                               36          (36)                       (1)                        (1)
Private Post-Secondary Education Commission                   1           (1)
Provincial Rental Housing Corporation                        18          (13)           5            2                          7
Rapid Transit Project 2000 Ltd                               31          (31)
Science Council of British Columbia                          19          (19)                        6                          6
Tourism British Columbia                                     35          (36)          (1)          (2)                        (3)
Vancouver Trade and Convention Centre Authority
Victoria Line Ltd(2)
                                                        -------      -------     ----------   -----------  -----------  ----------
NET IMPACT OF TAXPAYER-SUPPORTED CROWN
  CORPORATIONS AND AGENCIES                               2,945       (3,185)        (240)          (5)         (273)        (518)
                                                        -------      -------     ----------   -----------  -----------  ----------
                                                        -------      -------     ----------   -----------  -----------  ----------
SELF-SUPPORTED (GOVERNMENT ENTERPRISES)
BCIF Management Ltd
British Columbia Hydro and Power Authority                6,456       (6,053)         403         (145)         (332)         (74)
British Columbia Liquor Distribution Branch               1,798       (1,161)         637                       (637)
British Columbia Lottery Corporation                      1,613       (1,007)         606         (157)         (449)
British Columbia Railway Company(2)                         449         (556)        (107)         (59)                      (166)
Columbia Power Corporation                                   13          (13)                                     (2)          (2)
Insurance Corporation of British Columbia(2)              2,901       (3,152)        (251)           9                       (242)
Provincial Capital Commission                                 3           (3)
                                                        -------      -------     ----------   -----------  -----------  ----------
NET IMPACT OF SELF-SUPPORTED CROWN
  CORPORATIONS AND AGENCIES                              13,233      (11,945)       1,288         (352)       (1,420)        (484)
                                                        -------      -------     ----------   -----------  -----------  ----------
                                                        -------      -------     ----------   -----------  -----------  ----------

     ----------
     (1)The revenues and expenses reported for this entity are as at August 31, 2001.
     (2)The revenues and expenses reported for the British Columbia Assessment Authority, the Pacific National Exhibition, Victoria Line Ltd., the British Columbia Railway Company and the Insurance Corporation of British Columbia are as at December 31, 2001.
     (3)Formerly British Columbia Assets and Land Corporation.

74                        PROVINCE OF BRITISH COLUMBIA

                            IMPACT OF SUCH(1) SECTOR
      ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF FINANCIAL POSITION
                              AS AT MARCH 31, 2002
                                   (Unaudited)

                                                                                 In Millions

                                             Summary   Health      Regional    Universities,   School
                                              State-   Author-     Hospital    Colleges and     Dist-   Adjust-              Net
                                             ments(2)  ities(3)  Districts(3)  Institutes(3)  ricts(3)  ments(4)  Total(5)  Effect
                                             --------  --------  ------------  -------------  --------  --------  --------  ------
FINANCIAL ASSETS                                $          $            $             $           $         $         $        $
Cash and temporary investments                  780       569          41           573          401                2,364    1,584
Warehouse Program investments                 1,067                                                                 1,067
Accounts receivable                           2,668       106           1            88           32                2,895      227
Inventories for resale                          250                                  28            6                  284       34
Due from the Province of British Columbia                 188                        62            2      (252)
Due from other governments                      158        20           7            20           34                  239       81
Due from self-supported Crown corporations
  and agencies                                  384        18                         1                    (19)       384
Equity in self-supported Crown corporations
  and agencies                                2,525                                                                 2,525
Loans, advances and mortgages receivable        594                                   2                               596        2
Other investments                               288        19          12           982                             1,301    1,013
Loans for purchase of assets, recoverable
  from agencies                               7,552                                                       (113)     7,439     (113)
                                             --------  --------  ------------  -------------  --------  --------  --------  ------
                                             16,266       920          61         1,756          475      (384)    19,094    2,828
                                             --------  --------  ------------  -------------  --------  --------  --------  ------

                            PUBLIC ACCOUNTS 2001/02                          75

                            IMPACT OF SUCH(1) SECTOR
      ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF FINANCIAL POSITION
                         AS AT MARCH 31, 2002--Continued
                                   (Unaudited)

                                                                                 In Millions

                                             Summary   Health      Regional    Universities,   School
                                              State-   Author-     Hospital    Colleges and     Dist-   Adjust-              Net
                                             ments(2)  ities(3)  Districts(3)  Institutes(3)  ricts(3)  ments(4)  Total(5)  Effect
                                             --------  --------  ------------  -------------  --------  --------  --------  ------
LIABILITIES                                      $         $           $             $            $         $         $        $
Accounts payable and accrued liabilities       3,219      1,062       15            410           434      (258)     4,882   1,663
Due to other governments                         100         22                      12                                134      34
Due to Crown corporations, agencies
  and funds                                       80          1        3                                     (4)        80
Due to the Province of British Columbia                       2                       3                      (5)
Deferred revenue                                 639      2,515                   1,690         4,161     (7,541)    1,464     825
Unfunded pension liabilities                       6                                                                     6
Taxpayer-supported debt                       26,952        155      213            292            34       (114)   27,532     580
Self-supported debt                            8,500                                                                 8,500
                                             --------  --------  ------------  -------------  --------  --------  --------  ------
                                              39,496      3,757      231          2,407         4,629     (7,922)   42,598   3,102
                                             --------  --------  ------------  -------------  --------  --------  --------  ------
Net liabilities                              (23,230)    (2,837)    (170)          (651)       (4,154)     7,538   (23,504)   (274)
                                             --------  --------  ------------  -------------  --------  --------  --------  ------
NON-FINANCIAL ASSETS
Tangible capital assets                       11,206      2,953        5          2,855         4,247               21,266  10,060
Prepaid capital advances                       7,033                 505                                  (7,538)           (7,033)
Prepaid program costs                            125         78                       5             8                  216      91
Other assets                                     156          1                      10                                167      11
                                             --------  --------  ------------  -------------  --------  --------  --------  ------
                                              18,520      3,032      510          2,870         4,255     (7,538)   21,649   3,129
                                             --------  --------  ------------  -------------  --------  --------  --------  ------
ACCUMULATED SURPLUS (DEFICIT)                 (4,710)       195      340          2,219           101          0    (1,855)  2,855
                                             --------  --------  ------------  -------------  --------  --------  --------  ------
                                             --------  --------  ------------  -------------  --------  --------  --------  ------


     ----------
     (1)Schools, Universities, Colleges and institutes, and Health care organizations.
     (2)SEE Summary Financial Statements, Statement of Financial Position, on page 25.
     (3)The province does not necessarily hold title to the assets of these organizations.
     (4)Represents adjustments to eliminate transactions that occurred within the SUCH sector, and between the SUCH sector and other consolidated entities included in the Summary Financial Statements.
     (5)Represents Summary Financial Statements including the SUCH sector.

76                        PROVINCE OF BRITISH COLUMBIA

                            IMPACT OF SUCH(1) SECTOR
          ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                                   (Unaudited)

                                                                                 In Millions

                                             Summary   Health      Regional    Universities,   School
                                              State-   Author-     Hospital    Colleges and     Dist-   Adjust-              Net
                                             ments(2)  ities      Districts     Institutes      ricts   ments(3)   Total    Effect
                                             --------  -------    ---------    -------------  --------  --------  --------  ------
REVENUE                                          $        $           $              $            $         $         $        $
Taxation                                      14,061                  75                                           14,136      75
Natural resources                              3,263                                                                3,263
Fees and licences                              2,236      383                       452          148                3,219     983
Investment earnings                              818       23          2             74           28        (15)      930     112
Miscellaneous                                  1,035      201          3            731           59       (127)    1,902     867
Contributions from the provincial
  government/self-supported Crown
  corporations and agencies                    1,085    6,171                     1,621        4,296    (12,088)    1,085
Contributions from the federal government      3,201        4          1            155           17                3,378     177
                                             --------  -------    ---------    -------------  --------  --------  --------  ------
Total revenue                                 25,699    6,782         81          3,033        4,548    (12,230)   27,913   2,214
                                             --------  -------    ---------    -------------  --------  --------  --------  ------

                            PUBLIC ACCOUNTS 2001/02                          77

                            IMPACT OF SUCH(1) SECTOR
          ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF OPERATIONS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued
                                   (Unaudited)

                                                                                 In Millions

                                             Summary   Health      Regional    Universities,   School
                                              State-   Author-     Hospital    Colleges and     Dist-   Adjust-              Net
                                             ments(2)  ities      Districts     Institutes      ricts   ments(3)   Total    Effect
                                             --------  -------    ---------    -------------  --------  --------  --------  ------
EXPENSE                                          $        $           $              $            $        $         $        $
Health                                        10,067    6,682           24                               (6,205)   10,568      501
Social services                                3,442                                                                3,442
Education                                      6,930                               2,774        4,568    (6,003)    8,269    1,339
Protection of persons and property             1,312                                                                1,312
Transportation                                 1,543                                                         (3)    1,540       (3)
Natural resources and economic
  development                                  1,853                                                         (5)    1,848       (5)
Other                                            823                                                                  823
General government                               532                                                                  532
Interest                                       1,670        6           30            11            1       (14)    1,704       34
                                             --------  -------    ---------    -------------  --------  --------  --------  ------
Total operating expense                       28,172    6,688           54         2,785        4,569   (12,230)   30,038    1,866
                                             --------  -------    ---------    -------------  --------  --------  --------  ------
Surplus (deficit) for the year before
  unusual items                               (2,473)      94           27           248          (21)        0    (2,125)     348
Gain (loss) on pension settlement              1,464                                                                1,464
Restructuring exit expense                      (224)     (68)                       (55)                            (347)    (123)
                                             --------  -------    ---------    -------------  --------  --------  --------  ------
SURPLUS (DEFICIT) FOR THE YEAR ENDED
  MARCH 31, 2002                              (1,233)      26           27           193          (21)        0    (1,008)     225
                                             --------  -------    ---------    -------------  --------  --------  --------  ------
                                             --------  -------    ---------    -------------  --------  --------  --------  ------
SURPLUS (DEFICIT) FOR THE YEAR ENDED
  MARCH 31, 2001                               1,426     (137)          19           174           (2)        0     1,480       54
                                             --------  -------    ---------    -------------  --------  --------  --------  ------
                                             --------  -------    ---------    -------------  --------  --------  --------  ------


     ----------
     (1)Schools, Universities, Colleges and institutes, and Health care organizations.
     (2)SEE Summary Financial Statements, Statement of Operations, on page 26.
     (3)Represents adjustments to eliminate transactions that occurred within the SUCH sector, and between the SUCH sector and other consolidated entities included in the Summary Financial Statements.

78                        PROVINCE OF BRITISH COLUMBIA

             SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                    STATEMENT OF FINANCIAL POSITION BY SECTOR
                              AS AT MARCH 31, 2002
                                   (Unaudited)

                                                                          In Millions

                                            Expanded     Expanded      Natural  Transport-   Social          Adjust-
                                    CRF(2)  Health(3)  Education(4)  Resources   ation      Services  Other  ments(5)   Total
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -----
FINANCIAL ASSETS                     $          $            $           $          $           $       $       $        $
Cash and temporary investments         538      632          981         133         29          11     46        (6)   2,364
Warehouse Program investments        1,067                                                                              1,067
Accounts receivable                  2,700      110          121          22         16           9     18      (101)   2,895
Inventories for resale                 180                    34          22         15                 33                284
Due from the Province of
  British Columbia                              196           65          13         28           3     34      (339)
Due from other governments              94       29           53                     50          11      2                239
Due from self-supported Crown
  corporations and agencies            384        3            2                                                  (5)     384
Equity in self-supported Crown
  corporations and agencies            806                                                                     1,719    2,525
Loans, advances and mortgages
  receivable                           422                     2          41          1         130                       596
Other investments                      150       53          983          90          9          16                     1,301
Loans for purchase of assets,
  recoverable from agencies         10,968                                                                    (3,529)   7,439
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -----
                                    17,309    1,023        2,241         321        148         180    133    (2,261)  19,094
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -----

                            PUBLIC ACCOUNTS 2001/02                          79

             SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                    STATEMENT OF FINANCIAL POSITION BY SECTOR
                         AS AT MARCH 31, 2002--Continued
                                   (Unaudited)

                                                                          In Millions

                                            Expanded     Expanded     Natural   Transport-   Social          Adjust-
                                    CRF(2)  Health(3)  Education(4)  Resources    ation     Services  Other  ments(5)   Total
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -----
LIABILITIES                           $          $            $           $         $           $       $        $        $
Accounts payable and accrued
  liabilities                        2,970     1,084           847        38         186       41        86     (370)    4,882
Due to other governments                83        22            12         6          10                  1                134
Due to Crown corporations,
  agencies and funds                    83         3                       1                                      (7)       80
Due to the Province of
  British Columbia                                 8             2        21          30                         (61)
Deferred revenue                       416     2,045         5,854        15       2,052      104         2   (9,024)    1,464
Unfunded pension liabilities             6                                                                                   6
Taxpayer-supported debt             26,746       371           326        69       2,659      299       596   (3,534)   27,532
Self-supported debt                  8,500                                                                               8,500
                                  ---------  ---------  ------------  ---------  ----------  --------  ------ -------- --------
                                    38,804     3,533         7,041       150       4,937      444       685  (12,996)   42,598
                                  ---------  ---------  ------------  ---------  ----------  --------  ------ -------- --------
Net liabilities                    (21,495)   (2,510)       (4,800)      171      (4,789)    (264)     (552)  10,735   (23,504)
                                  ---------  ---------  ------------  ---------  ----------  --------  ------ -------- --------
NON-FINANCIAL ASSETS
Tangible capital assets                775     2,984         7,104       169       9,026      380       828             21,266
Prepaid capital advances             9,038                                                                    (9,038)
Prepaid program costs                   63        90            14         9          29       10         1                216
Other assets                           137         2             9                    19                                   167
                                  ---------  ---------  ------------  ---------  ----------  --------  ------ -------- --------
                                    10,013     3,076         7,127       178       9,074      390       829   (9,038)   21,649
                                  ---------  ---------  ------------  ---------  ----------  --------  ------ -------- --------
ACCUMULATED SURPLUS (DEFICIT)      (11,482)      566         2,327       349       4,285      126       277    1,697    (1,855)
                                  ---------  ---------  ------------  ---------  ----------  --------  ------ -------- --------
                                  ---------  ---------  ------------  ---------  ----------  --------  ------ -------- --------


     ----------
     (1)Schools, Universities, Colleges and institutes, and Health care organizations.
     (2)Consolidated Revenue Fund.
     (3)Comprised of Health Sector (per Summary Financial Statements), Health Authorities and Regional Hospital Districts.
     (4)Comprised of Education Sector (per Summary Financial Statements), Universities, Colleges and Institutes, and School Districts.
     (5)Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors, and between sectors and the CRF.

80                        PROVINCE OF BRITISH COLUMBIA

             SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                        STATEMENT OF OPERATIONS BY SECTOR
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                                   (Unaudited)

                                                                          In Millions

                                            Expanded     Expanded     Natural   Transport-   Social          Adjust-
                                    CRF(2)  Health(3)  Education(4)  Resources    ation     Services  Other  ments(5)   Total
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -----
REVENUE                                $        $            $           $          $           $       $       $         $
Taxation                            13,652        75                      38       273                   62       36   14,136
Natural resources                    3,108                               144                                      11    3,263
Fees and licences                    1,589       366          601         49       382                           232    3,219
Investment earnings                     61        26          101         29         1          7         1      704      930
Miscellaneous                          260       305          791        175        81         38       123      129    1,902
Contributions from the provincial
  government/self-supported Crown
  corporations and agencies          1,437     6,250        5,931        324       131        141       481  (13,610)   1,085
Contributions from the federal
  government                         2,855         5          172          7        23         82         7      227    3,378
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------  ------
Total revenue                       22,962     7,027        7,596        766       891        268       674  (12,271)  27,913
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------  ------

                            PUBLIC ACCOUNTS 2001/02                          81

             SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                        STATEMENT OF OPERATIONS BY SECTOR
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued
                                   (Unaudited)

                                                                          In Millions

                                            Expanded     Expanded     Natural   Transport-   Social          Adjust-
                                    CRF(2)  Health(3)  Education(4)  Resources    ation     Services  Other  ments(5)    Total
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------    -----
EXPENSE                                $        $            $           $          $           $       $       $         $
Government transfers                19,389       197          79          89          18      150        12  (11,937)     7,997
Salaries and benefits                2,109     4,304       5,623         100         309       22       135      (11)    12,591
Operating costs                      2,230     2,008       1,109         412         207       55       362   (1,138)     5,245
Amortization                           145       258         397          14         341        6        47               1,208
Interest                             1,955        36          12          12         124       14        40      231      2,424
Other                                1,392       103         149         205          85       15         2   (1,378)       573
Recoveries                          (2,468)                                                                    2,468
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -------
Total operating expense             24,752     6,906       7,369         832       1,084      262       598  (11,765)    30,038
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -------
Surplus (deficit) before
  unusual items                     (1,790)      121         227         (66)       (193)       6        76     (506)    (2,125)
Liquidation dividend                   256                                                                      (256)
Gain (loss) on pension settlement    1,464                                                                                1,464
Restructuring exit expense            (161)      (68)        (55)        (39)         (7)               (17)               (347)
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -------
SURPLUS (DEFICIT) FOR THE
  YEAR 2001/02                        (231)       53         172        (105)       (200)       6        59     (762)    (1,008)
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -------
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -------
SURPLUS (DEFICIT) FOR THE
  YEAR 2000/01                       1,496      (116)        173         (39)       (185)       3        47      101      1,480
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -------
                                    ------  ---------  ------------  ---------  ----------  --------  -----  --------   -------


     ----------
     (1)Schools, Universities, Colleges and institutes, and Health care organizations.
     (2)Consolidated Revenue Fund.
     (3)Comprised of Health Sector (per Summary Financial Statements), Health Authorities and Regional Hospital Districts.
     (4)Comprised of Education Sector (per Summary Financial Statements), Universities, Colleges and Institutes, and School Districts.
     (5)Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors, and between sectors and the CRF.

-------------------------------------------------------------------------------


                           CONSOLIDATED REVENUE FUND
                                    EXTRACTS
                                   (UNAUDITED)


-------------------------------------------------------------------------------

                           PUBLIC ACCOUNTS 2001/02                           85

                            CONSOLIDATED REVENUE FUND
                                OPERATING RESULT
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                                   (Unaudited)

                                                                                        In Millions

                                                                                      2002                2001
                                                                             ---------------------    ---------
                                                                             Estimated(1)   Actual       Actual
REVENUE                                                                           $            $            $
Taxation                                                                       12,908       13,652       13,881
Natural resource                                                                3,794        3,108        3,975
Other                                                                           1,826        1,910        1,860
Contributions from Crown corporations and agencies                              1,411        1,437        1,500
Contributions from the federal government                                       2,798        2,855        2,797
                                                                             -----------  ----------  ----------
                                                                               22,737       22,962       24,013
                                                                             -----------  ----------  ----------
EXPENSE
Health(2)                                                                       9,646        9,846        8,745
Social services                                                                 3,400        3,286        3,126
Education(2)                                                                    6,862        6,854        6,357
Protection of persons and property                                              1,199        1,198        1,101
Transportation(2)                                                                 667          701          611
Natural resources and economic development                                      1,079        1,340        1,030
Other                                                                             757          399          341
General government                                                                375          367          265
Interest(2),(3)                                                                   823          761          889
                                                                             -----------  ----------  ----------
                                                                               24,808       24,752       22,465
                                                                             -----------  ----------  ----------

Surplus (deficit) before unusual items                                         (2,071)      (1,790)       1,548

Liquidation dividends                                                                          256
Gain (loss) on pension settlement(4)                                            1,338        1,464          (52)
Restructuring exit expense                                                                    (161)
                                                                             -----------  ----------  ----------
SURPLUS (DEFICIT) FOR THE YEAR                                                   (733)        (231)       1,496
                                                                             -----------  ----------  ----------
                                                                             -----------  ----------  ----------

      ----------
      (1)The estimated amount consists of the original Estimates presented to the Legislative Assembly July 30, 2001. It does not contain any appropriations granted in subsequent Supplementary Estimates.
      (2) For 2001/02, interest expense of $454 million (2001: $460 million) is included in education expense, $155 million (2001: $157 million) is included in health expense and $109 million (2001: $90 million) is included in transportation expense.
      (3) Interest expense does not include the following: interest of $817 million (2001: $872 million) on cost of borrowing for relending to government bodies; interest of $90 million (2001: $112 million) on cost of unallocated borrowing under the Warehouse Program; interest of $9 million (2001: $8 million) on borrowings under the Provincial Treasury Revenue Program; and, interest of $0.1 million (2001: $0.3 million) on cost of financial agreements entered into on behalf of government bodies. These amounts are not included because the interest expense and recovery are offsetting.
      (4)On April 5, 2001, joint trusteeship agreements were entered into for both the Municipal Superannuation Plan and the Teachers' Pension Plan, resulting in the control of the plans and their assets being assumed by independent boards made up of government and plan member representatives. The plan settlements resulted in the realization this fiscal year of past actuarial gains that existed in the former plans on the settlement date. Formerly, these gains were amortized into operations over a period of approximately 10 to 12 years. The effect of the settlements is a one-time credit to operations in the amount of $1,464 million. The 2001 amount of $52 million expense reflects the cost of pension plan amendments given effect in that fiscal year.

86                        PROVINCE OF BRITISH COLUMBIA

                            CONSOLIDATED REVENUE FUND
                        SCHEDULE OF NET REVENUE BY SOURCE
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                                   (Unaudited)

                                                                                                  In Millions

                                                                                                2002                2001
                                                                                       ---------------------    ----------
                                                                                        Estimated     Actual       Actual
TAXATION REVENUE(1)                                                                         $            $            $
Personal income                                                                           4,935        5,375        5,963
Corporation income                                                                        1,154        1,522        1,054
Provincial sales tax                                                                      3,664        3,535        3,617
Property                                                                                  1,406        1,401        1,371
Fuel                                                                                        416          398          443
Other                                                                                     1,382        1,493        1,470
Commissions on collection of public funds                                                   (24)         (36)         (23)
Valuation adjustments                                                                       (25)         (36)         (14)
                                                                                       ---------    ---------   ----------
Total taxation revenue                                                                   12,908       13,652       13,881
                                                                                       ---------    ---------   ----------
NATURAL RESOURCE REVENUE
Petroleum, natural gas and minerals                                                       1,866        1,352        1,900
Forests                                                                                   1,150        1,109        1,153
Water and other                                                                             790          659          941
Commissions on collection of public funds                                                    (2)          (1)          (1)
Valuation adjustments                                                                       (10)         (11)         (18)
                                                                                       ---------    ---------   ----------
Total natural resource revenue                                                            3,794        3,108        3,975
                                                                                       ---------    ---------   ----------
OTHER REVENUE
Medical Services Plan premiums                                                              904          955          895
Motor vehicle licences and permits                                                          345          346          342
Other fees and licences                                                                     349          339          330
Investment earnings                                                                          70           64          111
Miscellaneous                                                                               220          259          225
Asset dispositions                                                                                        42
Commissions on collection of public funds                                                   (13)         (11)          (7)
Valuation adjustments                                                                       (49)         (84)         (36)
                                                                                       ---------    ---------   ----------
Total other revenue                                                                       1,826        1,910        1,860
                                                                                       ---------    ---------   ----------
CONTRIBUTIONS FROM GOVERNMENT ENTERPRISES
Taxpayer-supported Crown corporations and agencies
  British Columbia Buildings Corporation                                                     16           15           50
Other                                                                                         2            3           19
                                                                                       ---------    ---------   ----------
Total contributions from taxpayer-supported Crown corporations and
  agencies                                                                                   18           18           69
                                                                                       ---------    ---------   ----------
Self-supported Crown corporations and agencies
  British Columbia Hydro and Power Authority                                                346          332          372
  British Columbia Liquor Distribution Branch                                               616          636          642
  British Columbia Lottery Corporation                                                      429          449          414
  Other                                                                                       2            2            3
                                                                                       ---------    ---------   ----------
Total contributions from self-supported Crown corporations and agencies                   1,393        1,419        1,431
                                                                                       ---------    ---------   ----------
Total contributions from government enterprises                                           1,411        1,437        1,500
                                                                                       ---------    ---------   ----------

                             PUBLIC ACCOUNTS 2001/02                         87

                            CONSOLIDATED REVENUE FUND
                        SCHEDULE OF NET REVENUE BY SOURCE
              FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued
                                   (Unaudited)

                                                                                           In Millions

                                                                                         2002                 2001
                                                                                -----------------------   ------------
                                                                                 Estimated     Actual        Actual
CONTRIBUTIONS FROM THE FEDERAL GOVERNMENT                                            $            $            $
Canada health and social transfer                                                   2,620        2,445         2,619
Federal equalization program                                                                       226
Other contributions                                                                   178          184           178
                                                                                -----------   ---------   ------------
Total contributions from the federal government                                     2,798        2,855         2,797
                                                                                -----------   ---------   ------------
NET CONSOLIDATED REVENUE FUND REVENUE                                              22,737       22,962        24,013
                                                                                -----------   ---------   ------------
                                                                                -----------   ---------   ------------
LIQUIDATION DIVIDENDS                                                                              256
                                                                                              ---------
                                                                                              ---------
REVENUE COLLECTED FOR AND TRANSFERRED TO CROWN
CORPORATIONS, AGENCIES AND OTHER ENTITIES(2)
BC Transportation Financing Authority                                                (204)        (195)         (202)
Forest Renewal BC                                                                    (167)        (144)         (187)
Greater Vancouver Transportation Authority (Translink)                               (197)        (201)         (173)
Rural area property taxes                                                            (168)        (164)         (156)
Other Crown corporations, agencies and entities                                      (137)        (134)         (124)
                                                                                -----------   ---------   ------------
TOTAL                                                                                (873)        (838)         (842)
                                                                                -----------   ---------   ------------
                                                                                -----------   ---------   ------------

     ----------
     (1)Personal income tax and corporation income tax revenues are recorded after adjustment for tax credits. Personal income tax was reduced by $94 million (2001: $84 million) and corporation income tax was reduced by $107 million (2001: $111 million). The types of tax credits adjusting personal income tax and corporation income tax revenues are for foreign taxes, logging taxes, venture capital, political contributions, low income rent reductions, low income tax rebates and royalty tax rebates.
     Personal income tax revenue is also reduced by $71 million (2001: $85 million) which represents that portion of the BC Family Bonus program costs recorded against revenue.
      Additional personal income tax and corporation income tax refunds are issued under the INTERNATIONAL FINANCIAL BUSINESS (TAX REFUND) ACT. Personal income tax refunds were $0.6 million (2001: $0.4 million) and corporation income tax refunds were $5.7 million (2001: $2.7 million).
     Property revenue is net of home owner grants of $504 million (2001: $495 million).
     (2)The Revenue Collected for and Transferred to Crown Corporations, Agencies and Other Entities has not been included in their revenue sources.

 88                       PROVINCE OF BRITISH COLUMBIA

                            CONSOLIDATED REVENUE FUND
         SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO ACTUAL EXPENSES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                                   (Unaudited)

                                                                                              In Thousands

                                                                                           Other            Total
                                                                         Estimated     Authorizations   Authorizations     Actual
                                                                         ---------     --------------   --------------  -----------
SPECIAL OFFICES, MINISTRIES AND OTHER APPROPRIATIONS                         $               $                $               $
Legislation                                                                 43,625                          43,625          38,944
Officers of the Legislature                                                 51,475                          51,475          45,301
Office of the Premier                                                       20,373                          20,373          18,281
Advanced Education                                                       1,894,059          43,400       1,937,459       1,937,459
Agriculture, Food and Fisheries                                             81,776              (5)         81,771          80,017
Attorney General                                                           552,362          35,928         588,290         540,609
Children and Family Development                                          1,550,870                       1,550,870       1,523,587
Community, Aboriginal and Women's Services                                 562,445         (21,500)        540,945         521,044
Competition, Science and Enterprise                                         71,996           3,356          75,352          75,352
Education                                                                4,843,492                       4,843,492       4,841,860
Energy and Mines                                                            67,463           3,220          70,683          66,924
Finance                                                                     46,822              27          46,849          44,160
Forests                                                                    538,993          (1,755)        537,238         498,408
Health Planning                                                              4,798                           4,798           3,313
Health Services                                                          9,513,313         230,001       9,743,314       9,714,708
Human Resources                                                          1,938,800             105       1,938,905       1,905,976
Management Services                                                         63,992          32,999          96,991          96,990
Provincial Revenue                                                          49,749                          49,749          48,473
Public Safety and Solicitor General                                        498,861          24,558         523,419         523,302
Skills Development and Labour                                               30,242                          30,242          29,947
Sustainable Resource Management                                            133,467             403         133,870         129,728
Transportation                                                             672,256          40,618         712,874         707,204
Water, Land and Air Protection                                             215,880             233         216,113         213,022
Management of Public Funds and Debt                                        823,000                         823,000         761,377
BC Family Bonus                                                            120,000                         120,000         103,101
Contingencies (All Ministries) and New Programs(1)                         360,000        (180,966)        179,034
Commissions on Collection of Public Funds and Allowances
  for Doubtful Revenue Accounts                                                  1                               1
Environmental Assessment Office                                              3,492                           3,492           2,991
Environmental Boards and Forest Appeals Commission                           1,967                           1,967           1,474
Forest Practices Board                                                       5,053                           5,053           4,950
Public Sector Employers' Council                                             3,054                           3,054           1,816
Seismic Mitigation                                                          30,000                          30,000          30,000
Skeena Cellulose Inc                                                                       340,000         340,000         306,937
Government Restructuring (All Ministries)                                                   95,000          95,000          80,711
Insurance and Risk Management Special Account                               13,249             539          13,788          13,788
Unclaimed Property Special Account                                           1,075          23,551          24,626          24,626
Transfer from the Unclaimed Property Special Account to
  the General Fund                                                                         (23,487)        (23,487)        (23,487)
Change in unfunded pension liability                                       (58,000)                        (58,000)
                                                                       ------------   --------------  --------------  -------------
Total expense including restructuring exit expense                      24,750,000         646,225      25,396,225      24,912,893
                                                                       ------------   --------------  --------------  -------------
Change in unfunded pension liability (part of gain/loss on
  pension settlement)                                                       58,000                          58,000
Restructuring exit expense(2)                                                                                             (161,448)
                                                                       ------------   --------------  --------------  -------------
TOTAL EXPENSE                                                           24,808,000         646,225      25,454,225      24,751,445
                                                                       ------------   --------------  --------------  -------------
                                                                       ------------   --------------  --------------  -------------

                             PUBLIC ACCOUNTS 2001/02                         89

                            CONSOLIDATED REVENUE FUND
        SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO ACTUAL EXPENSES
               FOR THE FISCAL YEAR ENDED MARCH 31, 2002--Continued
                                   (Unaudited)

                                                                                           In Thousands

                                                                                          Other           Total
                                                                        Estimated     Authorizations  Authorizations      Actual
                                                                       ------------   --------------  --------------  -------------
SUMMARY OF APPROPRIATIONS                                                   $               $               $               $
Voted expense                                                           24,440,680         669,206      25,109,886      24,572,323
Statutory
  Various Acts                                                                               1,281           1,281           1,281
  Special Accounts                                                         496,430         212,661         709,091         700,614
  Special Fund                                                                  10          40,038          40,048          40,048
  Inter-account transfers                                                 (129,120)       (276,961)       (406,081)       (401,373)
  Change in unfunded pension liability                                     (58,000)                        (58,000)
                                                                       ------------   --------------  --------------  -------------
Total expense by appropriation including restructuring exit
  expense--2001/02                                                      24,750,000         646,225      25,396,225      24,912,893
                                                                       ------------   --------------  --------------  -------------
Change in unfunded pension liability (part of gain/loss on
  pension settlement)                                                       58,000                          58,000
Restructuring exit expense(2)                                                                                             (161,448)
                                                                       ------------   --------------  --------------  -------------
TOTAL EXPENSE BY APPROPRIATION--2001/02                                 24,808,000         646,225      25,454,225      24,751,445
                                                                       ------------   --------------  --------------  -------------
                                                                       ------------   --------------  --------------  -------------
TOTAL EXPENSE BY APPROPRIATION--2000/01                                 22,429,603       1,069,170      23,498,773      22,465,052
                                                                       ------------   --------------  --------------  -------------
                                                                       ------------   --------------  --------------  -------------

     ----------
     (1)Budget for Contingencies has been reallocated to ministries with approved access.
     (2)SEE Note 1--Significant Accounting Policies for information.

90                        PROVINCE OF BRITISH COLUMBIA

                            CONSOLIDATED REVENUE FUND
                 SCHEDULE OF FINANCING TRANSACTION DISBURSEMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                                   (Unaudited)


                                                                                              In Thousands

                                                                                          Other                           Actual
                                                                         Estimated    Authorizations      Total       Disbursements
                                                                       ------------   --------------  --------------  -------------
SPECIAL OFFICES, MINISTRIES AND OTHER APPROPRIATIONS                        $               $               $               $
Legislation                                                                 4,477                           4,477           1,114
Officers of the Legislature                                                 3,759                           3,759           1,455
Office of the Premier                                                         514                             514             215
Advanced Education                                                        242,306                         242,306         170,350
Agriculture, Food and Fisheries                                             4,447             437           4,884           1,884
Attorney General                                                           29,122           1,250          30,372          27,725
Children and Family Development                                            31,027                          31,027           8,292
Community, Aboriginal and Women's Services                                  6,890                           6,890           4,166
Competition, Science and Enterprise                                         1,553             399           1,952           1,427
Education                                                                 310,797                         310,797         286,964
Energy and Mines                                                           65,894           2,517          68,411          68,217
Finance                                                                    11,022                          11,022           6,867
Forests                                                                   202,437           1,150         203,587         180,235
Health Services                                                           308,504                         308,504         193,100
Human Resources                                                            13,966                          13,966           5,106
Management Services                                                        34,284                          34,284          20,285
Provincial Revenue                                                        719,020           3,222         722,242         690,075
Public Safety and Solicitor General                                        20,418             324          20,742          16,677
Skills Development and Labour                                               6,031                           6,031           3,051
Sustainable Resource Management                                            35,245             782          36,027          35,050
Transportation                                                            329,623           1,893         331,516         222,661
Water, Land and Air Protection                                             15,506           4,723          20,229          20,229
Contingencies (All Ministries) and New Programs                            20,000          (9,409)         10,591
Environmental Assessment Office                                               186                             186
Environmental Boards and Forest Appeals Commission                            130                             130              13
Forest Practices Board                                                        125                             125             124
Public Sector Employers' Council                                               94                              94              55
Insurance and Risk Management                                                 448                             448             199
Unclaimed Property                                                             50                              50               6
                                                                       ------------   --------------  --------------  -------------
TOTAL FINANCING TRANSACTION DISBURSEMENTS                               2,417,875           7,288       2,425,163       1,965,542
                                                                       ------------   --------------  --------------  -------------
                                                                       ------------   --------------  --------------  -------------
SUMMARY OF APPROPRIATIONS
Loans, investments and other requirements                                 233,800             992         234,792         188,185
Prepaid capital advances                                                1,018,000                       1,018,000         735,805
Revenue collected for, and transferred to, other entities                 872,700           6,063         878,763         838,452
Capital Expenditures
  Land and land improvements                                               38,720             233          38,953          39,240
  Buildings                                                                 2,685                           2,685           2,371
  Specialized equipment                                                    19,818                          19,818          15,197
  Office furniture and equipment                                           14,191                          14,191           5,946
  Vehicles                                                                  6,913                           6,913          26,795
  Information systems                                                     192,820                         192,820         101,549
  Tenant improvements                                                      17,257                          17,257          10,883
  Roads, bridges and ferries                                                1,264                           1,264           1,396
  Recoveries                                                                 (293)                           (293)           (277)
                                                                       ------------   --------------  --------------  -------------
TOTAL FINANCING TRANSACTIONS BY APPROPRIATION                           2,417,875           7,288       2,425,163       1,965,542
                                                                       ------------   --------------  --------------  -------------
                                                                       ------------   --------------  --------------  -------------

                            PUBLIC ACCOUNTS 2001/02                          91

                            CONSOLIDATED REVENUE FUND
     SCHEDULE OF INFORMATION REQUIRED UNDER SECTION 10(C)(IV),(V) AND (VI)
                       OF THE FINANCIAL ADMINISTRATION ACT
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                                   (Unaudited)

                                                                              In Millions

                                                                   Assets,
                                                                  Debts and      Debts and
                                                                 Obligations    Obligations   Remissions
                                                                 Written Off   Extinguished      Made
                                                                 -----------   ------------   ----------
MINISTRY                                                                    $            $            $
Advanced Education                                                          6            4
Children and Family Development                                            11
Competition, Science and Enterprise                                         2            4
Education                                                                   1
Energy and Mines                                                            1
Forests                                                                     8
Health Services                                                             6                         3
Human Resources                                                             7
Provincial Revenue                                                         58
Sustainable Resource Management                                             7
Transportation                                                              2            1
                                                                 -----------   ------------   ----------
TOTAL 2001/02                                                             109            9            3
                                                                 -----------   ------------   ----------
                                                                 -----------   ------------   ----------
TOTAL 2000/01                                                              63            4            5
                                                                 -----------   ------------   ----------
                                                                 -----------   ------------   ----------


     This statement includes amounts authorized by sections 17, 18, and 19 of the FINANCIAL ADMINISTRATION ACT. Amounts authorized for write-off, forgiveness or remission by other statutes are not shown separately in these financial statements.

-------------------------------------------------------------------------------


                                PROVINCIAL DEBT
                                     SUMMARY


-------------------------------------------------------------------------------

                             PUBLIC ACCOUNTS 2001/02                         95

                           OVERVIEW OF PROVINCIAL DEBT
                                   (Unaudited)

     The provincial government and its Crown corporations and agencies incur debt to finance operations and capital projects. Borrowing for operations is required when revenues fall short of expenditures and to meet other cash requirements such as loans and investments. Borrowing for capital projects finances the building of schools, hospitals, roads, public transit and other social and economic capital assets. As these investments provide essential services over several years, the government, like the private sector, borrows to fund these projects and amortizes the costs over the asset's useful life.

     Provincial debt is reported using two basic classifications: (1) taxpayer-supported debt; and (2) self-supported debt.

     TAXPAYER-SUPPORTED DEBT--includes government direct debt, which is incurred for government operating and capital purposes, and the debt of those Crown corporations and agencies which require an operating or debt service subsidy from the provincial government or which are fully consolidated in the Summary Financial Statements. Examples include debt of the British Columbia Ferry Corporation, British Columbia Buildings Corporation, and BC Transportation Financing Authority.

     SELF-SUPPORTED DEBT--includes the debt of commercial Crown corporations and agencies as well as the Warehouse Program. Commercial Crown corporations and agencies generate sufficient revenues to cover interest costs and repay principal, and may pay dividends to the province. The British Columbia Hydro and Power Authority and British Columbia Railway Company are examples of commercial Crown corporations. The Warehouse Program is used to take advantage of borrowing opportunities in advance of requirements. Eventually, this debt is allocated to the province, Crown corporations or agencies; in the interim, the funds are invested at market rates.

     The following provincial debt summary provides additional detailed information and related key indicators and benchmarks to allow a more informed assessment of the debt totals. A reconciliation is also provided to explain the differences between the Debt Statistics report and the Summary Financial Statements.

     The total provincial debt as at March 31, 2002 was $35,916 million which consists of $35,452 million in the Summary Financial Statements, together with $241 million in additional debt of self-supported Crown corporations and agencies and $223 million in additional taxpayer-supported debt.

96                        PROVINCE OF BRITISH COLUMBIA

                                PROVINCIAL DEBT
                              AS AT MARCH 31, 2002
                                   (Unaudited)


     The accumulated provincial debt of $35,916 million has been incurred for various purposes as shown in Chart 1 below. Over the years, borrowing activity has contributed to economic development in the province and has provided resources to deliver health, education and social programs, and transportation infrastructure.

     At March 31, 2002, taxpayer-supported debt totalled $27,175 million--including debt incurred for government operating purposes ($13,789 million), educational facilities ($5,517 million), health facilities ($1,920 million), transportation infrastructure ($4,639 million) and other debt ($1,310 million). Other debt is comprised mainly of British Columbia Buildings Corporation, social housing, student loans, and loans to universities and colleges.

     At March 31, 2002, self-supported debt totalled $8,741 million--including debt of commercial Crown corporations and agencies ($7,674 million) and the Warehouse Program ($1,067 million). Commercial debt includes the debt of British Columbia Hydro and Power Authority, British Columbia Railway Company, Columbia Basin Power Company, and Columbia Power Corporation.

CHART 1

Government Direct Operating           $13,789(1)   39%  )
Education                             $ 5,517      15%  )  Taxpayer-supported:
                                                        )                  76%
Other                                 $ 1,310       4%  )
Health Facilities                     $ 1,920       5%  )
Highways, Ferries and Transit         $ 4,639      13%  )

Commercial and Other Self-supported   $ 7,674      21%  )      Self-supported:
                                                        )                  24%
Warehouse Program                     $ 1,067       3%  )

In Millions /                         Taxpayer-supported: $27,175 million (76%)
Percent of Total                      Self-supported: $8,741 million (24%)

     ----------
     (1)Operating debt includes a portion of highway infrastructure debt incurred prior to 1994/95, ferry infrastructure debt transferred in 1999/00, and amounts required to finance operating deficits.

                            PUBLIC ACCOUNTS 2001/02                          97

                          CHANGE IN PROVINCIAL DEBT(1)
                                   (Unaudited)

     Provincial debt increased by $2,036 million in 2001/02; of this, taxpayer-supported debt increased by $2,177 million and self-supported debt decreased by $141 million (SEE Chart 2 below).

     TAXPAYER-SUPPORTED DEBT--The 2001/02 increase of $2,177 million was primarily due to a significant increase in government operating debt ($1,676 million) to finance the operating deficit, working capital, financing transactions and the assumption and payouts related to Skeena Cellulose Inc.'s debt. The 2001/02 increase also included new capital financing totalling $842 million which was used to fund various provincial infrastructures in the education ($254 million), health ($140 million), and transportation ($448 million) sectors. Other debt decreased by $341 million due to the assumption of Skeena Cellulose Inc.'s debt by the government and the minority shareholder.

     SELF-SUPPORTED DEBT--The 2001/02 decrease of $141 million consists of a $104 million increase in commercial Crown corporations debt and a $245 million reduction in Warehouse Program debt. The commercial Crown corporations debt increased due to new capital financing for power projects by the Columbia Power Corporation ($44 million) and the Columbia Basin Power Company ($27 million).

CHART 2

                                           In Millions
Taxpayer-supported
  Government Operating Purposes               1,676
  Education                                     254
  Health Facilities                             140
  Highways, Ferries and Transit                 448
  Other                                        (341)
Self-supported
  Commercial                                    104
  Warehouse Program                            (245)

     ----------
     (1)Includes gross new borrowings plus changes in sinking fund balances, less debt maturities.

98                        PROVINCE OF BRITISH COLUMBIA

        RECONCILIATION OF SUMMARY FINANCIAL STATEMENTS (SURPLUS) DEFICIT
               TO CHANGE IN TAXPAYER-SUPPORTED DEBT AND TOTAL DEBT
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                                   (Unaudited)

                                                                                                                   In Millions

                                                                                                               2002        2001(1)
                                                                                                             ---------    ---------
TAXPAYER-SUPPORTED DEBT                                                                                          $            $
(Surplus) deficit for the year                                                                                 1,233        (1,426)
                                                                                                             ---------    ---------
Debt decreased by
  Non-cash expenses included in (surplus) deficit                                                                             (202)
  Self-supported Crown corporation and agency contributions to the Consolidated Revenue Fund
    in excess of earnings                                                                                       (484)
  Accounts receivable, accounts payable and other working capital net decreases                                 (130)         (848)
                                                                                                             ---------    ---------
                                                                                                                (614)       (1,050)
                                                                                                             ---------    ---------
Debt increased by
  Non-cash expenses included in (surplus) deficit                                                                134
  Self-supported Crown corporation and agency earnings in excess of contributions to the Consol-
    idated Revenue Fund                                                                                                        158
  Prepaid capital advances                                                                                       529           751
  Tangible capital asset net acquisitions                                                                        842         1,196
  Net increases in loans, advances and investments                                                                53           188
                                                                                                             ---------    ---------
                                                                                                               1,558         2,293
                                                                                                             ---------    ---------
Net increase (decrease) in taxpayer-supported debt                                                             2,177          (183)
Taxpayer-supported debt--beginning of year                                                                    24,998        25,181
                                                                                                             ---------    ---------
Taxpayer-supported debt--end of year                                                                          27,175        24,998
                                                                                                             ---------    ---------
Self-supported debt(2)                                                                                         8,741         8,882
                                                                                                             ---------    ---------
TOTAL DEBT(3)                                                                                                 35,916        33,880
                                                                                                             ---------    ---------
                                                                                                             ---------    ---------

                          RECONCILIATION OF TOTAL DEBT
                    TO THE SUMMARY FINANCIAL STATEMENTS DEBT
                              AS AT MARCH 31, 2002
                                   (Unaudited)

Total debt                                                                                                    35,916        33,880
Debt included as part of equity in self-supported Crown corporations and agencies                               (241)         (263)
Contingent liabilities for debt of individuals and organizations that have been guaranteed by the
  province                                                                                                      (223)         (307)
Non-guaranteed debt attributable to minority shareholder of 552513 British Columbia Ltd
  (Skeena Cellulose Inc)                                                                                                       (27)
                                                                                                             ---------    ---------
SUMMARY FINANCIAL STATEMENTS DEBT                                                                             35,452        33,283
                                                                                                             ---------    ---------
Comprised of
  Taxpayer-supported debt                                                                                     26,952        24,664
  Self-supported debt                                                                                          8,500         8,619
                                                                                                             ---------    ---------
                                                                                                              35,452        33,283
                                                                                                             ---------    ---------
                                                                                                             ---------    ---------

      ----------
      (1)Restated. SEE Note 26.
      (2)SEE Summary of Provincial Debt, page 103.
      (3)Total debt, as defined in the Debt Statistics report, includes debt of self-supported Crown corporations and agencies, and debt of individuals and organizations guaranteed by the province.

                            PUBLIC ACCOUNTS 2001/02                         99

                           CHANGE IN PROVINCIAL DEBT
                             COMPARISON TO BUDGET
                                   (Unaudited)

     The change in provincial debt was $862 million less than originally budgeted (per the Economic and Fiscal Update presented on July 30, 2001, adjusted to reflect the restated Public Accounts balance at March 31, 2001). Chart 3 below shows the difference between the actual change in provincial debt and the budgeted change by major category. The change in taxpayer-supported debt was $1,045 million less than budget, offset by the change in self-supported debt which was $683 million higher than budget. In addition, the $500 million forecast allowance included in the budget was not required.

     TAXPAYER-SUPPORTED DEBT--The change was $1,045 million lower than budget due to reduced borrowing for government operating purposes and lower than forecast capital spending on education, health and transit infrastructure.

     SELF-SUPPORTED DEBT--The change was $683 million higher than budget due to the change in commercial Crown corporations debt which was $216 million higher than expected primarily as a result of the increase in British Columbia Hydro and Power Authority debt ($210 million) and a lower than forecast reduction in the Warehouse Program debt of $467 million, as a result of lower than projected government borrowing requirements in 2001/02. The borrowings under this program will be used to meet the financing requirements in 2002/03.

CHART 3

                                              In Millions
                                           Budget(1)    Actual
Taxpayer-supported
  Government Operating Purposes             2,029        1,676
  Education                                   342          254
  Health Facilities                           241          140
  Highways, Ferries and Transit               593          448
  Other                                        17         (341)
Self-supported
  Commercial(2)                              (112)         104
  Warehouse Program                          (712)        (245)

     ----------
     (1)Adjusted to reflect the restated Public Account balances at March 31, 2001.

100                       PROVINCE OF BRITISH COLUMBIA

              INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED DEBT
                   AS A PERCENTAGE OF GROSS DOMESTIC PRODUCT
                                   (Unaudited)

     Chart 4 below shows the ratio of each province's taxpayer-supported debt as a percentage of their gross domestic product (GDP). The ratio of a province's taxpayer-supported debt relative to its GDP highlights the ability of a province to service its debt load. This rating is often used by investors and credit rating agencies when assessing a province's investment quality. British Columbia's taxpayer-supported debt ratio is one of the lowest in Canada and this translates into a strong credit rating and relatively low debt servicing costs. Chart 4 shows that, according to the Moody's Investors Service, British Columbia has the second lowest taxpayer-supported debt to GDP ratio of all provinces.

CHART 4

Percent of GDP, at March 31, 2002

Que                                  45.8%
Nfld                                 44.3%
NS                                   43.9%
NB                                   32.0%
PEI                                  28.6%
Ont                                  27.0%
Man                                  24.9%
Sask                                 24.5%
BC                                   22.0%
Alta                                  6.7%

Source: Moody's Investors Service, May 2002

     More comprehensive information on the debt of the province and its Crown corporations and agencies is provided in the annual Debt Statistics report. This document is issued concurrently with the Public Accounts and provides more detailed information to assist the reader in assessing the province's debt position. This report is available on the Internet at: www.fin.gov.bc.ca.

[ LOGO ]

                          Report of the Auditor General
                               of British Columbia


                                     ON THE
                           SUMMARY OF PROVINCIAL DEBT,
                   KEY INDICATORS OF THE PROVINCIAL DEBT, AND
                         SUMMARY OF PERFORMANCE MEASURES

TO THE LEGISLATIVE ASSEMBLY
  OF THE PROVINCE OF BRITISH COLUMBIA

PREAMBLE

Each year since 1995 the Auditor General has provided a special report to the Legislative Assembly on the accuracy of debt-related statements prepared by the Government. For the 2001/02 fiscal year these statements are the Summary of Provincial Debt, Key Indicators of Provincial Debt, and Summary of Performance Measures. Through these statements the Government reports on its debt management by presenting five years of information on provincial debt and debt indicators. In this report the Government has included the actual results of Performance Measures that it intends to monitor in the future. As such, I report on the actual baseline information for these Performance Measures for the fiscal year ended March 31, 2002.

Consistent with prior years, in these statements, and in budgets, the government reporting entity is that which is defined by the Canadian Institute of Chartered Accountants but excludes schools, universities, colleges and institutes, and health care organizations (SUCH sector). Accordingly, the provincial debt, whether directly borrowed or guaranteed by the Government, does not include amounts borrowed from private lenders by SUCH sector organizations. For the 2001/02 fiscal year, the outstanding balance of these excluded borrowings amounted to $580 million ($411 million for 2000/01).

The preparation of the three statements named above is the responsibility of the Government. My responsibility is to express an opinion on the accuracy of such information based on the above definition of the reporting entity and provincial debt.

                                                                           ... 2

Page 2
REPORT OF THE AUDITOR GENERAL
OF BRITISH COLUMBIA ON THE
SUMMARY OF PROVINCIAL DEBT,
KEY INDICATORS OF PROVINCIAL DEBT, AND
SUMMARY OF PERFORMANCE MEASURES


SCOPE

I examined financial and other information included in the statements titled Summary of Provincial Debt for the five years ended March 31, 2002, Key Indicators of Provincial Debt for the five years ended March 31, 2002, and Summary of Performance Measures for the year ended March 31, 2002 in accordance with procedures I considered necessary in the circumstances. These procedures include the verification of financial information extracted from financial statements audited by myself or by other auditors whose work I have reviewed on a test basis. They also include confirming or assessing the reasonableness of the non-financial and statistical data used by the Government on the Province's credit rating, population and gross domestic product, however, I did not perform an audit of such data.

OPINION

As a result of applying these procedures, I am of the opinion that the information included in the statements entitled Summary of Provincial Debt for the five years ended March 31, 2002, Key Indicators of Provincial Debt for the five years ended March 31, 2002, and Summary of Performance Measures for the year ended March 31, 2002 are, in all significant respects, consistent with the sources from which they are extracted, and are presented in a consistent manner.

DISCLAIMER

I have not been associated with the development of the Government plans to manage provincial debt, nor have I audited them. This is the responsibility of the government. My responsibility is limited to examining the information included in the statements specifically referred to in the above scope paragraph, based on the definition of the reporting entity and provincial debt as outlined in the preamble to this report.


                                                         /s/ Wayne Strelioff
VICTORIA, BRITISH COLUMBIA                               Wayne Strelioff, CA
MAY 24, 2002                                             Auditor General




                                  OFFICE OF THE
                       [LOGO]    Auditor General
                               of British Columbia

                            PUBLIC ACCOUNTS 2001/02                        103

                         SUMMARY OF PROVINCIAL DEBT(1)
                                 AS AT MARCH 31

                                                                                            In Millions

                                                                     2002         2001         2000         1999         1998
                                                                   --------     --------     --------     --------     --------
TAXPAYER-SUPPORTED DEBT                                                $            $            $            $            $
Provincial government direct operating(2),(3)                       13,789       12,113       13,859       12,217       11,488
                                                                   --------     --------     --------     --------     --------
Education(4)
  Schools                                                            4,092        3,880        3,609        3,261        2,990
  Post-secondary educational institutions                            1,425        1,383        1,369        1,336        1,362
                                                                   --------     --------     --------     --------     --------
                                                                     5,517        5,263        4,978        4,597        4,352
                                                                   --------     --------     --------     --------     --------
Health facilities(4)                                                 1,920        1,780        1,451        1,282        1,417
                                                                   --------     --------     --------     --------     --------
Highways, ferries and public transit
  BC Transportation Financing Authority                              2,514        2,197        1,843        1,433        1,089
  British Columbia Ferry Corporation(3)                                 19           21           24          973          795
  British Columbia Transit                                              79           75           79           59        1,579
  Public transit(4)                                                    936          948          952          987
  SkyTrain extension(4)                                              1,044          836          488          133
  Rapid Transit Project 2000 Ltd                                        47          114          101           56
                                                                   --------     --------     --------     --------     --------
                                                                     4,639        4,191        3,487        3,641        3,463
                                                                   --------     --------     --------     --------     --------
Other
  British Columbia Buildings Corporation                               596          610          615          715          735
  552513 British Columbia Ltd. (Skeena Cellulose Inc.)(5)                           337
  Social housing(6)                                                    299          265          205          183          175
  Homeowner Protection Office                                          113           71           34           11
  Universities and colleges                                            114          124          130          137          144
  577315 British Columbia Ltd. (Western Star Trucks Holdings Ltd.)                                62
  580440 British Columbia Ltd. (Vancouver Trade and
    Convention Centre)(3)                                                                          3           29
  Local governments                                                      8            8            9           10           10
  Other(2),(7)                                                         180          236          348          382          367
                                                                   --------     --------     --------     --------     --------
                                                                     1,310        1,651        1,406        1,467        1,431
                                                                   --------     --------     --------     --------     --------
Total taxpayer-supported debt                                       27,175       24,998       25,181       23,204       22,151
                                                                   --------     --------     --------     --------     --------

104                       PROVINCE OF BRITISH COLUMBIA

                          SUMMARY OF PROVINCIAL DEBT(1)
                            AS AT MARCH 31--Continued

                                                                                               In Millions

                                                                     2002          2001         2000         1999         1998
                                                                   --------      --------     --------     --------     --------
SELF-SUPPORTED DEBT                                                    $            $             $            $            $
Commercial Crown corporations and agencies
  British Columbia Hydro and Power Authority                          6,863         6,852        6,945        7,474        7,234
  British Columbia Railway Company                                      614           603          655          607          503
  552513 British Columbia Ltd. (Skeena Cellulose Inc.)(5)                                          280          221          157
  Columbia Basin Power Company(8)                                       120            93           94           94           95
  Columbia Power Corporation                                             64            20
  British Columbia Liquor Distribution Branch                            13             2            3            3            3
                                                                   --------      --------     --------     --------     --------
                                                                      7,674         7,570        7,977        8,399        7,992
                                                                   --------      --------     --------     --------     --------
Warehouse Program                                                     1,067         1,312        1,320          658          212
                                                                   --------      --------     --------     --------     --------
Total self-supported debt                                             8,741         8,882        9,297        9,057        8,204
                                                                   --------      --------     --------     --------     --------
TOTAL PROVINCIAL DEBT                                                35,916        33,880       34,478       32,261       30,355
                                                                   --------      --------     --------     --------     --------
                                                                   --------      --------     --------     --------     --------

     ----------
     (1)Debt is after deductions of sinking funds and unamortized discounts, and excludes accrued interest. Government direct and fiscal agency debt accrued interest is reported in the government's accounts as an accounts payable. Figures for earlier years have been restated to conform with the presentation used in 2001/02.
     (2)In fiscal 2001/02, there was a change in accounting treatment with respect to vehicle leases previously recorded as operating leases. These leases are now recorded as capital lease obligations and as a result government operating debt increased by $50 million in 2001/02 and has been restated as follows: 2000/01 ($44 million); 1999/00 ($26 million); and 1998/99 ($27 million). In addition, other taxpayer-supported debt has increased by $1 million in 2001/02, and has been restated by $1 million for each fiscal year from 1998/99 through 2000/01.
      (3)Effective March 31, 2000, the provincial government assumed responsibility for the fiscal agency loans of the British Columbia Ferry Corporation ($1,080 million) and 580440 British Columbia Ltd. (Vancouver
Trade and Convention Centre--$70 million).
     (4)Represents government direct debt incurred for capital financing of education and health facilities and public transit infrastructure.
     (5)Based on the outlook for world pulp prices and their potential impact on 552513 British Columbia Ltd. (Skeena Cellulose Inc.), the debt was reclassified as being taxpayer-supported in 2000/01. In fiscal 2001/02, the company's debt was assumed by the provincial government ($260 million) and by the minority shareholder ($94 million), as Skeena Cellulose Inc., was sold to the private sector.
     (6)Includes debt of the British Columbia Housing Management Commission and the Provincial Rental Housing Corporation.
     (7)Includes debt of the British Columbia Assessment Authority, Pacific Racing Association (fiscal agency loans), Victoria Line Ltd., student assistance loans, loans guaranteed to agricultural producers, guarantees issued under economic development assistance programs and the former British Columbia home mortgage assistance and second mortgage programs, and non-guaranteed debt of the British Columbia Securities Commission, Forest Renewal BC, Legal Services Society, Okanagan Valley Tree Fruit Authority, Pacific National Exhibition, Tourism British Columbia, Oil and Gas Commission and Land and Water British Columbia Inc. During the period 1995/96 to 1999/00, only an estimate for loan defaults had been included as government guarantees for student loans. Amounts have been restated to add the following guaranteed loans: 2000/01-$129 million; 1999/00-$224 million; 1998/99-$226 million; 1997/98-$187 million; 1996/97-$128 million; and, 1995/96-$53 million.
     (8)Columbia Basin Power Company is a joint venture of Columbia Power Corporation and Columbia Basin Trust.

                            PUBLIC ACCOUNTS 2001/02                         105

                      KEY INDICATORS OF PROVINCIAL DEBT(1)
                      FOR THE FISCAL YEARS ENDED MARCH 31

                                                             2002               2001         2000         1999         1998
                                                   ---------------------      --------     --------     --------     --------
                                                    July 30
                                                   Update(2)      Actual       Actual       Actual       Actual       Actual

DEBT TO REVENUE (PERCENT)
Total provincial                                      95.2         95.1         83.4        102.4        103.1         99.2
Taxpayer-supported                                   109.0        103.8         90.3        101.6         99.7         94.2

DEBT PER CAPITA ($)(3)
Total provincial                                     8,972        8,769        8,347        8,559        8,071        7,665
Taxpayer-supported                                   6,885        6,635        6,159        6,251        5,805        5,594

DEBT TO GDP (PERCENT)(4)
Total provincial                                      28.2         27.5         26.6         28.6         27.9         26.5
Taxpayer-supported                                    21.7         20.8         19.6         20.9         20.1         19.3

INTEREST BITE (CENTS PER DOLLAR OF REVENUE)(5)
Total provincial                                       6.8          6.4          6.4          7.5          7.8          7.6
Taxpayer-supported                                     7.4          6.6          6.8          7.2          7.4          7.0

INTEREST COSTS ($ MILLIONS)
Total provincial                                     2,616        2,429        2,604        2,528        2,452        2,319
Taxpayer-supported                                   1,913        1,731        1,871        1,785        1,723        1,656

INTEREST RATE (PERCENT)(6)
Taxpayer-supported                                     7.2          6.6          7.5          7.4          7.6          7.6

BACKGROUND INFORMATION

REVENUE ($ MILLIONS)
Total provincial(7)                                 38,624       37,764       40,618       33,679       31,294       30,593
Taxpayer-supported(8)                               25,898       26,183       27,690       24,784       23,285       23,525

106                       PROVINCE OF BRITISH COLUMBIA

                      KEY INDICATORS OF PROVINCIAL DEBT(1)
                 FOR THE FISCAL YEARS ENDED MARCH 31--Continued


                                                           2002                2001         2000         1999            1998
                                                  ---------------------      --------     --------     -------         ---------
                                                   July 30
                                                  Update(2)      Actual       Actual       Actual       Actual           Actual
TOTAL DEBT ($ MILLIONS)
Total provincial                                    36,778       35,916       33,880       34,478       32,261           30,355
Taxpayer-supported(9)                               28,220       27,175       24,998       25,181       23,204           22,151

PROVINCIAL GDP ($ MILLIONS)(10)                    130,190      130,396      127,564      120,608      115,604          114,601

POPULATION (THOUSANDS AT JULY 1)(11)                 4,099        4,096        4,059        4,028        3,997            3,960

     ----------
     (1)Figures for prior years have been restated to conform with the presentation used for 2002.
     (2)Represents the forecast as presented in the Economic and Fiscal Update tabled July 30, 2001.
     (3)The ratio of debt to population (e.g. 2001/02 debt divided by population at July 1, 2001).
     (4)The ratio of debt outstanding at fiscal year end to provincial nominal gross domestic product (GDP) for the calendar year ending in the fiscal year (e.g. 2001/02 debt divided by 2001 GDP).
     (5)The ratio of interest costs (less sinking fund interest) to revenue. Figures include capitalized interest expense in order to provide a more comparable measure to outstanding debt.
     (6)Weighted average of the cost of all outstanding debt issues.
     (7)Includes revenue of the Consolidated Revenue Fund plus revenue of all Crown corporations and agencies.
     (8)Excludes revenue of commercial Crown corporations and agencies.
     (9)Excludes debt of commercial Crown corporations and agencies and funds held under the province's Warehouse Program.
     (10)GDP for the calendar year ending in the fiscal year (e.g. GDP for 2001 is used for the fiscal year ending March 31, 2002).
     (11)Population at July 1st within the fiscal year (e.g. population at July 1, 2001 is used for the fiscal year ending March 31, 2002).




                       SUMMARY OF PERFORMANCE MEASURES(1)
                              BASELINE INFORMATION
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002


                                                                                          2002
                                                                                      -----------
                                                                                         Actual

Provincial credit rating(2)                                                                   Aa2
Debt to GDP ratio(2)                                                                   2nd lowest
Debt service costs as a percentage of revenue(2)                                       2nd lowest

     ----------
     (1)New performance measures as presented in the Ministry of Finance
Service Plan in February 2002.
     (2)As per Moody's Investors Service Inc. The debt to GDP and debt service costs as a percentage of revenue performance measures represent inter-provincial comparisons.